UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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PROXY STATEMENT 2024NOTICE OF ANNUAL MEETING OF STOCKHOLDERSTO BE HELD MAY 24, 2024PROXY STATEMENT 2024NOTICE OF ANNUAL MEETING OF STOCKHOLDERSTO BE HELD MAY 24, 2024

TO OUR VALUED SHAREHOLDERS,

Over the past year, FIS took significant action to establish a foundation for long-term value creation, under the leadership of our CEO, Stephanie Ferris. Immediately after taking on the role in December 2022, Stephanie spent time with our clients, colleagues, and shareholders to engage on the changes needed to achieve that objective. Feedback from our stakeholders was a valuable input in evolving FIS’ business strategy. As a Board, we worked closely with Stephanie and the rest of the management team to reset our strategic direction as a leading financial technology company providing solutions to unlock financial technology to the world across the money lifecycle underpinning the world’s financial system.

We acted with urgency and discipline, guided by the principles of our Future Forward strategy. We enhanced our client-centric focus, continued to innovate and deliver products and solutions that our clients need, rightsized our cost base and increased efficiencies across the organization. We also took a fresh look at our portfolio mix to determine where we should prioritize organic and inorganic investments to expand our high-growth solutions, and reprioritized our capital allocation with a sharpened focus on long-term shareholder value. As we continue through 2024, we are excited, confident, and committed to the successful future of the Company and continued execution on a clear path to high-quality growth, margin expansion and sustainable value creation.

The separation of our Worldpay Merchant Solutions business, completed in January 2024, was an important milestone in our strategic evolution. The sale unlocked additional potential for value creation by enhancing our focus on our Banking and Capital Markets solutions and strengthening our balance sheet and capital allocation flexibility. It also increased our strategic and operational agility, enabling us to capitalize more effectively on growth and margin opportunities in a rapidly evolving market. As a more focused company with a strengthened balance sheet, we have already taken action to increase capital return to shareholders by reinstating our share repurchase program in the fourth quarter of 2023 and increasing our repurchase goal for 2024. We remain committed to a thoughtful and disciplined approach to capital allocation, aligned with our new standalone strategy and objectives.

Our growth journey requires leadership and oversight by a Board and management team with a comprehensive set of skills and expertise aligned with achieving our key objectives. The new perspectives and skills that we added to both our Board of Directors and our management team proved to be invaluable. Although we remain committed to thoughtful board refreshment, we expect to maintain a reduced board size as compared to recent levels.

1 FIS GLOBAL

Given our leadership position in the industry and broad global scope, we are aware of the opportunity that we have as a Company to make a positive impact on the planet, our communities, and our people. In 2023, consistent with the Task Force on Climate-Related Financial Disclosure recommendations, FIS completed a formal climate risk assessment and scenario analysis to assess, understand and mitigate the physical and transition climate-related risks for the Company. The assessment found that FIS did not have material risk related to the various categories of climate-related risk. The findings will help us more effectively evaluate climate-related risks of our Company and our suppliers and make more informed decisions.

Extending our efforts to enhance transparency of our policies and practices, we introduced our online Privacy Center in 2023, which is designed to serve as a centralized hub to access information on FIS’ privacy and data protection commitments. We also continue to advance the workforce of the future by building a diverse talent pipeline, inspiring and elevating our top performers, sustaining levels of colleague engagement and increasing our job satisfaction rates, which remain above market benchmarks. More information on our recent focus areas and objectives within these areas will be available in our upcoming Global Sustainability Report, which will be released later this year.

As we continue to execute on the next phase of our path to durable, sustainable value creation, I would like to extend my deep gratitude to our management team for their incredible work over the past year, the colleagues across the Company who continue to execute on our key objectives and deliver for our customers and clients, and importantly, our shareholders, for their support and investment in this Company and the tremendous team behind it. The Board values your feedback, and I appreciated the opportunity to engage directly with many of our shareholders following the separation of Worldpay. We look forward to sharing more at our upcoming Investor Day on May 7th.

Sincerely ,

Jeffrey A. Goldstein

Chairman of the Board of Directors

2024 Proxy Statement 2

NOTICE OF ANNUAL MEEING OF SHAREHOLDERSTo the Shareholders of Fidelity National Information Services, Inc: Notice is hereby given that the 2023 Annual Meeting of Shareholders of Fidelity National Information Services, Inc. will be held on: MAY24202310:00 AM Eastern Time347 Riverside AvenueJacksonville, Florida 32202

FOR THE FOLLOWING PURPOSES:

You will be asked to consider three proposals at the annual meeting.

1  to elect the eight (8) members of the Board of Directors named in the proxy statement to serve until the 2025 annual meeting of shareholders;

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the annual meeting, please read these proxy materials and cast your vote on the matters that will be presented at the meeting.

You may vote your shares through the internet, by telephone, or by mailing the enclosed proxy card. Voting instructions are described under the question “How do I vote?” on page 116 of the proxy statement.

Sincerely,

Gerald W. Clanton

Corporate Secretary

2 to approve, on an advisory and non-binding basis, the compensation of our named executive officers; and
3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

The Board of Directors has set April 8, 2024 as the record date for the meeting. This means that owners of Fidelity National Information Services, Inc. common stock at the close of business on that date are entitled to:

•  receive notice of the meeting; and

•  vote at the meeting and any adjournments or postponements of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on June 5, 2024

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

for the year ended December 31, 2023 are available at www.proxyvote.com

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Fidelity National Information Services, Inc., a Georgia corporation, for use at the Annual Meeting of Shareholders to be held on June 5, 2024, at 10:00 a.m. Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at 347 Riverside Avenue, Jacksonville, Florida 32202.

It is anticipated that such proxy, together with this proxy statement, will be first mailed on or about April 26, 2024, to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 347 Riverside Avenue, Jacksonville, Florida 32202, and its telephone number at that address is (904) 438-6000.

3 FIS GLOBAL

FIS a t a Glance

FIS is a financial technology company providing solutions to financial institutions, businesses, and developers. We unlock financial technology to the world across the money lifecycle underpinning the world's financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow, and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor's 500® Index.

FIS is a leading provider of technology solutions for merchants, banks and capital markets firms globally. Our employees are dedicated to advancing the way the world pays, banks and invest by applying our scale, deep expertise and data-driven insights. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a Fortune 500(R) company and is a member of Standard & Poors 500(R) Index.

OUR STRATEGIC PILLARS

FIS is a leading provider of technology solutions for financial institutions and businesses. With a deep and broad set of solutions, FIS serves its global client base by providing the software and solutions that advance the way the world pays, banks and invests. The foundation of both the Company’s success and long-term growth strategy includes the following pillars:

•	Build, Buy, or Partner to Add Solutions to Win New Clients and Cross-sell to Existing Clients

•	Support Our Clients Through Innovation

•	Drive Efficiency and Scalability

•	Expand Distribution

•	Allocate Our Capital and Resources Strategically

2023 PERFORMANCE HIGHLIGHTS

2023 was a year of transformation at FIS. We exceeded our financial targets communicated to investors for four consecutive quarters and for the year, and while doing so we also:

✓	Strengthened our culture of serving clients with quality and speed
✓	Continued our Board and management refreshment to support the evolution of our business
✓	Shifted investments to high-growth solutions
✓	Separated Worldpay, with the sale of a majority ownership interest completed in January 2024
✓	Accelerated product delivery and prioritized high-quality sales
✓	Rightsized our cost base and enhanced our operational effectiveness
✓	Prioritized capital allocation for long-term value creation

For more complete information regarding our 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report”) that was filed with the SEC on February 26, 2024.

2024 Proxy Statement 8

BOARD OF DIRECTORS

Nominees for Election as Directors

Name	Age	Director Since	Independent	Board Committees	Principal Occupation

Jeffrey A. Goldstein	68	2020	Y	Compensation Corporate Governance, Nominating and Sustainability Executive (Chair)	Former Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury

Stephanie L. Ferris	50	2022	N	Executive	Chief Executive Officer and President, FIS

Lee Adrean	72	2023	Y	Audit	Former CFO, Equifax, Inc.

Mark D. Benjamin	53	2023	Y	Compensation	Former CEO, Nuance Communications, Inc.

Lisa A. Hook	66	2019	Y	Risk and Technology (Chair) Audit Executive	Former President and CEO, NeuStar, Inc.

Kenneth T. Lamneck	69	2022	Y	Audit Compensation	Executive Vice President, Insight Enterprises, Inc.

Gary L. Lauer	71	2019	Y	Compensation (Chair) Corporate Governance, Nominating and Sustainability Executive	Executive Director and Co-Founder, Eminent Series Group

James B. Stallings, Jr.	68	2013	Y	Compensation Risk and Technology	CEO and Managing Partner, PS27 Ventures, LLC

9 FIS GLOBAL

DIRECTOR NOMINEE QUALIFICATIONS AND ATTRIBUTES

FIS maintains a rigorous director selection and evaluation process which supports the Company’s long-term growth strategy and which factors in diversity of gender, ethnicity, tenure, skills and experience.

Although the Board remains confident in its current composition, including the diversity and skillset of the current directors, the Board continually seeks to identify new director candidates that enhance the skills and experience of the Board as a whole and support the Company’s evolving business strategy. As part of this process, the Board is endeavoring to enhance the gender diversity of the Board by the 2025 annual meeting of shareholders.

BOARD EXPERTISE & EXPERIENCE

The collective skills and experience of our director nominees are broad and support each of the pillars of our long-term growth strategy. The following lists identify those competencies and skills critical to the success of FIS.

CORE COMPETENCIES

Executive Leadership

Global Business Experience

Financial Expertise

Public Company Board Experience

Human Capital Management

Enterprise Risk Management / Information Security

Mergers and Acquisitions / Capital Allocation

Government & Regulatory

Sustainability

STRATEGIC SKILLS AND EXPERIENCES FOR OUR EVOLVING STRATEGY

Technology

Business Transformation

Financial Technology

Banking or Financial Services

Digital Transformation

2024 Proxy Statement 10

GOVERNANCE POLICIES AND PRACTICES SNAPSHOT

In addition to a highly qualified, independent Board, we are committed to maintaining a corporate governance structure that provides strong oversight across FIS and promotes long-term shareholder value creation. Some key highlights of our Board and governance practices are set forth below:

Topic	Practice

Shareholder Accountability	• Annual election of directors with majority standard for uncontested elections • Majority vote standard for charter and bylaw amendments • Annual say-on-pay vote

Board Refreshment and Diversity

•   Seven out of eight directors standing for election were appointed in the last five years

•   Robust director succession planning with focus on Board candidates with strategically important expertise and diverse experience, skills, background, ethnicity and gender

•   Regular rotation of Board committee assignments

•   Mandatory director retirement age of 75

Director Independence and Commitment

•   Independent Board Chair

•   Seven out of eight director nominees are independent

•   Board committees comprised entirely of independent directors

•   Maintain a director time commitment policy for service on outside public Boards

•   Directors required to seek approval prior to joining any additional for-profit company Board or audit committee, whether public or private

•   2023 Board and committee meeting attendance greater than 97% (out of a total of 12 board meetings and 24 committee meetings)

Executive Sessions	• Independent directors meet regularly without management

Shareholder Rights	• One class of capital stock, with one vote per share • Proxy access

Environmental, Social and Governance (ESG)	• Board-level oversight of ESG through the Corporate Governance, Nominating and Sustainability Committee • Independent limited assurance review of ESG matters

Executive and Non-Employee Director Stock Ownership	• Robust stock ownership guidelines for executives and directors • All executives and directors own FIS stock or restricted stock units

Board Self-Evaluations	• Annual Board and committee self-evaluations • Comprehensive new director onboarding program • Formalized director continuing education program

Shareholder Engagement	• Formal annual Board-led shareholder engagement program with director participation, overseen by the Corporate Governance, Nominating and Sustainability Committee

Risk Oversight

•   Regular review of the Company’s risk profile, including risks associated with cybersecurity, human capital management, climate change and sustainability

•   Risk and Technology Committee oversees Enterprise Risk Management (ERM)

11 FIS GLOBAL

SHAREHOLDER ENGAGEMENT

FIS believes that engagement with our shareholders is critical for delivering sustainable, long-term value and ensuring that our Board and management understand shareholder priorities and work to address them effectively. As such, we maintain an ongoing, proactive engagement program with participation by independent directors, which is overseen by our Board’s Corporate Governance, Nominating and Sustainability Committee.

The feedback received through these engagements is shared with the Board on a regular basis and enables our Board to consider a broad range of perspectives in boardroom discussions. Many of the changes to our compensation, governance and ESG programs implemented over the last several years have been directly informed by views and insights gathered through our shareholder engagement program.

Topics discussed during our engagements over the last year included our transformational journey and key strategic priorities following the sale of Worldpay, our refreshed senior executive team, our active and experienced Board of Directors, recent changes to our Board structure and composition and ongoing commitment to Board refreshment, our executive compensation program philosophy and structure, which continues to incorporate shareholder feedback, and our ESG strategy, priorities, and disclosures.

During our shareholder engagement meetings, our shareholders generally were supportive of the Company’s transformation plan and the progress made to date, and they expressed satisfaction with the structure of our 2023 executive compensation program. This feedback was shared with our executive management team and the Board for incorporation into their decision-making processes.

2024 Proxy Statement 12

2023 Compensation Highlights

Annual Incentive Program

•  Performance measures and weightings were established to align with key value drivers of the first year of our strategic transformation. Program consisted of: revenue metric (25%), EBITDA metric (30%), cash flow metric (10%), Future Forward cash savings (25%) and Net Promoter Score (10%).

•  Targets were established consistent with the Company’s 2023 plan and guidance to investors and reflected strategic priorities tied to the Company’s transformation goals.

•  Payouts reflected FIS’ success in executing on its strategic priorities, despite earnings headwinds from higher interest rates.

Long-Term Incentive Program

•  2023 performance stock unit (“PSU”) grants utilized a single three-year vesting period with cliff vesting and used relative TSR as the sole performance metric. This metric was selected to ensure the strongest alignment with the shareholder experience and long-term value creation, particularly in the first year of FIS’ transformation, and in consideration of the broader mix of performance metrics within the Company’s executive compensation program.

•  Relative TSR performance metrics were designed to require market leading performance, with target payout tied to the 55th percentile and a maximum payout at the 90th percentile.

•  To incentivize and reward shareholder value creation, our named executive officers (“NEOs”) were granted premium-priced stock options with exercise prices set at 15%, 25% and 30% above the market price of FIS’ common stock at the time of grant.

•  Performance-based equity represented 72% of the CEO’s total long-term equity incentive compensation award, with PSUs and premium-priced stock options representing 29% and 43%, respectively.

•  Consistent with the link between pay and performance and the investment experience of our shareholders in fiscal 2023, the performance awards were earned below the target vesting opportunity.

•  2021 PSUs with a 2021-2023 performance period vested at 68% of target overall, with the 2023 tranche earning at 0%. Considering our stock price performance over the same performance period, the shares earned and associated dividend equivalents had an aggregate value at the end of the performance period equal to 29% of the initial target grant value.

•  For the 2022 PSUs with a 2022-2024 performance period, the Company’s 2023 performance resulted in the 2023 tranche earning no payout.

•  In early 2024, following the completion of the Worldpay sale, we modified the performance criteria for the 2024 performance year under the outstanding 2022 PSUs to match the performance criteria for the 2024 performance year included in the PSUs granted in 2024, since the prior criteria were established when FIS still owned Worldpay and were no longer appropriate following the sale.

13 FIS GLOBAL

SUSTAINABILITY HIGHLIGHTS

Our teams are committed to operating our company with integrity and supporting our communities, championing a diverse and inclusive workforce, empowering our employees, and preserving our natural resources. We are also committed to managing data responsibly and securely, driving a culture of ethics, and helping to make the global financial system more accessible and inclusive.

Our Board’s Corporate Governance, Nominating and Sustainability Committee has direct oversight responsibility of our ESG program. Our Vice President of Corporate Affairs provides semi-annual progress reports to the Committee.

We take a materiality-based and stakeholder-driven approach to sustainability by engaging with our clients, shareholders, colleagues and suppliers. In 2023, FIS continued its engagement with a broad range of ESG stakeholders to listen and gain a deeper understanding of their most important issues. To inform our ESG strategy and disclosures, we have previously conducted two ESG materiality assessments, and we anticipate conducting additional ESG materiality assessments at periodic intervals in the future.

SUSTAINABLE SOCIETIES

Our commitment to prioritizing the well-being and development of our employees is evident through our investments in various areas such as employee safety, inclusion and diversity, talent management, learning, skill building, and human rights. We firmly believe that by putting people first, we are securing a prosperous future for our organization.

In October 2023, we presented to the Corporate Governance, Nominating and Sustainability Committee on our global Inclusion & Diversity (I&D) strategy factoring in the evolving and increasingly complex legal, political and social landscape. We shared the progress made since 2020 when we first announced our 5 key focus areas and the 15 commitments that support them. Further, we expanded our efforts by actively driving region-specific approaches to show that I&D is experienced differently across the globe. We’ve earned recognition for our efforts including being named as a Silver award recipient in the India Workplace Equality Index and the Human Rights Campaign Equality 100 Leader in LBGTQ+ Workplace Inclusion.

In 2023, our well-being strategy matured. Our efforts in this area are acknowledged externally through awards and recognition. Furthermore, we provided mandatory mental health training to all people managers to prepare them to offer well-being support to our colleagues.

SUSTAINABLE PLANET

At FIS, we are committed to helping mitigate climate change effects and reducing the environmental impact of our operations. Our environmental strategy is aligned with our ESG Policy, Environmental Policy Statement, and Code of Business Conduct and Ethics, which outline our broad commitment to protecting and preserving the environment.

FIS takes a materiality-based, stakeholder-driven approach to ESG to inform our reporting. We promote transparency, foster engagement and maintain regular communication with our stakeholders regarding our ESG strategies and programs. We engage regularly with our stakeholders to gather their perspectives and we continue to focus on the topics identified, which were mapped to our priority focus areas and the UN Sustainable Development Goals (SDGs), as described in the annual Global Sustainability Report.

FIS performs an annual survey of all its facilities around the world to measure energy usage (including energy derived from renewable sources), GHG emissions (scope 1, scope 2 and scope 3)

2024 Proxy Statement 14

and water withdrawal. We also employ an independent accounting firm to perform third-party limited assurance for our scope 1 and 2 GHG emissions, energy consumption and water withdrawal data.

In 2023, consistent with the Task Force on Climate-Related Financial Disclosure recommendations, FIS completed a formal climate risk assessment and scenario analysis to assess, understand and mitigate short-, medium- and long-term physical and transition climate-related risks and opportunities for the Company. The assessment found that FIS did not have material risk related to the various categories of climate-related risk. The findings will help us more effectively evaluate climate-related risks of our Company and our suppliers and make more informed decisions. We will refresh our materiality assessment in 2024 in light of the sale of a majority ownership interest in the Worldpay business.

In 2023, we continued to make progress towards the implementation of the global Environmental Management System and ISO 14001 certification at select U.S. and international locations.

Our governance policies and procedures are designed to maintain the highest levels of ethics and integrity, safeguard the privacy and security of our clients’ data, and ensure that FIS maintains robust programs to manage operational risks and uphold compliance with all applicable laws, regulations and rules governing ethical business conduct.

FIS’ Enterprise Risk Management program is aligned with the ISO 31000 standard. The FIS Board and the Board’s Risk and Technology Committee regularly review initiatives related to vulnerability remediation, security incidents and performance against strategic projects and approves components of the ERM program. We utilize a Three Lines of Defense model, which is designed to ensure accountability for risk management across FIS. Our employees are our first line of defense, the Company’s Risk, Information Security and Compliance group is our second line of defense and the Company’s Internal Audit group is our third line of defense.

FIS aligns its sustainability reporting with reference to the Global Reporting Initiative 2021 Universal Standards, the Sustainability Accounting Standards Board Software & IT Services 2018 Sustainability Accounting Standard and the GHG Protocol as it relates to the environmental statements and notes.

The Audit Committee continued to provide oversight of the ESG climate metrics, including those subject to limited assurance by a third-party auditor, that are disclosed in the Company’s annual Global Sustainability Report.

15 FIS GLOBAL

FIS FRAMEWORK FOR FINANCIAL INCLUSION IS BUILT

ON FOUR STRATEGIC PILLARS

Leveraging our Framework for Financial Inclusion and partnering with policymakers and our clients across the financial ecosystem, we provide solutions supporting efforts to overcome barriers to financial inclusion.

SOLUTIONS	FINANCIAL INVESTMENTS	STRATEGIC PARTNERSHIPS	PHILANTHROPY AND VOLUNTEERISM

incorporating principles of financial inclusion into solution design and developing solutions that help our clients achieve their financial inclusion goals	supporting fintech startups that are innovating to meet the needs of underserved consumers, businesses and markets	partnering with clients, government policy makers and non-governmental organizations to advance financial inclusion goals	working with nonprofit and philanthropic organizations to provide financial tools and educational resources to better support underserved communities

2024 Proxy Statement 16

Our business is managed under the direction and oversight of our Board. The Articles of Incorporation and Bylaws of the Company provide that our Board shall consist of at least five and no more than fifteen directors. Our proposed nominees for election to the Board consist of eleven non-employee directors and one management director. Each member of our Board is elected annually for a one-year term. If elected by our shareholders, each nominee will hold office for a one-year term expiring at the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified, or until the directors earlier resignation or removal. Our Board has no reason to believe that any nominee for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve prior to the 2023 Annual Meeting of Shareholders, proxies will be voted for another nominee selected by the Board. Proxies cannot be voted for more than twelve persons. Alternatively, at our Boards discretion, proxies may be voted for fewer nominees as a result of a directors inability or unavailability to serve. The following is biographical information concerning the twelve nominees for election as directors of the Company: The number of public company boards listed for each nominee does not include their service on the FIS Board.

Nominees for Election as Director

The FIS Board is diverse, with three of eight directors standing for re-election being either gender or ethnically diverse. More broadly, the collective skills, talents, experiences and perspectives of the Board are also diverse. We have executives who have worked in the fields of banking, technology, payments and financial services, among others. We have several current or former CEOs, but also have directors who have had executive responsibilities globally in operations, finance, sales and legal functions. The director nominee tenure on the FIS Board spans from one to 11 years. This combined experience allows the directors to bring diversity of thought, background and experience to bear on the matters addressed by the Board. Although the Board remains confident in its current composition, including the diversity and skillset of the current directors, the Board continually seeks to identify new director candidates that enhance the skills and experience of the Board as a whole and support the Company’s evolving business strategy. As part of this process, the Board is endeavoring to enhance the gender diversity of the board by the 2025 annual meeting of shareholders.

19 FIS GLOBAL

The collective skills and experience of our director nominees are broad and support each of the pillars of our long-term growth strategy. The following chart summarizes those skills under several criteria critical to the success of FIS. Virtually all of our directors have expertise in these categories; however, we have only indicated those directors in this chart whose experience in each category is deemed to be significant.

Knowledge, Skills, Experience	Adrean	Benjamin	Ferris	Goldstein	Hook	Lamneck	Lauer	Stallings
CORE COMPETENCIES								
Executive Leadership	•	•+	•+	•	•+	•+	•+	•
Global Business Experience		•	•	•	•	•	•	•
Financial Expertise	•	•	•	•	•	•	•	•
Public Company Board Experience	•	•	•	•	•	•	•	•
Human Capital Management	•	•	•	•	•	•	•	•
Enterprise Risk Management/Information Security	•		•	•	•	•		•
Mergers and Acquisitions/Capital Allocation	•	•	•	•	•	•	•	•
Government and Regulatory	•		•	•	•		•	
Sustainability			•		•	•		•
STRATEGIC SKILLS AND EXPERIENCES FOR OUR EVOLVING STRATEGY								
Technology		•	•		•	•	•	•
Business Transformation	•	•	•	•	•	•	•	
Financial Technology	•	•	•	•				•
Banking or Financial Services	•		•	•				•
Digital Transformation		•	•		•	•		
Gender								
Female			•		•			
Male	•	•		•		•	•	•
Racial/Ethnic Diversity								
Asian								
Black/African American								•
Hispanic/Latinx								
Native American or Alaskan Native								
Native Hawaiian/Pacific Islander								
White/Caucasian	•	•	•	•	•	•	•	
Two or More Races or Ethnicities								
Board Tenure								
Years	1	1	1	4	5	2	5	11
Age								
Age (years old)	72	53	50	68	66	69	71	68

+ Denotes relevant CEO experience

Knowedge, Skills, Experience Adrean Alemany Benjamin Ferris Goldstein Hook Lamneck Lauer Shea StallingsCORE COMPETENCIESExecutive Leadership Global Business Experience Financial Expertise Public Company Board Experience Human Capital Management Enterprise Risk Management/Information Security Mergers and Acquisitions/ Capital Allocation Government end Regulatory Sustainability STRATEGIC SKILLS AND EXPERIENCES FOR OUR EVOLVING STRATEGYTechnology Business Transformation Financial Technology Banking or Financial Services Digital Transformation GenderMale Female Racial/Ethnic DiversityAsianBlack / African American `Hispanic/LatinxNative American or Alaskan NativeNative Hawaiian / Pacific IslanderWhite / Caucasian Two or More Races or EthnicitiesBoard TenureYears 1 10 1 1 4 5 2 5 5 11AgeAge (years old) 72 68 53 50 58 56 59 71 63 58

2024 Proxy Statement 20

JEFFREY A. GOLDSTEIN

Independent Chairman

Director since: 2020

Age: 68

Committee Chair:

Executive

Committee Member:

Compensation, Corporate Governance, Nominating and Sustainability

Other Current Public

Company Boards: 1

•   Senior Advisor, Canapi Ventures (2019– present)

•   Advisor Emeritus (2019 – present), Senior Advisor (2016 – 2019), Managing Director (2011 – 2016 and 2004 – 2009), Hellman & Friedman

•   Chief Executive Officer, SpringHarbor Financial Group LLC (2016 – 2018)

•   Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury (2009 – 2011)

•   Managing Director (1999 – 2004), Chief Financial Officer (2003 – 2004), World Bank

•   Co-Chairman, BT Wolfensohn and partner at predecessor organizations (1984 – 1999) and a member of the Bankers Trust Company Management Committee (1996 – 1999)

Skills and Qualifications

•   Executive Leadership, Global Business, Mergers and Acquisitions/Capital Allocation, Banking/Financial Services, and Financial Technology Experience acquired over his almost 40-year career in the banking and financial services industries

•   Financial Expertise and Enterprise Risk Management/Information Security Experience developed while serving as the World Bank’s Managing Director and CFO, and working with client countries to strengthen financial and capital market systems and the Bank’s financial operations

•   Business Transformation Experience gained during his time at BT Wolfensohn, where he served as a financial adviser to banks and other financial institutions and industrial corporations in Asia, Australia, Europe, Latin America and North America and helped lead his own firm’s acquisition by Bankers Trust Company

•   Government and Regulatory Expertise obtained while serving as Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury, where he advised on policy issues related to the U.S. banking and financial systems, regulatory reform, and financial stability

•   Public Company Board Experience gained while serving on the boards of numerous public companies, including Bank of New York Mellon, LPL Financial, Arch Capital and Westfield Corporation

•   Mr. Goldstein also brings Human Capital Management Expertise and experience to the Board

Other Public Company Boards (Current)

•   Bank of New York Mellon (2014 – present)

Other Public Company Boards (Former)

•   Westfield Corporation (2016 – 2018)

•   LPL Financial (2005 – 2009, 2011 – 2013)

•   Arch Capital (2006 – 2007)

Education

•   BA, Economics, Vassar College

•   MA, M Phil., PhD, Economics, Yale University

21 FIS GLOBAL

STEPHANIE L. FERRIS Chief Executive Officer and President Director since: 2022 Age: 50 Committee Chair: None Committee Member: Executive Other Current Public Company Boards: None

•   Chief Executive Officer (December 2022 – present), President (February 2022 – present), Corporate Executive Vice President and Chief Administrative Officer (2021 – 2022), Corporate Executive Vice President and Chief Operating Officer (2019 – 2020), FIS

•   Chief Financial Officer (2016 – 2019), Deputy Chief Financial Officer (2015 – 2016), General Manager, Merchant Bank and Head of Relationship Management, Financial Institution Services (2013 – 2015), Head of Financial Planning and Analysis (2010 – 2013), Worldpay

•   Worked in public accounting at PricewaterhouseCoopers (1995 – 2001)

Skills and Qualifications

•   Global Business, Technology, Banking/Financial Services, Financial Technology, and Digital Transformation Experience acquired over her more than 20-year career in the fintech industry, with a focus in corporate finance, payments and banking

•   Executive Leadership, Business Transformation, and Mergers and Acquisitions/Capital Allocation Expertise and experience gained while serving as CFO, Payments Processing, of Fifth Third Bancorp, which spun out and became Vantiv, which in turn acquired Worldpay Group plc, where she was CFO until its acquisition by FIS

•   Enterprise Risk Management/Information Security, Government and Regulatory and Financial Expertise obtained while serving in various roles at Fifth Third Bancorp, Vantiv, and Worldpay

•   Ms. Ferris also brings Sustainability, Human Capital Management and Public Company Board Experience to the Board

Other Public Company Boards (Former)

•   Lululemon Athletica Inc. (2019 – 2022)

Education

•   BA, Accounting, Miami University

2024 Proxy Statement 22

LEE ADREAN Independent Director Director since: 2023 Age: 72 Committee Chair: None Committee Member: Audit Other Current Public Company Boards: None

•   Corporate Vice President and Chief Financial Officer, Equifax, Inc. (2006 – 2014)

•   Executive Vice President and Chief Financial Officer, NDC Health Corporation (2004 – 2006)

•   Executive Vice President and Chief Financial Officer, EarthLink, Inc. (2000 – 2004)

•   Held senior leadership positions at several other public companies in the transaction processing and financial services industries, including First Data Corporation and Providian Corporation

•   Served as a strategy consultant with Bain & Company

Skills and Qualifications

•   Executive Leadership, Banking/Financial Services, Financial Technology and Business Transformation Experience acquired over his extensive career, which included senior leadership roles at First Data, Providian and Equifax

•   Enterprise Risk Management/Information Security and Financial Expertise developed while serving as CFO at numerous public companies, including Equifax, NDC Health and Earthlink, roles in which he was responsible for all financial functions of the company, as well as analyzing the organization’s potential corporate risks and providing strategies to mitigate them

•   Government and Regulatory and Mergers and Acquisitions/Capital Allocation Experience gained during his tenure at Bain & Company and service as a CFO of public companies for several decades

•   Public Company Board Experience obtained while serving on the boards of Worldpay and West Corporation, as well as during his prior service on the FIS Board

•   Mr. Adrean also brings Human Capital Management Expertise and experience to the Board

Other Public Company Boards (Former)

•   FIS (2019 – 2021)

•   Worldpay, Inc. (2012 – 2019, until acquisition by FIS)

•   West Corporation (2014 – 2017)

Education

•   BA, Accounting, Bucknell University

•   MBA, Harvard Business School

23 FIS GLOBAL

MARK D. BENJAMIN Independent Director Director since: 2023 Age: 53 Committee Chair: None Committee Member: Compensation Other Current Public Company Boards: 1

•   Chief Executive Officer and a Director, Nuance Communications, Inc. (2018 – 2023)

•   President and Chief Operating Officer, NCR Corporation (2016 – 2018)

•   Held various leadership roles at Automatic Data Processing, Inc., including President of Global Enterprise Solutions (1992 – 2016)

Skills and Qualifications

•   Executive Leadership, Business Transformation, and Digital Transformation Experience gained in his former role as CEO of Nuance Communications, where he drove the expansion of the company’s AI and cloud-based offerings and led the company’s successful acquisition by Microsoft

•   Technology and Financial Technology Expertise and experience acquired over his more than 30-year career serving in leadership roles at companies in the technology industry, including ADP, a human resources management software and services company; NCR, an enterprise software, hardware and services company; and Nuance, a software technology company

•   Human Capital Management Expertise first developed while President of Global Enterprise Solutions at ADP, where he led a team of 20,000 employees, and honed while in his roles as COO at NCR and as CEO of Nuance

•   Public Company Board Experience gained while serving on the boards of PTC and Nuance

•   Mr. Benjamin also brings Global Business Experience, Mergers and Acquisitions/Capital Allocation and Financial Expertise to the Board

Other Public Company Boards (Current)

•   PTC Corp. (2021 – present)

Other Public Company Boards (Former)

•   Nuance Communications, Inc. (2018 – 2023)

Education

•   BA, International Finance and Marketing, University of Miami

2024 Proxy Statement 24

LISA A. HOOK Independent Director Director since: 2019 Age: 66 Committee Chair: Risk and Technology Committee Member: Audit, Executive Other Current Public Company Boards: 2

•   President and Chief Executive Officer (2010 – 2018), Chief Operating Officer (2008 – 2010), NeuStar, Inc.

•   President and Chief Executive Officer, Sunrocket, Inc. (2006 – 2007)

•   Held several executive-level posts including President, AOL Anywhere and President, Broadband, Premium and Developer Services, America Online, Inc. (2001 – 2004)

•   Served in executive and special advisory roles, Time Warner, Inc. (1989 – 1995)

•   Legal Advisor to the Chairman, Federal Communications Commission (“FCC”) (1987 – 1989)

•   Senior Attorney, Viacom International, Inc. (1985 – 1987)

Skills and Qualifications

•   Executive Leadership, Human Capital Management, Technology, Enterprise Risk Management/Information Security and Global Business Experience acquired over her extensive career in leadership roles at global technology companies such as NeuStar, an information services and data analytics provider; Sunrocket, a voice over IP service provider; and America Online (now known as AOL), a web services company

•   Business Transformation, Mergers and Acquisitions/Capital Allocation, and Digital Transformation Experience, gained through scaling multiple businesses in cloud infrastructure/internet security, telecoms, data analytics and digital marketing

•   Government and Regulatory Expertise honed as Advisor to the Chairman of the FCC and as a current member of the President’s National Security Telecommunications Advisory Committee, and further developed as COO of Time Warner Communications, where she oversaw the company’s policy efforts with regards to new wireless licensing and FCC auctions

•   Public Company Board Experience gained while serving on boards of numerous public companies such as Philip Morris, Nokia, Ritchie Bros. Auctioneers (now known as RB Global, Inc.), Unisys and Worldpay

•   Ms. Hook also brings Sustainability and Financial Expertise to the Board

Other Public Company Boards (Current)

•   Philip Morris International Inc. (2018 – present)

•   Nokia Corporation (2022 – present)

Other Public Company Boards (Former)

•   Ritchie Brothers Auctioneers (now known as RB Global, Inc.) (2021-2023)

•   Partners Group Holdings (2020 – 2021)

•   Unisys Corporation (2019 – 2021)

•   Worldpay, Inc. (2015 – 2019, until its acquisition by FIS)

•   NeuStar, Inc. (2010 – 2019)

•   RELX plc & NV (2006 – 2016)

Education

•   BA, Public Policy, Duke University

•   JD, Dickinson School of Law at Pennsylvania State University

25 FIS GLOBAL

KENNETH T. LAMNECK Independent Director Director since: 2022 Age: 69 Committee Chair: None Committee Member: Audit, Compensation Other Current Public Company Boards: 1

•   Executive Vice President (2022 – present), President and Chief Executive Officer (2010 – 2021), Insight Enterprises, Inc.

•   President, the Americas, Tech Data Corporation (2004 –2009)

•   Held several executive management positions at Arrow Electronics Inc. (1988 – 2004)

•   Following five years of service in the United States Army, began his civilian career at IBM as an engineer

Skills and Qualifications

•   Executive Leadership, Human Capital Management, Technology, Enterprise Risk Management/Information Security, and Global Business Experience acquired as Chief Executive Officer of Insight Enterprises, Inc., a global technology provider, and as a former executive of several technology companies, including Tech Data, a wholesale distributor of technology products, and Arrow Electronics

•   Business Transformation and Digital Transformation Experience developed through leading the growth and transformation of Insight Enterprises, Inc. from a value-added reseller to the intelligent technology solutions company that exists today

•   Public Company Board Experience gained while serving on the boards of Benchmark Electronics and Insight Enterprises, Inc.

•   Mr. Lamneck also brings Mergers and Acquisitions/Capital Allocation, Sustainability and Financial Expertise to the Board

Other Public Company Boards (Current)

•   Benchmark Electronics, Inc. (2013 – present)

Other Public Company Boards (Former)

•   Insight Enterprises, Inc. (2010 – 2021)

Education

•   BS, United States Military Academy at West Point

•   MBA, University of Texas at El Paso

2024 Proxy Statement 26

GARY L. LAUER

Independent Director

Director since: 2019

Age: 71

Committee Chair:

Compensation

Committee Member:

Corporate Governance, Nominating and Sustainability, Executive

Other Current Public

Company Boards: None

•   Executive Director and a Co-founder, Eminent Series Group (2017 – present)

•   University of Southern California Board of Leaders (2009 – present)

•   Chairman and Chief Executive Officer, eHealth, Inc. (1999 – 2016)

•   Chairman and Chief Executive Officer, MetaCreations Corporation (1998 – 1999)

•   Held senior executive positions, including Executive Vice President and President, World Trade Corp, Silicon Graphics, Inc. (1987 – 1997)

•   Began his career at IBM

Skills and Qualifications

•   Executive Leadership, Global Business, Human Capital Management, and Business Transformation Experience gained as the Chief Executive Officer and Chairman of eHealth, a company he led for more than sixteen years and took public through its initial public offering in 2006

•   Technology Expertise and experience developed as a former senior executive of several technology companies including MetaCreations and Silicon Graphics, where he was part of the senior executive team that helped build it into a global high performance computing company

•   Public Company Board Experience gained while serving on the boards of Worldpay, eHealth and MetaCreations Corporation

•   Mr. Lauer also brings Mergers and Acquisitions/Capital Allocation, Government and Regulatory and Financial Expertise to the Board

Other Public Company Boards (Former)

•   Worldpay, Inc. (2012 – 2019, until its acquisition by FIS)

•   eHealth, Inc. (1999 – 2016)

•   MetaCreations Corporation (1998 – 1999)

Education

•   BS, University of Southern California

27 FIS GLOBAL

JAMES B. STALLINGS, JR. Independent Director Director Since: 2013 Age: 68 Committee Chair: None Committee Member: Compensation, Risk and Technology Other Current Public Company Boards: 1

•   Chief Executive Officer and Managing Partner, PS27 Ventures, LLC (2013 – present)

•   Served in a variety of roles, including General Manager of Global Markets, Systems and Technology (2009 – 2013) and General Manager, Enterprise Systems, Systems and Technology Group (2002 – 2009 and 1984 – 1996), IBM Corporation

•   Founder, Chairman and Chief Executive Officer, E House (2000 – 2002)

•   Served as a Captain in the U.S. Marine Corps

•   Trustee of the Folded Flag Foundation, which provides scholarships to descendants of fallen warriors in the U.S. Military

Skills and Qualifications

•   Executive Leadership, Banking/Financial Services, Mergers and Acquisitions/Captial Allocation, Enterprise Risk Management/ Information Security and Financial Expertise obtained in his current role as Chief Executive Officer and Managing Partner of PS27 Ventures, where he has been directly involved in starting dozens of new ventures in FinTech, HealthTech, and SaaS

•   Technology and Financial Technology Expertise and experience acquired over his more than 25 years of experience in the information technology industry, including leadership roles in innovation, such as founding and running E House, a consumer technology company, his extensive career at IBM, and his current role leading PS27 Ventures, a private investment fund focused on technology companies

•   Human Capital Management and Global Business Experience developed over his long career, especially during his role as General Manager of Global Markets at IBM, where he led a 9,000-member sales team spanning 172 countries

•   Public Company Board Experience gained while serving on multiple boards, including UGI Corporation and Cannae Holdings

•   Mr. Stallings also brings experience in Sustainability to the Board

Other Public Company Boards (Current)

•   Cannae Holdings, Inc. (2018 – present)

Other Public Company Boards (Former)

•   UGI Corporation (2015 – 2023)

Education

•   BS, U.S. Naval Academy

2024 Proxy Statement 28

DIRECTOR INDEPENDENCE

Section 303A.02 of the New York Stock Exchange (“NYSE”) Listing Standards, as approved by the Securities and Exchange Commission (the “SEC”), sets the standard by which directors of publicly traded companies listed with the NYSE shall be deemed independent. Pursuant to Section 303A.02, the Board has determined that all of the nominees are independent, other than Ms. Ferris due to her employment with the Company.

BOARD OVERSIGHT

Our Board is responsible for overseeing the business and affairs of our Company. In carrying out this responsibility, the Board oversees the long-term strategy of our Company and advises our senior management to help drive long-term value creation for our shareholders. Our Board is highly engaged and receives regular updates on a wide variety of matters affecting our Company, including, without limitation, CEO and management development and succession planning, enterprise risk management, cybersecurity and crisis management, strategic planning, the Company’s ESG Program, which includes inclusion and diversity, and the annual review of our CEO’s performance.

Our Board met twelve (12) times in 2023. Each director then in office attended at least 97% of the meetings of the Board and of the Committees of which he or she was a member.

We do not, as a general matter, require our Board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2024 annual meeting. In 2023, all of our directors then in office attended the 2023 annual meeting of shareholders.

MANAGEMENT DEVELOPMENT AND SUCCESSION PLANNING

Our Board oversees the succession plan for our CEO and President, CFO and certain other executive officers, both in an emergency situation and in the ordinary course of business. In addition, the Board receives periodic updates on the succession plans for our senior management.

Our Board has been actively engaged in assessment, interview and selection of candidates for key executive roles, including the recent appointments of our CEO in 2022 and CFO and Chief Technology Officer in 2023, as well as the Presidents of Banking Solutions and Platform Solutions. Key leaders regularly present to the Board as part of their development reporting on deliverables in driving our strategic agenda.

RISK OVERSIGHT

The Board, acting directly and through its committees, is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. Management is responsible for the day-to-day assessment, identification, monitoring and decision-making regarding the risks we face. Our Board and its committees are primarily responsible for risk oversight in the areas described below, with the Risk and Technology Committee providing primary oversight for the Enterprise Risk Management function. Throughout the year, the Board and each committee review and discuss specific risk topics, and the Board receives quarterly Enterprise Risk reports

29 FIS GLOBAL

regarding the most significant risks facing the Company, including security, financial, legal, operational and strategic risk. These reports include an in-depth analysis of each risk category, including an assessment of the likelihood and magnitude of the risk, the risk trends and forward-looking commentary on potential emerging risks. In addition, each committee of the Board provides periodic reports to the full Board regarding its areas of responsibility and oversight. We believe that our Board’s active role in risk oversight supports our efforts to manage areas of material risk to the Company.

The Board is closely monitoring and is actively involved in the risk oversight associated with the financial markets. As one of the leading institutions serving the financial services community, management has a robust Enterprise Risk Management function designed to support our business plans despite the current volatile macroeconomic environment.

Board/committee	Primary areas of risk oversight

BOARD	Risks and exposures associated with our business strategy, financial performance, policy matters, acquisitions and divestitures, succession planning, crisis management and other current matters that may present material risk to our financial performance, plans, prospects or reputation, as well as risks and exposures associated with our operational infrastructure, particularly security and reliability.

AUDIT COMMITTEE	Risks and exposures associated with financial matters, privacy matters, tax, accounting, disclosure, internal control over financial reporting, internal audit, legal and regulatory compliance, compliance with our code of business conduct and ethics, capital availability and liquidity matters.

CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY COMMITTEE	Risks and exposures associated with director succession planning, environmental, social and corporate governance, climate risk, lobbying and political engagement, overall Board and committee effectiveness and composition and compliance with our Corporate Governance Guidelines.

COMPENSATION COMMITTEE	Risks and exposures associated with retention and succession, executive compensation programs and arrangements and certain broad-based compensation vehicles.

RISK AND TECHNOLOGY COMMITTEE	Risks and exposures associated with the Enterprise Risk Management function, production and competition (including innovation and disruptive technology risk), cybersecurity, information security, technology, business continuity, fraud, operations and infrastructure, brand and reputation risk, geopolitical and country risk and regulatory reports or inquiries related to enterprise risks.

2024 Proxy Statement 30

CYBERSECURITY AND INFORMATION SECURITY RISK

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk.

Facilitated via regular updates on cybersecurity risk, our Board takes an active role in overseeing, managing, and setting risk tolerances for our cybersecurity program. In 2023, the Board received a presentation from an outside expert on artificial intelligence, including the various opportunities associated with it, risks arising from its use and strategies for mitigating those risks.

The Risk and Technology Committee oversees the Company’s cybersecurity and information security risk programs, as well as management’s actions to identify, assess, mitigate and remediate material cyber risk issues. The Risk and Technology Committee receives regular quarterly reports from the Chief Risk Officer (or other senior leaders in the risk management function, when the Chief Risk Officer position is temporarily vacant) and Chief Information Security Officer on the Company’s cybersecurity and information security programs, and other periodic updates throughout the year. The Risk and Technology Committee also meets with third-party advisors and experts, as appropriate, to evaluate the Company’s cybersecurity and information security programs. The Company’s risk environment is re-assessed quarterly, or more frequently in the case of potential emerging risks, and any significant emerging risks that are identified are subsequently transitioned and incorporated into the Company’s existing risk assessment program.

DATA PROTECTION & PRIVACY

“Think Secure. Be Secure.” represents the underlying theme of our comprehensive cybersecurity and data protection programs. In general, global attacks on corporate and governmental information technology systems continue to grow in frequency, complexity and sophistication. Such attacks have become a point of focus for many individuals, businesses and governmental entities. We remain vigilant and focused on making strategic investments in information security to protect our clients and our information systems. We also participate in industry and governmental initiatives to improve information security for our clients.

FIS is committed to being a trusted steward of customer and consumer information, and is dedicated to compliance with all applicable data protection and privacy laws wherever we do business. All FIS employees and contractors are required to complete annual Information Security and Privacy Awareness Training, which includes specific education on personal data protection, compliance, and risk management topics.

On a quarterly basis, our internal team evaluates and defines the Company’s risk exposure using a consistent set of key performance indicators and the prospective trends of those indicators based on the risk categories of security, financial, legal, operational and strategic risk, and conducts a review of the internal and external context of threat frequency. Our assessment is then reported to an internal Executive Risk and Technology Committee, and a subset of the materials provided to the Executive Risk and Technology Committee are presented to the Board’s Risk and Technology Committee. It is our Company’s practice that the Chairman of the Board attend and actively participate in any meetings of the Risk and Technology Committee, and we believe our Independent Chairman’s experience in the areas of corporate finance, government and financial regulation provides meaningful guidance to the Board in its role of risk oversight. In addition, the Audit Committee receives quarterly presentations from the Company’s Chief Compliance Officer on the Company’s compliance activities, from the Chief Privacy Officer on data privacy matters and from the Chief Ethics Officer on matters arising under FIS’ Code of Business Conduct and Ethics.

31 FIS GLOBAL

STRATEGIC PLANNING

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy to create long-term, sustainable value for FIS stockholders. As a result, the Board maintains an active oversight role in helping management formulate, plan and implement the Company’s strategy. The Board annually conducts a thorough and in-depth strategy review which encompasses strategic plans for the Company as a whole and for individual businesses and select functional areas. The Board’s review looks out several years into the future and assesses the Company’s positioning within the competitive landscape, including the Company’s existing and prospective markets, technological changes, the products the Company offers and plans to offer, existing and emerging competitors and the opportunities and challenges facing the Company. As part of its review, the Board assesses the overall strategic goals; the courses of action (and the related timing), which may include investments and acquisitions, needed to achieve those goals; the capabilities, capital and other resources required to implement those actions; and challenges to executing the strategy and approaches to remediating those challenges. In its review, the Board considers input received from shareholders and other stakeholders. Throughout the year, and at least quarterly, the CEO and executive management provide detailed updates to the Board on the progress of and challenges to FIS’ strategy, as well as related risks and other significant business developments.

ESG PROGRAM

Our Board’s Corporate Governance, Nominating and Sustainability Committee oversees our environmental strategy and global sustainability programs, along with the Company’s climate risks and opportunities. Our Vice President of Corporate Affairs provides semi-annual progress reports to the Committee.

CEO PERFORMANCE EVALUATION

Our Compensation Committee, including our Independent Chairman, leads an annual evaluation of the CEO’s performance. The evaluation process includes executive sessions of the independent directors to discuss the CEO’s performance and ongoing discussions between our Independent Chairman and the CEO throughout the year.

2024 Proxy Statement 32

CORPORATE GOVERNANCE POLICIES AND PRACTICES

In addition to a highly qualified, independent Board, we are committed to maintaining a corporate governance structure that provides strong oversight across FIS and promotes long-term shareholder value creation. Some key highlights of our Board and governance practices are set forth below:

Topic	Practice

Shareholder Accountability	• Annual election of directors with majority standard for uncontested elections • Majority vote standard for charter and bylaw amendments • Annual say-on-pay vote

Board Refreshment and Diversity

•   Seven out of eight directors standing for election were first appointed in the last five years

•   Robust director succession planning with focus on Board candidates with strategically important expertise and diverse experience, skills, background, ethnicity and gender

•   Regular rotation of Board committee assignments

•   Mandatory director retirement age of 75

Director Independence and Commitment

•   Independent Board Chair

•   Seven out of eight director nominees are independent

•   Board committees comprised entirely of independent directors

•   Maintain a director time commitment policy for service on outside public Boards

•   Directors required to seek approval prior to joining any additional for-profit company Board or audit committee, whether public or private

•   2023 Board and committee meeting attendance greater than 97% (out of a total of 12 board meetings and 24 committee meetings)

Executive Sessions	• Independent directors meet regularly without management

Shareholder Rights	• One class of capital stock, with one vote per share • Proxy access

Environmental, Social and Governance (ESG)	• Board-level oversight of ESG through the Corporate Governance, Nominating and Sustainability Committee • Independent limited assurance review of ESG metrics

Executive and Non-Employee Director Stock Ownership	• Robust stock ownership guidelines for executives and directors • All executives and incumbent directors own FIS stock or restricted stock units

Board Self-Evaluations	• Annual Board and committee self-evaluations • Comprehensive new director onboarding program • Formalized director continuing education program

Shareholder Engagement	• Formal annual Board-led shareholder engagement program with director participation, overseen by the Corporate Governance, Nominating and Sustainability Committee

Risk Oversight

•   Regular review of the Company’s risk profile, including risks associated with cybersecurity, human capital management, climate change and sustainability

•   Risk and Technology Committee oversees Enterprise Risk Management (ERM)

33 FIS GLOBAL

In addition, over the past several years we have taken a number of actions, both in response to shareholder feedback and on our own initiative, to improve our corporate governance, including the following:

2023:

•	Appointed two new independent directors to the Board

•	Amended the Corporate Governance Guidelines to reflect the prior appointment of an Independent Chairman and set forth the Independent Chairman’s duties, roles and responsibilities
•	Implemented significant changes to our executive compensation programs as described in more detail in the CD&A

2022:

•	Implemented an Independent Board Chairman structure which separated the roles of Chairman of the Board and Chief Executive Officer

•	Appointed three new directors to the Broad

•	Refreshed committee chair and membership assignments

2021:

•

Adopted a double trigger change-in-control acceleration provision for new equity awards that are assumed or replaced with a substantially equivalent award in connection with a change-in-control, instead of single trigger accelerated vesting

•

Amended the Corporate Governance Guidelines to limit overboarding and avoid any potential conflicts of interest by requiring directors to seek approval from the Chairman of the Board and the Chair of the Corporate Governance, Nominating and Sustainability Committee prior to accepting an offer to serve on another for-profit company board of directors or audit committee, whether public or private

•	Amended the Corporate Governance, Nominating and Sustainability Committee charter to expand oversight responsibilities regarding the Company’s ESG program

•	Formalized a director continuing education program

SHAREHOLDER AND STAKEHOLDER ENGAGEMENT

We are committed to ongoing engagement with our shareholders and other stakeholders. We believe that our engagement allows executive management and the Board the opportunity to understand the concerns of our shareholders and other stakeholders and make educated and deliberate decisions that are balanced and appropriate for our diverse stakeholder base and in the best interests of FIS.

We maintain an ongoing proactive engagement program overseen by our Board’s Corporate Governance, Nominating and Sustainability Committee. We engage with a wide range of stakeholders, including shareholders, ESG rating firms, proxy advisory firms, fixed income investors, prospective shareholders, rating agencies and thought leaders, among others.

Throughout the year, members of our Investor Relations team, ESG team, executive compensation team, corporate governance team and executive management team regularly engage with our shareholders and other stakeholders to seek their input, to remain well-informed regarding their perspectives and to help increase their understanding of our business.

2024 Proxy Statement 34

Our executive management team and Board regularly consider feedback from our shareholders and other stakeholders and, as deemed appropriate, incorporate this feedback into the design and implementation of our strategy, programs and practices.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines are intended to provide, along with the charters of the committees of our Board, a framework for the functioning of our Board and its committees and to establish a common set of expectations as to how our Board should perform its functions. The Corporate Governance Guidelines address, among other things, the composition of our Board, the selection of directors, the functioning of our Board, the committees of our Board, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” on page 114.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted an amended and restated Code of Business Conduct and Ethics (“Code of Conduct”), which is applicable to all our directors, officers and employees. The purpose of the Code of Conduct is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Any waiver or amendment to the Code of Conduct with respect to the CEO, any Executive Officer or any Senior Financial Officer (as defined therein) must be approved by the Audit Committee and will be promptly disclosed to the extent required under applicable law, rule or regulation.

The Board, through the Corporate Governance, Nominating and Sustainability Committee, has adopted a Code of Business Conduct and Ethics for Directors (“Director Code of Conduct”). This Director Code of Conduct provides guidelines for the directors in performing their functions on the Board, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Our directors review and certify compliance with this Director Code of Conduct annually.

The Code of Conduct and the Director Code of Conduct are available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy of the Code of Conduct or the Director Code of Conduct by writing to the Corporate Secretary at the address set forth under “Available Information” on page 114.

35 FIS GLOBAL

BOARD REFRESHMENT AND EFFECTIVENESS

The Corporate Governance, Nominating and Sustainability Committee oversees and plans for director succession and refreshment to add strategically important expertise and to maintain a diversity of thought, background and experience that supports the Company’s long-term strategy. Through our succession and refreshment plans, the Corporate Governance, Nominating and Sustainability Committee has an ongoing opportunity to:

•	Evaluate the depth and diversity of experience of our Board;

•	Expand and replace key skills and experience that support our long-term strategy;

•	Continue to seek Board diversity;

•	Maintain a balanced mix of director tenures; and

•	Maintain board size at appropriate levels.

SEARCHES FOR DIRECTOR CANDIDATES

The Corporate Governance, Nominating and Sustainability Committee develops and recommends to the Board criteria for the selection of qualified directors. When a need for a new director to fill a new Board seat or vacancy arises, the Corporate Governance, Nominating and Sustainability Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including engaging director search firms or considering candidates recommended by shareholders, as described below. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by all of the Committee members, other members of the Board and select members of executive management. In addition, background and reference checks are conducted. The Committee makes a recommendation to our Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join our Board, with such invitation being extended by the Independent Chairman of the Board.

BOARD DIVERSITY

The Corporate Governance, Nominating and Sustainability Committee periodically reviews the skills and experiences of our current Board to determine whether the addition of directors with particular experience and skills would make our Board more effective. In conducting its evaluation of potential Board candidates, the Committee and the Board consider many factors, with no single factor being determinative or required. Rather, the Committee and the Board weigh all relevant factors to determine whether the candidate will effectively interact with and contribute to the Board in a collaborative and collegial manner. Specific qualifications considered include: professional and work history; educational background and degrees earned; financial acumen and qualifications as a “financial expert” under the SEC standards; scope of business experience, including size and complexity of organizations run by the candidate, P&L responsibility and international business experience; breadth of experience in the financial technology, financial services, or related industries; the candidate’s contribution to Board diversity; ability to satisfy NYSE independence standards; and availability and willingness to commit the necessary time to Board service. In addition, the Committee will look for candidates who have demonstrated throughout their careers the highest personal and professional ethics, integrity, and values. Candidates must possess the experience and perspective to interact effectively with the Board on any number of commercial, financial, or strategic matters. Moreover, these candidates should demonstrate an ability to do all of this with a consultative and engaging approach that encourages active listening and constructive dialogue.

2024 Proxy Statement 36

The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. The Board is committed to actively seeking out highly qualified women and underrepresented minority candidates for each search the Board undertakes. In identifying, evaluating and recommending director nominee candidates, the Corporate Governance, Nominating and Sustainability Committee will consider diversity of gender and ethnicity within the Board, the criteria set forth above, and such other factors as the Committee deems appropriate. The Committee makes the importance of gender and underrepresented minority candidates known to any recruiting firm it engages.

BOARD TIME COMMITMENT POLICY

Our Corporate Governance Guidelines provide that directors who are full-time employees of other companies should not serve on more than one public company board at a time in addition to the Company’s Board, and directors who are retired from active employment should not serve on more than three public company boards in addition to FIS’ Board. Audit Committee members should generally not serve on more than two public company audit committees in addition to FIS’ Audit Committee. The Board may, however, make exceptions to these standards if the Board believes it to be in the best interests of FIS and its shareholders and determines that such simultaneous service will not impair the ability of the director to serve effectively on our Board.

Directors are required to seek prior approval from the Independent Chair and the Chair of the Corporate Governance, Nominating and Sustainability Committee prior to accepting an offer to serve on another for-profit company board of directors or audit committee, whether public or private. Directors should advise the Independent Chair, Chair of the Corporate Governance, Nominating and Sustainability Committee and Chief Legal Officer in advance of accepting any such offer to join another board or audit committee. The Independent Chair and the Chair of the Corporate Governance, Nominating and Sustainability Committee will promptly review any request to join another board or audit committee with assistance and advice from the Chief Legal Officer, and will determine whether to permit or deny the additional service.

Our Corporate Governance, Nominating, and Sustainability Committee periodically evaluates director time commitments according to the aforementioned policies and processes; all of our directors are currently in compliance.

MANDATORY RETIREMENT AGE POLICY

To enhance Board refreshment, our Board has adopted a mandatory retirement age of 75 for directors, which is reflected in the Corporate Governance Guidelines.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION

In 2020, the Corporate Governance, Nominating and Sustainability Committee formalized and adopted guidelines to promote director continuing education. These guidelines encourage directors to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance, the industry in which FIS participates, and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments. Directors share with their fellow Board members on a quarterly basis any

37 FIS GLOBAL

insights, observations, or conclusions that may have been derived from relevant director education programs. In addition, the Company provides educational opportunities for directors during regularly scheduled Board meetings and provides access to third-party educational programs. Finally, the Company provides periodic updates to the Board on key governance topics and provides a summary of governance “hot topics” at each quarterly Board meeting.

OUR BOARD AND COMMITTEE EVALUATION PROCESS

The Corporate Governance, Nominating and Sustainability Committee oversees the annual evaluation of the Board and of each committee. In 2023, the annual written evaluation was facilitated by an outside consultant with significant corporate governance experience. In this process, each director completed a tailored self-evaluation form, providing anonymous input regarding the leadership, performance and effectiveness of the Board and each committee on which the director serves, as further described below. The Chairman of the Board and the chair of each committee received the results of the annual written evaluation. Each committee chair reviewed that committee’s results with that committee.

In addition, the Chair of the Corporate Governance, Nominating and Sustainability Committee interviewed each director to discuss the leadership, performance and effectiveness of the Board and each committee on which the director serves and gathered suggestions for improving the Board’s effectiveness. The Chair of the Corporate Governance, Nominating and Sustainability Committee reviewed and discussed the results and feedback from both the Board and committee written evaluation forms and interviews with each director. This process has been successful in evaluating the effectiveness of our Board and committees and identifying areas to improve our Board.

In addition, the Corporate Governance, Nominating and Sustainability Committee periodically assesses the collective skills and experiences of our Board, comparing a Board skills matrix to the Company’s long-term strategy and the anticipated tenure of each director to identify potential areas of need on the Board in both the short term and long term. The committee makes recommendations to our Board regarding its size, composition and structure based on this assessment. In determining whether to nominate an incumbent director for re-election, the Corporate Governance, Nominating and Sustainability Committee evaluates each incumbent director and director candidate in light of the committee’s assessment of the talents, skills and other characteristics needed to enhance the effectiveness of the Board. This process is both annual and continuous, with the Independent Chairman of the Board and the Chair of the Corporate Governance, Nominating and Sustainability Committee addressing concerns, as they may arise, with regard to director performance or capacity.

Separately, the Chair of the Corporate Governance, Nominating and Sustainability Committee, the Independent Chairman, the Chief Legal Officer, and the Corporate Secretary each routinely communicate with our Board members and receive current feedback regarding Board and committee effectiveness. This continuous feedback, along with the evaluation process and assessment discussed above, helps ensure the continued effectiveness of the Board.

2024 Proxy Statement 38

OUR 2023-2024 SHAREHOLDER ENGAGEMENT PROGRAM

Shareholder engagement is a year-round process at FIS. At two different times over the course of the past year, during the second quarter of 2023 and the first quarter of 2024, we sought meetings with shareholders representing collectively more than 50% of our outstanding shares to discuss matters, including our Board, governance, executive compensation, and ESG practices. Our engagement efforts resulted in meetings with shareholders representing more than 30% of our outstanding shares.

In order to establish a direct dialogue between our shareholders and our Board, directors including Jeffrey Goldstein, our Independent Chairman and member of our Compensation Committee and Corporate Governance, Nominating and Sustainability Committee, and Gary Lauer, our Compensation Committee Chair and member of our Corporate Governance, Nominating and Sustainability Committee, participated in engagement meetings. Mr. Goldstein and Mr. Lauer were joined by our Executive Vice President – Chief Legal and Corporate Affairs Officer, Senior Vice President – Head of Investor Relations, Senior Vice President – Total Rewards and Vice President –Corporate Affairs, among others.

Our second quarter 2023 engagements focused on providing updates to our shareholders on our Future Forward transformation program, recently enhanced Board structure and composition, executive compensation program changes made in response to shareholder feedback, and other matters related to our governance and broader ESG practices. The timing of our first quarter 2024 engagements allowed us to speak with our shareholders about our transformational journey and key strategic priorities following the sale of a majority stake in our Worldpay Merchant Solutions business, as well as broader Board, governance, compensation and ESG-related matters.

CONTACTING THE BOARD

Any shareholder or other interested person who desires to contact any member of our Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Information Services, Inc., 347 Riverside Avenue, Jacksonville, Florida 32202. Communications received are distributed by the Corporate Secretary to the appropriate member or members of our Board.

BOARD LEADERSHIP STRUCTURE

In 2022, the Board determined to implement an independent Board Chair structure and appointed Jeffrey A. Goldstein, formerly the Lead Independent Director, to serve as Independent Chairman. Ms. Ferris is our Chief Executive Officer and President.

The Board believes that, in the Company’s current circumstances, having separate individuals serve in the roles of Independent Chairman of the Board and of Chief Executive Officer is in the best interests of the Company and its shareholders. The Independent Board Chair structure allows Mr. Goldstein to provide independent Board leadership and oversight to the Board to define its structure, membership and activities in the fulfillment of its responsibilities. In addition, the structure allows Mr. Goldstein to represent the Board in communications with, and act as a point of contact for, the Company’s shareholders. As our CEO, Ms. Ferris is responsible for setting the Company’s strategic direction and day-to-day leadership and performance of our Company, but the Independent Chairman may recommend that the Board

39 FIS GLOBAL

review and consider certain matters, as needed. We believe this arrangement assists in ensuring that the Board makes objective decisions and provides a structure in which the perspectives of management and the Company’s shareholders and other stakeholders are given appropriate consideration. The Board periodically reviews its leadership structure and its appropriateness given the needs of the Board and the Company at such time.

The Board has developed a robust set of responsibilities for the Independent Chairman, including:

•	Chairing all regular and special meetings and executive sessions of the Board;

•	Providing leadership and direction to the Board as to how the Board operates;

•

In coordination with the CEO and, as appropriate, the committee chairs, scheduling Board and committee meetings and executive sessions, developing and approving agendas, and defining the scope and timeliness of information provided to the Board;

•	Coordinating feedback to the CEO regarding issues discussed in executive sessions;

•	Facilitating communications between directors, committee chairs, the CEO and other senior management;

•	Providing advice and counsel to the CEO and other senior management;

•	Acting as a spokesperson for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management;

•	Assisting the Corporate Governance, Nominating and Sustainability Committee in the nomination of new Board members;

•	Assisting the Compensation Committee with the annual performance evaluation of the CEO;

•	Serving as the Chair of the Executive Committee of the Board; and

•	Presiding at all annual and special meetings of shareholders.

DIRECTOR INDEPENDENCE

The Board has determined that all of the current non-employee members of the Board and each nominee for election to the Board (other than Ms. Ferris) is independent under the criteria established by the NYSE and our Corporate Governance Guidelines.

In addition to the Board-level standards for director independence, each member of the Audit Committee and each member of the Compensation Committee meets the heightened independence standards required for such committee members under the NYSE’s listing standards.

2024 Proxy Statement 40

COMMITTEES OF THE BOARD

The charters of all committees are available on the Investor Relations page of our website at www.fisglobal.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” on page 114.

COMMITTEE COMPOSITION (AS OF April 8, 2024)

NAME	AUDIT	COMPENSATION	CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY	RISK AND TECHNOLOGY	EXECUTIVE

Lee Adrean	Member

Ellen R. Alemany(1)	Member		Chair		Member

Mark D. Benjamin		Member

Vijay D’Silva(1)			Member	Member

Stephanie L. Ferris					Member

Jeffrey A. Goldstein (Independent Chairman)		Member	Member		Chair

Lisa A. Hook	Member			Chair	Member

Kenneth T. Lamneck	Member	Member

Gary L. Lauer		Chair	Member		Member

Louise M. Parent(1)	Member		Member

Brian T. Shea(1)	Chair			Member	Member

James B. Stallings, Jr.		Member		Member

Number of Meetings in Fiscal 2023	11	5	4	4	0

(1) Over the past several months, Ms. Alemany, Mr. D’Silva, Ms. Parent and Mr. Shea have each independently informed FIS that they will not be standing for re-election at the 2024 annual meeting of shareholders, for a variety of reasons. Their decisions are not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

41 FIS GLOBAL

AUDIT COMMITTEE

AUDIT

Chair	Members (As of April 8, 2024)	2023 Meetings	2023 Attendance

Brian T. Shea	Lee Adrean Ellen R. Alemany Lisa A. Hook Kenneth T. Lamneck Louise M. Parent	11	100%

Mr. Shea, Ms. Alemany and Ms. Parent are not standing for re-election at the 2024 annual meeting of shareholders. Prior to the 2024 annual meeting of shareholders, the Board expects to designate and disclose on the Company’s website a new Chair of the Audit Committee to succeed Mr. Shea, effective immediately after the 2024 annual meeting.

The Board has determined that each of the Audit Committee members is financially literate and independent as required by the rules of the SEC and the NYSE, and that each member, other than Ms. Parent, is an Audit Committee Financial Expert, as defined by the rules of the SEC.

The primary functions of the Audit Committee, as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com), are:

•

The appointment, retention, compensation, and oversight of the work of the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or permitted related work;

•	Reviewing the annual audited financial statements, the quarterly financial statements, and any internal control matters requiring attention, before the filing of the Company’s Form 10-K and Form 10-Q;

•	Reviewing significant accounting policies and practices;

•	Oversight of the internal audit function, including audit plans, audit results, organization, responsibilities, budgets and staffing;

•

Reviewing the quality, adequacy and effectiveness of the Company’s internal controls over financial reporting and any significant deficiencies or material weaknesses in internal controls over financial reporting;

•	Oversight of the Company’s compliance with legal, tax and regulatory requirements and the associated legal and compliance risks;

•	Reviewing any legal matters that may have a material impact on the Company;

•

Ensuring that management has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law, whether through the Company’s help line or otherwise; and

•

Reviewing requests for and determining whether to grant or deny waivers of the Company’s Code of Business Conduct and Ethics applicable to senior financial and executive officers, monitoring the Company’s activities to enforce compliance with the Code of Business Conduct and Ethics, and approving all transactions to which the Company is a

2024 Proxy Statement 42

party and in which any director and/or executive officer has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company).

COMPENSATION COMMITTEE

COMPENSATION

Chair	Members (As of April 8, 2024)	2023 Meetings	2023 Attendance

Gary L. Lauer	Mark D. Benjamin Jeffrey A. Goldstein Kenneth T. Lamneck James B. Stallings, Jr.	5	100%

The Board has determined that each of the Compensation Committee members is independent under the heightened independence standards required by the NYSE for compensation committee members.

The primary functions of the Compensation Committee, as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com), are:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on such evaluation;

•	Setting salaries and approving employment agreements, equity and incentive compensation awards and compensation policies for all executive officers;

•	Reviewing equity compensation awards made to executives by the CEO pursuant to a delegation of authority by the Board of Directors;

•	Approving any new or revised compensation and benefit plans applicable to executive officers;

•	Establishing and monitoring compliance with any stock ownership and holding guidelines of the Company that are applicable to executive officers or directors;

•

Reviewing the Company’s incentive compensation practices, policies and programs for executive officers and other employees to determine whether such practices, policies and programs create undesired or unintentional risks and whether any such risks are reasonably likely to have a material adverse effect on the Company;

•

Recommending action to the Board to create, authorize, approve, amend and/or terminate any new or existing compensation and benefit plans that apply to the non-employee members of the Board of Directors; and

•	Reviewing and approving on an annual basis the Compensation Discussion and Analysis section for inclusion in the Company’s Annual Proxy Statement.

For more information regarding the responsibilities of the Compensation Committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis” beginning on page 53.

43 FIS GLOBAL

CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY COMMITTEE

CORPORATE GOVERNANCE, NOMINATING AND SUSTAINABILITY

Chair	Members (As of April 8, 2024)	2023 Meetings	2023 Attendance

Ellen R. Alemany	Vijay D’Silva Jeffrey A. Goldstein Gary L. Lauer Louise M. Parent	4	100%

Ms. Alemany, Mr. D’Silva and Ms. Parent are not standing for re-election at the 2024 annual meeting of shareholders. Prior to the 2024 annual meeting of shareholders, the Board expects to designate and disclose on the Company’s website a new Chair of the Corporate Governance, Nominating and Sustainability Committee to succeed Ms. Alemany, effective immediately after the 2024 annual meeting.

The Board has determined that each of the Corporate Governance, Nominating and Sustainability Committee members is independent as required by the NYSE.

The primary functions of the Corporate Governance, Nominating and Sustainability Committee as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com), are:

•	Identify and recommend to the Board qualified individuals to be nominated for election as directors;

•	Advise and assist the Board with respect to corporate governance matters;

•	Oversee the annual evaluation of the performance of the Board and committees; and

•

Provide oversight with respect to the Company’s environmental, corporate social responsibility and corporate governance and global sustainability programs, including reviewing and evaluating ESG plans and practices, and reviewing the annual global sustainability report.

RISK AND TECHNOLOGY COMMITTEE

RISK AND TECHNOLOGY

Chair	Members (As of April 8, 2024)	2023 Meetings	2023 Attendance

Lisa A. Hook	Vijay D’Silva Brian T. Shea James B. Stallings, Jr.	4	100%

Messrs. D’Silva and Shea are not standing for re-election at the 2024 annual meeting of shareholders.

While the Board is ultimately responsible for risk oversight at our Company, our Board has delegated oversight of the Company’s risk management process to the Risk and Technology Committee. Its role in the Company’s risk oversight

2024 Proxy Statement 44

process includes overseeing the activities of the Company’s Executive Risk and Technology Committee (“ERTC”) and enterprise risk management program. The Company established a Risk, Information Security and Compliance (“RISC”) management group that is responsible for ensuring that all aspects of the enterprise risk management program are implemented. This group provides periodic reporting of the enterprise risk management program, its assessment activities and emerging risks to the ERTC and the Risk and Technology Committee and, in the case of the Company’s Compliance and Ethics programs, to the Audit Committee of the Board. The RISC group is responsible for ensuring the development and deployment of the Company’s risk management program infrastructure, coordinating and conducting risk assessments, prioritizing and reporting risks, developing risk mitigation strategies, and tracking and managing risk mitigation initiatives. The ERTC is responsible for validating and assessing the overall effectiveness of the risk management program and activities performed by senior management to mitigate specific risks. In its oversight role, the Risk and Technology Committee verifies the risk management strategy deployed by the RISC group and the ERTC and reviews and approves the Company’s identified top risks and risk management plan. The Risk and Technology Committee receives periodic risk management effectiveness reporting from management, as well as updates on program changes and emerging risks.

The primary functions of the Risk and Technology Committee as identified in its charter (which is available for review on the Investor Relations page of our website at www.fisglobal.com), are:

•	Overseeing executive management’s deployment of an Enterprise Risk framework and its risk measurement methodologies, and reviewing the results of risk management reviews and assessments;

•

Reviewing the Company’s policies, procedures and standards for identifying and managing Enterprise Risks and the Company’s compliance with, and performance against, those policies, procedures and standards;

•	Reviewing any material regulatory reports or inquiries of the Company related to the Enterprise Risks and remediation plans related to such Enterprise Risks;

•	Reviewing and overseeing the Company’s data security risk strategy and data security risk policies and controls;

•

Overseeing the Company’s technology planning and strategy, including integration, investments, expenditures, innovation, modernization and response to client, competitor, market and industry trends and disruptions;

•

Reviewing with executive management the Company’s technology program performance against financial, operational, cybersecurity, application compliance, regulatory, service delivery, talent and key performance objectives;

•	Reviewing future trends in technology that may affect the Company’s strategic plans, including monitoring of overall industry trends; and

•	Conducting periodic assessments of the state of the Company’s management culture.

“Enterprise Risks” include operational, information security, strategic, reputational, technology and other risks.

45 FIS GLOBAL

EXECUTIVE COMMITTEE

EXECUTIVE

Chair	Members (As of April 8, 2024)	2023 Meetings	2023 Attendance

Jeffrey A. Goldstein	Ellen R. Alemany Stephanie L. Ferris Lisa A. Hook Gary L. Lauer Brian T. Shea	0	Not applicable

Ms. Alemany and Mr. Shea are not standing for re-election at the 2024 annual meeting of shareholders.

The primary function of the Executive Committee, as identified in its charter, is to act on behalf of the full Board between regularly scheduled Board meetings, or during times of an acute emergency, when time is of the essence. The Executive Committee may exercise all of the authority of the Board in the business and affairs of the Company, except where action by the full Board is specifically required or where authority is specifically limited by the Board.

DIRECTOR COMPENSATION

DIRECTOR FEES

In 2023 and to date in 2024, our standard compensatory arrangement with our non-employee directors has included the following:

Director fees	Director	Independent Chairman

Annual Board Retainer	$100,000	$175,000

Annual Equity Award	$215,000	$315,000

Annual committee fees	Members	Chair

Audit Committee	$30,000	$65,000

Compensation Committee	$25,000	$55,000

Corporate Governance, Nominating and Sustainability Committee	$25,000	$55,000

Risk and Technology Committee	$25,000	$55,000

Jeffrey A. Goldstein, previously our lead independent director, was appointed Independent Chairman effective December 16, 2022. In 2023, his annual retainer fee was increased to $175,000 and his annual equity award was increased to $315,000 to reflect the increased responsibilities associated with serving as Independent Chairman.

Following the director election at our annual shareholders meeting, we grant each then-serving non-employee director restricted stock units (“RSUs”) with an aggregate grant date fair value equal to their annual equity award.

Directors who join the Board during the year receive a pro-rated RSU grant for their service on the Board.

2024 Proxy Statement 46

Grants will vest in full upon the one-year anniversary of the date of grant, subject to continued service on our Board, and vested awards are generally settled shortly following vesting, unless the director elected to defer the settlement of the equity grant under the Board equity deferral program until a termination of service on our Board.

We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings.

Each non-employee member of our Board is eligible to participate in our Deferred Compensation Plan, under which Board members may elect to defer up to 100% of their Board and Committee fees. Deferred amounts are deemed to be invested on the director’s behalf and are held in our general funds and paid in cash upon termination of service on our Board. Each non-employee director also is eligible to participate in our Board equity deferral program, which permits Board members to defer the settlement of their annual equity grants until termination of service on our Board.

In general, deferred amounts are not paid until after the director terminates service on our Board, at which time the director will be paid either in a lump sum or in annual payments over not more than ten years, as elected by the director.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ending December 31, 2023. As an employee director, Ms. Ferris is not compensated as a director in connection with her service on our Board. Her compensation is disclosed in the 2023 Summary Compensation Table on page 80:

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)(3)	Option awards ($)(4)	All other Compensation ($)(5)	Total ($)

Lee Adrean	130,000	290,043	—	—	420,043

Ellen R. Alemany(6)	185,000	215,015	—	—	400,015

Mark D. Benjamin	125,000	290,043	—	—	415,043

Vijay D’Silva(7)	150,000	215,015	—	5,143	370,158

Jeffrey A. Goldstein	225,000	364,978	—	—	589,978

Lisa A. Hook	185,000	215,015	—	—	400,015

Kenneth T. Lamneck	155,000	215,015	—	5,143	375,158

Gary L. Lauer	180,000	215,015	—	—	395,015

Louise M. Parent(8)	155,000	215,015	—	—	370,015

Brian T. Shea(9)	190,000	215,015	—	—	405,015

James B. Stallings, Jr.	150,000	215,015	—	4,128	369,143

Jeffrey E. Stiefler(10)	62,500	—	—	21,095	83,595

(1)	Represents portions of annual Board and committee retainers that directors elected to receive in cash or deferred under the Company’s Deferred Compensation Plan.

(2)

Includes the grant date fair value of stock awards granted during 2023 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 18 to our consolidated financial statements for the fiscal year ended December 31, 2023, included in our Annual Report on the Form 10-K filed with the SEC on February 26, 2024.

(3)

The aggregate number of shares (i) subject to unvested RSUs or (ii) deferred under the Board equity deferral program, in each case as of December 31, 2023, for each non-employee director who served during 2023 was: 4,869 for Mr. Adrean, 5,993 for Ms. Alemany, 4,869 for Mr. Benjamin, 3,854 for Mr. D’Silva, 11,232 for Mr. Goldstein, 9,004 for Ms. Hook, 3,854 for Mr. Lamneck, 9,004 for Mr. Lauer, 7,547 for Ms. Parent, 9,004 for Mr. Shea, and 3,854 for Mr. Stallings Jr.

47 FIS GLOBAL

(4)	The aggregate number of shares subject to stock option awards outstanding on December 31, 2023 for each non-employee director who served during 2023 was: 5,023 for Ms. Parent.

(5)	Represents dividend payments with respect to RSUs, which directors received in cash once the RSUs vest.

(6)	On March 11, 2024, Ms. Alemany informed FIS that she would not be standing for re-election at the 2024 annual meeting of shareholders.

(7)	On January 31, 2024, Mr. D’Silva informed FIS that he would not be standing for re-election at the 2024 annual meeting of shareholders.

(8)	On January 31, 2024, Ms. Parent informed FIS that she would not be standing for re-election at the 2024 annual meeting of shareholders.

(9)	On April 1, 2024, Mr. Shea informed FIS that he would not be standing for re-election at the 2024 annual meeting of shareholders.

(10)	Mr. Stiefler did not stand for re-election in 2023 in accordance with the Company’s mandatory retirement age policy and retired from the Board on May 24, 2023.

Under our stock ownership guidelines, members of the Board of Directors have a minimum aggregate stock ownership target of 5x their annual cash retainer. Each of our serving non-employee directors met the stock ownership guidelines as of December 31, 2023, or were in the four-year transition period to satisfy the stock ownership guidelines.

2024 Proxy Statement 48

Proposal 02 Advisory Vote on Executive Compensation The Board recommends that the shareholders vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

Advisory Vote on Executive Compensation We hold a non-binding advisory say on pay vote every year, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), which received approval from 64.5% of the shares voted at our 2022 shareholders meeting. As part of our commitment to continuous governance improvement, we seek input from our shareholders and proxy advisory firms regarding our executive compensation program, governance practices and ESG program. Similar to our prior engagement work, in 2022 we conducted a comprehensive shareholder engagement program where we sought meetings with our top 30 shareholders and proxy advisory firms, ISS and Glass Lewis, to elicit input regarding our executive compensation programs and practices. Our listening tour provided shareholders an opportunity to offer feedback on these programs and practices. See Shareholder and Other Stakeholder Engagement on page 48 for an overview of our 2022 shareholder engagement program, the feedback we received from shareholders and the actions taken in response to such feedback. Our approach and process to executive compensation is intended to provide a strong link between pay and Company performance, a sound design of our executive compensation program, and strong executive compensation practices and governance. As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Board and the Compensation Committee of the Board (Compensation Committee) believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation opportunities. A majority of our executive compensation is comprised of performancebased incentive programs that are designed to reward our named executive officers on both an annual and longterm basis only if they attain certain specified goals. The Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to review, among other things, the competitive market and best practices. We believe that our current executive compensation program directly links the compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. See 2022 Total Compensation on page 76. Accordingly, we ask our shareholders to vote in favor of the following resolution at the annual meeting: RESOLVED, that the Companys shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Companys Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2022 Summary Compensation Table and the other related tables and disclosures.Advisory Vote on Executive Compensation We hold a non-binding advisory say on pay vote every year, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), which received approval from 64.5% of the shares voted at our 2022 shareholders meeting. As part of our commitment to continuous governance improvement, we seek input from our shareholders and proxy advisory firms regarding our executive compensation program, governance practices and ESG program. Similar to our prior engagement work, in 2022 we conducted a comprehensive shareholder engagement program where we sought meetings with our top 30 shareholders and proxy advisory firms, ISS and Glass Lewis, to elicit input regarding our executive compensation programs and practices. Our listening tour provided shareholders an opportunity to offer feedback on these programs and practices. See Our 2023-2024 Shareholder Engagement Program on page 48 for an overview of our 2022 shareholder engagement program, the feedback we received from shareholders and the actions taken in response to such feedback. Our approach and process to executive compensation is intended to provide a strong link between pay and Company performance, a sound design of our executive compensation program, and strong executive compensation practices and governance. As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Board and the Compensation Committee of the Board (Compensation Committee) believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation opportunities. A majority of our executive compensation is comprised of performancebased incentive programs that are designed to reward our named executive officers on both an annual and longterm basis only if they attain certain specified goals. The Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to review, among other things, the competitive market and best practices. We believe that our current executive compensation program directly links the compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. See 2022 Total Compensation on page 76. Accordingly, we ask our shareholders to vote in favor of the following resolution at the annual meeting: RESOLVED, that the Companys shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Companys Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2022 Summary Compensation Table and the other related tables and disclosures.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company, as of the date of this proxy statement, are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. There are no family relationships among the executive officers, directors or nominees for director.

Name	Position with FIS	Age*

Stephanie L. Ferris	Chief Executive Officer and President	50

Firdaus Bhathena	Chief Technology Officer	53

James Kehoe	Corporate Executive Vice President, Chief Financial Officer	61

Christopher A.Thompson	Corporate Executive Vice President, Chief Accounting Officer	60

Caroline Tsai	Corporate Executive Vice President, Chief Legal & Corporate Affairs Officer	54

L. Denise Williams	Corporate Executive Vice President, Chief People Officer	63

* as of April 8, 2024

FIRDAUS BHATHENA

has served as Chief Technology Officer of FIS since April 2023. Mr. Bhathena has extensive technology and business leadership experience that spans large, complex organizations, as well as smaller, fast-moving companies. Prior to joining FIS, Mr. Bhathena served as the general manager of healthcare at Noom, an innovative, privately held consumer digital health company, from May 2021 until April 2023, where he pioneered new B2B and B2B2C businesses. Prior to that, he served as the Enterprise Chief Digital Officer at CVS Health from November 2018 until May 2021, where he led digital innovation and product delivery across the enterprise. Prior to Aetna being acquired by CVS Health in November 2018, Mr. Bhathena was the Chief Digital Officer at Aetna, responsible for creating a new Consumer Digital Health products group that delivered multiple new digital experiences leveraging data and artificial intelligence/machine learning in innovative ways. Prior to Aetna, Mr. Bhathena founded two technology companies (i.e., WebLine, acquired by Cisco Systems in 1999, and Relicore, acquired by Symantec in 2007), and was part of the leadership team at the Blade Network, a technology incubator in Boston, MA.

JAMES KEHOE

has served as Corporate Executive Vice President and Chief Financial Officer (“CFO”) since August 21, 2023. Prior to joining FIS, Mr. Kehoe served as Executive Vice President and CFO for Walgreens Boots Alliance, Inc. from June 2018 to August 2023. Prior to this position, Mr. Kehoe served as CFO at Takeda Pharmaceutical Company Limited (“Takeda”) from June 2016 to June 2018, where he also served as a member of the board from June 2017 to June 2018. For over 25 years prior to joining Takeda, Mr. Kehoe served Kraft Foods in a number of finance-related positions with assignments based in Ireland, Germany, Italy, the U.S., Austria, Switzerland and Canada, including his last role as Executive Vice President and CFO of Kraft Foods Group, Inc.

51 FIS GLOBAL

CHRISTOPHER A. THOMPSON

has served as Executive Vice President and Chief Accounting Officer of FIS since September 2023. Prior to that Mr. Thompson served as Corporate Senior Vice President and Chief Accounting Officer from May 2023 to September 2023. Prior to that Mr. Thompson served as Corporate Senior Vice President and Chief Accounting Officer of FIS from August 2019 until May 2021, when he retired from this position. He served as the Chief Accounting Officer of Worldpay from 2014 until 2019 and was the Senior Vice President and Controller of Worldpay from 2010 to 2014. Prior to joining Worldpay, he was a Partner at Deloitte and Touche LLP.

CAROLINE TSAI

has served as Corporate Executive Vice President and Chief Legal & Corporate Affairs Officer since May 26, 2022, after serving as Corporate Executive Vice President and Chief Legal Officer since February 7, 2022. Prior to joining FIS, Ms. Tsai was the Chief Legal Officer and Corporate Secretary at The Western Union Company, a global money movement and payments company, from August 2019 to February 2022. Prior to this position, Ms. Tsai served as Executive Vice President, General Counsel and Secretary at Western Union from December 2017 to July 2019. Ms. Tsai served as Deputy General Counsel & Chief Regulatory Officer at BMO Financial Group from December 2015 to November 2017 and Chief Legal Officer, U.S. Personal & Commercial Banking at BMO Harris Bank from January 2014 to December 2015. Ms. Tsai served as Senior Vice President & Associate General Counsel from January 2012 to December 2013 and Senior Vice President & Assistant General Counsel from July 2005 to December 2011 at Bank of America Corporation. Ms. Tsai began her legal career as an associate with the law firm Jones Day.

L. DENISE WILLIAMS

has served as Corporate Executive Vice President and Chief People Officer since joining FIS in April 2016. Prior to joining FIS, she spent 15 years with the IBM Corporation in several senior-level human resources roles, rising to the position of Vice President, Human Resources-North America Sales and Distribution. From 1987 to 2001, Ms. Williams held a variety of management positions in human resources with Coopers & Lybrand, First Data Corporation and Alliance Bernstein.

2024 Proxy Statement 52

In this Compensation Discussion and Analysis, we provide an overview of our named executive officers’ 2023 compensation, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions were based. In 2023, our named executive officers (“NEOs”) were:

Stephanie L. Ferris, Chief Executive Officer and President

James Kehoe, Corporate Executive Vice President, Chief Financial Officer

Ido Gileadi, former Corporate Executive Vice President, Chief Operating Officer

Caroline Tsai, Corporate Executive Vice President, Chief Legal & Corporate Affairs Officer

L. Denise Williams, Corporate Executive Vice President, Chief People Officer

Erik D. Hoag, Corporate Executive Vice President and former Chief Financial Officer

Erik D. Hoag left the position of Chief Financial Officer of the Company effective August 21, 2023 in connection with the Company’s appointment of James Kehoe as Chief Financial Officer but continued to be employed by the Company as a non-executive officer thereafter. Ido Gileadi ceased to serve as Chief Operating Officer effective December 31, 2023, but continued to be employed by the Company until February 29, 2024.

53 FIS GLOBAL

EXECUTIVE SUMMARY

In 2023, we implemented significant changes to our executive compensation programs that were designed to be heavily performance-based and ensure a strong alignment with shareholder interests. These changes were crafted in response to valuable feedback received from shareholders and to support our ongoing business initiatives. Key highlights of the changes made include:

Executed transformation strategy to reposition FIS for growth. In July 2023, we announced an agreement to sell a majority stake in our Worldpay Merchant Solutions business to private equity funds managed by GTCR LLC in a transaction valuing the Worldpay business at an enterprise value of $18.5 billion, including $1.0 billion of consideration contingent upon the returns realized by the buyer exceeding certain thresholds. This sale was completed in January 2024. In addition, throughout 2023, we continued to execute on Future Forward, our enterprise transformation program to improve our operational performance by driving efficiency, effectiveness and profitable growth across the entire enterprise. We expect to realize cash savings exiting 2024 of $1.0 billion, of which over 75% represents run-rate cash savings.

Continued thoughtful executive succession. Building upon the appointment of Stephanie L. Ferris as the new Chief Executive Officer and as a member of the Board in December 2022, the Board successfully recruited James Kehoe as our new Chief Financial Officer in August 2023. Mr. Kehoe has decades of finance experience, including nearly ten years of experience serving in CFO roles at large and complex companies in several different industries.

•	Throughout the year, the Company also welcomed additional executives to support the continued execution of our strategic priorities

The Compensation Committee redesigned our 2023 incentive program in response to shareholder feedback. In response to shareholder feedback, the Compensation Committee approved the following incentive program design changes for stock-based awards granted in fiscal 2023:

•

PSUs granted in 2023 with a performance period of 2023-2025 will be earned based on a relative TSR metric compared against the S&P 500 index over a single three-year performance period and will cliff-vest at the end of that period. The relative TSR metric was selected to ensure the strongest alignment with the shareholder experience and long-term value creation, particularly in the first year of FIS’ transformation, and in consideration of the broader mix of performance metrics within the Company’s executive compensation program.

•	Relative TSR performance metrics were designed to require market leading performance, with target payout tied to the 55th percentile and a maximum payout at the 90th percentile.

•

For 2023 equity awards, to support our transformation and shareholder value creation efforts, we also awarded non-qualified stock options that incorporate premium exercise prices that were set at 15%, 25% and 30% above the closing price on the date of grant.

•

Performance-based equity instruments represented 65% of annual long term incentives (72% for Ms. Ferris including a supplemental long-term incentive award consisting 100% of performance-based instruments).

2023 annual short-term incentive program payouts reflected FIS’ success in executing on its strategic priorities.

•	Established performance measures for the 2023 annual program to align with key value drivers of our strategic transformation.

•

Despite earnings headwinds from higher interest rates, FIS’ performance in 2023 met or exceeded most of the financial and strategic goals which were aligned with our 2023 plan and the guidance we communicated to our investors. Our outperformance resulted in an overall payout of 142.9% of the target amount.

2024 Proxy Statement 54

PSUs were earned below target. Consistent with the link between pay and performance, the performance awards were earned below the target vesting opportunity.

•

PSUs for the 2021-2023 performance period were earned at 68% of target, with the 2023 tranche earning at 0%. Considering our stock price performance over the same performance period, the shares earned and associated dividend equivalents had an aggregate value at the end of the performance period equal to 29% of the initial target grant value.

•	The 2023 tranche of PSUs for the 2022-2024 performance period were earned at 0% of target, and through the first two years of the performance period 36% of target shares have been earned.

•

For the PSUs for the 2023-2025 performance period, our total return performance relative to the S&P 500 Index for the first year of the unitary three-year performance period was at the 16th percentile, which would be below the threshold for the PSUs to be earned.

The Compensation Committee will continue to evaluate shareholder feedback and structure the executive compensation program to support the Company’s strategic priorities and align the compensation of our executive management team with the interests of our shareholders.

These initiatives were driven by direct shareholder input and are instrumental in our ongoing transformation efforts. We believe they position us for continued success in 2024 and beyond, reinforcing our commitment to creating long-term value for our shareholders.

Realizable Pay based on Performance

Below we have highlighted Ms. Ferris’ contractually obligated compensation based on her amended employment agreement, her target compensation, and her realizable compensation for 2023:

Compensation Element	Employment Agreement	2023 Target/ Granted	Realizable (as of 12/31/2023)

Base Salary	$1,000,000	$1,000,000	$1,000,000

Bonus	$2,000,000	$2,000,000	$2,858,000

Equity	$12,000,000	$15,000,000	$3,981,259

RSUs	$4,200,000	$4,200,000	$3,981,259

Performance Equity	$7,800,000	$10,800,000	$0

Total	$15,000,000	$18,000,000	$7,839,259

2023 realizable compensation represents 2023 base salary paid, 2023 actual annual incentive compensation paid and the year-end intrinsic value of the equity granted during the year. As of December 31, 2023, the year-end intrinsic value of the “Performance Equity” as reported in the table above was zero due to (i) the relative TSR performance for the PSUs (which have a three-year performance period) tracking below the threshold performance level and (ii) the market price of FIS’ common stock being below the applicable exercise price for each tranche of the premium-priced stock options (which have a seven-year term).

This presentation provides additional information to compare contracted, target/granted, and realizable pay to Ms. Ferris in 2023. The values presented in this table for the equity awards are not calculated in the same manner as the values reported in the Summary Compensation Table on page 80, the values reported in the 2023 Grants of Plan-Based Awards Table on page 82, or the values reported in the Pay Versus Performance table on page 98, which are calculated according to the SEC’s guidance for these required disclosures.

55 FIS GLOBAL

2023 PERFORMANCE HIGHLIGHTS

2023 was a year of transformation and significant positive momentum at FIS:

Worldpay Transaction: In July 2023, FIS signed a definitive agreement to sell a majority stake in its Worldpay Merchant Solutions business to private equity funds managed by GTCR in a transaction valuing Worldpay at $18.5 billion, including $1.0 billion of consideration contingent on the returns realized by GTCR exceeding certain thresholds. At the closing of the transaction, in January 2024 FIS received net cash proceeds of greater than $12 billion, net of estimated closing adjustments, debt restructuring fees, taxes and transaction costs.

The completion of the transaction reinforces FIS’ position as a global enterprise software leader, supported by favorable industry trends, a marquee set of global clients and best-in-class products and solutions. As a more focused company with a stronger balance sheet, FIS will have greater strategic and operational agility by simplifying operations and driving faster innovation across its portfolio of solutions.

FIS and Worldpay have entered into commercial agreements that will allow FIS to retain access to Worldpay’s marquee portfolio of commercial clients to continue to offer its financial technology solutions and will allow Worldpay to retain access to FIS’ financial institution clients as it continues to scale its bank channel. FIS retained a 45% ownership interest in Worldpay and participates on the Worldpay Board, allowing FIS to benefit from continued growth in the Worldpay business.

Future Forward: We exceeded our 2023 goals for Future Forward, our enterprise transformation strategy announced in November 2022. Future Forward enhances our innovation capability and enables us to accelerate the timing of our delivery of products and solutions to markets, simplify our go-to-market approach, improve client experiences, and drive improved new sales momentum. We are on track to deliver on all of our commitments under the program, including total cash savings exiting 2024 of $1.0 billion, of which over 75 percent represents run-rate cash savings.

•

Client-Centricity: We are ensuring that clients are at the center of everything we do by sharpening our operational focus to promote a client-centric culture and deliver on our commitments to all stakeholders.

•	Innovation: We are innovating across our portfolio of solutions to help ensure growth for our clients.

•	Simplification of Operational Management: We are simplifying and streamlining our operations, decision-making and time-to-market to improve profitability.

Capital Allocation: Supported by the Worldpay separation and Future Forward execution, we are positioned to reinvest in the business and accelerate capital return to shareholders. We intend to use a portion of the proceeds from the sale to repay or otherwise retire approximately $9.0 billion of debt during 2024 (including approximately $2.5 billion aggregate principal amount of senior notes that we repurchased pursuant to tender offers in March 2024) and are targeting a long-term gross leverage ratio (total debt/adjusted EBITDA unburdened by stock compensation expense) in the range of 2.5x-3.0x. In November 2023, we resumed our share repurchase program and purchased $510 million of shares in the

2024 Proxy Statement 56

fourth quarter of 2023. In addition, in February 2024 we raised our 2024 goal for share repurchases to $3.5 billion for the year (or a total of $4.0 billion since resuming repurchases in late 2023). We also intend to maintain a competitive dividend and grow the dividend in line with adjusted net earnings from continuing operations.

We achieved all these results while producing financial results that exceeded our guidance to investors for four consecutive quarters and for the year as a whole, despite earnings headwinds from higher interest rates. While our stock price at the end of the year remained well below the highs of recent years, we believe our accomplishments in 2023 created a foundation for long-term shareholder value creation driven by the continued execution of our strategic plan.

COMPENSATION GOVERNANCE

Our Compensation Committee regularly reviews our executive compensation programs and makes adjustments that they believe to be in the best interests of the Company and our shareholders. As part of this process, our Compensation Committee reviews compensation trends, listens to stakeholder feedback and considers what is thought to be current best practices by our independent compensation consultant, with the goal of continually improving our approach to executive compensation.

What We Do	What We Do Not Do

Deliver the majority of executives’ total compensation in the form of at-risk, performance-based compensation	Provide guaranteed short- or long-term incentives

Utilize performance-based vesting requirements for the majority of our equity awards in the form of performance stock units	Provide tax gross-ups of payments or perquisites, except in the case of relocation expenses that are generally available to all employees

Require our executives and directors to satisfy rigorous stock ownership guidelines	Provide significant perquisites

Maintain a clawback policy	Maintain any form of supplemental executive retirement plan (SERP)

Prohibit executive officers from engaging in hedging transactions in FIS stock or pledging FIS stock	Reprice or exchange underwater options without shareholder approval

2023 SAY-ON-PAY VOTE AND SHAREHOLDER ENGAGEMENT

At our 2023 Annual Meeting, the advisory say-on-pay proposal received 91.96% support of votes cast, demonstrating the approval of our executive compensation program by our shareholders. We believe that the strong support shown by our shareholders reflects the changes we made to our executive compensation program in response to feedback received during the course of our engagement with shareholders after our 2022 Annual Meeting.

57 FIS GLOBAL

Below is a summary of the common themes we heard during the engagement effort and the response of the Compensation Committee to the shareholder perspectives shared with us, as reflected in our 2023 executive compensation program. During our shareholder engagement meetings in the first quarter of 2024, in which we met with shareholders holding more than 30% of our outstanding shares of common stock, our shareholders continued to be supportive of the changes we made to our executive compensation program while recognizing the need for a balanced program that also rewarded achievement of key operational objectives.

Topic and Shareholder Feedback	Our Responsive Actions and Perspective
Long-term performance metrics Some shareholders wanted to see a greater use of a TSR metric in the executive compensation program to incentivize shareholder value creation efforts

Action:

•  For the 2023 long-term performance cycle, the Compensation Committee approved a new PSU design consisting entirely of relative TSR performance.

•  Designed relative TSR performance metrics to require market leading performance, with target payout tied to the 55th percentile and a maximum payout at the 90th percentile.

•  Imposed a cap on performance PSUs to limit payout to target level in the event of an absolute negative TSR performance.

•  For 2023, introduced premium-priced, non-qualified stock options as a component of the long-term incentive program to support greater focus on shareholder value creation.

Vesting period for the long-term PSUs

A majority of shareholders expressed preference for earned PSUs, if any, to vest at the end of the three-year performance period to foster better alignment with shareholder interests

Action: • The 2023 PSUs will vest based on achieved results over a single three-year performance period.

ESG metrics integration Several shareholders inquired whether the Company intends to incorporate ESG metrics into the executive compensation program

Perspective:

•  The Compensation Committee evaluates the incentive program design on a regular basis to assess alignment with our growth strategy and to maintain an executive compensation program competitive with the market. For the 2023 incentive program design, the Compensation Committee put greater emphasis on our profitability metrics and stock price performance to support our transformation efforts. We will continue to consider appropriate ESG metrics for the incentive program design in the future.

Each year, the Compensation Committee evaluates our program in light of the strategic direction of the Company, market conditions, shareholder views (including the results of our annual say-on-pay vote) and governance considerations, and makes changes deemed appropriate for our business.

2024 Proxy Statement 58

We discussed a range of topics in our engagements over the last year, including our transformation journey and key strategic priorities following the sale of a majority stake in our Worldpay Merchant Solutions business, as well as our ongoing commitment to Board refreshment, and our executive compensation, corporate governance and ESG programs. With respect to executive compensation, we gained valuable perspectives from our shareholders as we seek to assess our incentive programs to align with go-forward value drivers following the completion of the Worldpay transaction. See ‘Shareholder Engagement’ for more details.

We will continue to take into account shareholder feedback, input from our independent compensation consultant, and the outcome of future say-on-pay votes when assessing our executive compensation program and policies as discussed in this CD&A.

COMPENSATION PHILOSOPHY

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives, thereby creating value for our shareholders. Our compensation programs are grounded on the concept of paying for performance and intended to foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

Our compensation programs are designed to attract and retain high-performing executives and key employees, as there is significant competition in our industry for talent. We seek to accomplish these objectives by providing our executives with total target compensation that is competitive relative to the compensation paid to similarly situated executives at similarly sized companies. We believe that this is critical to our efforts to motivate, reward and retain those individuals with the leadership abilities and skills necessary for achieving our objectives: delivering value to our clients, investing in and retaining our employees, supporting the communities in which we work, dealing fairly and ethically with our suppliers, and generating long-term value for shareholders.

COMPENSATION OBJECTIVES

OUR COMPENSATION PROGRAMS SUPPORT OUR CORPORATE STRATEGY AND BUSINESS OBJECTIVES

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives and thereby create value for our shareholders. We seek to achieve this goal by:

•	tying a significant majority of our named executive officers’ compensation to our corporate financial performance and the creation of shareholder value;

•

structuring our performance-based programs to focus our named executive officers on attaining key goals that are designed to be aligned with and support our strategic business objectives, which in turn drive shareholder value;

•	directly aligning the interests of our executive officers and shareholders by requiring that our executive officers own meaningful amounts of FIS stock;

•	recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual achievements; and

•	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build long-term shareholder value.

59 FIS GLOBAL

For the 2024 programs, our Compensation Committee has thoroughly evaluated the programs to ensure that the metrics align with the key value drivers for the Company following the separation of Worldpay.

ESTABLISHING EXECUTIVE COMPENSATION LEVELS

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills deemed necessary to build long-term shareholder value, motivate our executives to perform at a high level and reward outstanding achievement, our Compensation Committee sets total compensation at levels it determines to be competitive in our market.

 When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentive amounts, our Compensation Committee considers a number of important qualitative and quantitative factors, including:

•	The named executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

•	Our financial performance;

•	The named executive officer’s current base salary and recent annual and long-term incentive awards;

•	The business environment and our business objectives and strategy;

•	The need to retain and motivate our named executive officers;

•	Corporate governance, shareholder input and regulatory factors related to executive compensation; and

•	Marketplace compensation levels and practices.

The compensation decisions are not formulaic, and the members of our Compensation Committee did not assign precise weights to the factors listed above. The Compensation Committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

USE OF PEER GROUP DATA

To support its review of our executive compensation and benefit programs for 2023, the Compensation Committee engaged Meridian, an independent compensation consultant, to conduct a marketplace review of the compensation we pay to our executive officers. Meridian gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, as well as overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. The marketplace compensation data is an important element in the decisions of our Compensation Committee, but our Compensation Committee ultimately made decisions based on all of the factors described above rather than just relying on peer data.

In 2023, Meridian assisted our Compensation Committee in analyzing the marketplace compensation information for the following group of 15 companies, which we refer to as our “peer group.” Based on data available as of October 2022, the time when the peer group was determined by the Compensation Committee, to select companies based on an average

2024 Proxy Statement 60

revenue range comparable to the projected 2023 revenue for FIS, industry focus (generally the Data Processing and Outsourced Services industry based on Global Industry Classification Standard (“GICS”) Code), nature and complexity of operations, including international focus and companies that compete with us for business and/or executive talent. The Committee generally screened for companies with revenue in the range of 33% to 200% of our projected revenue. The Committee approved the removal of 5 companies that generally were in the Software/Technology industries (Adobe, Cognizant, Intuit, Salesforce and VMware) and had P/E valuations that exceeded the typical level of peers. The Committee approved the inclusion of two new peers (Intercontinental Exchange, Inc. and The Western Union Company), both of which were below the median in terms of revenue as compared to existing peers. As such, our revenue was positioned at the 48th percentile of the peers and market cap was positioned at the 55th percentile of peers. The 2023 peer group was determined by our Compensation Committee in October 2022 and consisted of the companies set forth below.

Company	GICS Sub-Industry	Revenue (LTM)(1)(2)	Market Cap(2)

American Express Company	Consumer Finance	$49,623	$101,148

Visa Inc.	Transaction and Payment Processing Services	$29,310	$366,725

PayPal Holdings, Inc.	Transaction and Payment Processing Services	$27,053	$99,538

Mastercard Incorporated	Transaction and Payment Processing Services	$21,636	$274,779

Fiserv, Inc.	Transaction and Payment Processing Services	$17,363	$59,846

Automatic Data Processing, Inc.	Human Resource and Employment Services	$16,882	$93,935

Block, Inc.	Transaction and Payment Processing Services	$16,959	$32,763

DXC Technology Company	IT Consulting and Other Services	$15,370	$5,627

Discover Financial Services	Consumer Finance	$10,769	$24,837

Global Payments Inc.	Transaction and Payment Processing Services	$8,917	$29,947

Intercontinental Exchange, Inc.*	Financial Exchanges and Data	$7,364	$50,457

Nasdaq, Inc.	Financial Exchanges and Data	$6,111	$27,843

Broadridge Financial Solutions, Inc.	Data Processing and Outsourced Services	$5,800	$16,929

SS&C Technologies Holdings, Inc.	Data Processing and Outsourced Services	$5,239	$12,177

The Western Union Company*	Transaction and Payment Processing Services	$4,668	$5,208

75th Percentile		$19,500	$96,736

Median		$15,370	$32,763

25th Percentile		$6,738	$20,883

Fidelity National Information Services, Inc.	Transaction and Payment Processing Services	$14,388	$45,945

Percentile Ranking		48%	55%

*Denotes Newly Added Peers

(1)	Revenue values reflect fiscal year end data available as of analysis (which was October 2022).

(2)

All information provided is as of October 2022 when the Compensation Committee completed its annual review and approval of the peer group to be used for fiscal year 2023 and does not reflect any subsequent mergers, acquisitions or divestitures.

The marketplace data information in this discussion is not deemed filed or part of the Compensation Discussion and Analysis for certification purposes.

61 FIS GLOBAL

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

Our Compensation Committee is responsible for reviewing, approving and monitoring the compensation programs for our named executive officers, as well as our other executive officers. Our Compensation Committee is also responsible for administering our stock incentive plans and approving individual grants and awards for our executive officers.

To further the objectives of our compensation programs, our Compensation Committee engaged Meridian in 2023 to conduct an ongoing review over the course of the year of our compensation programs for our named executive officers, other Section 16(b) officers and our Board of Directors. Meridian provided our Compensation Committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions.

The Compensation Committee may also give specific assignments to Meridian from time to time and may ask for Meridian’s assistance when it is considering a special or one-time compensation arrangement. In addition, members of our Compensation Committee have discussions with Meridian between meetings as specific questions arise. Meridian was selected by our Compensation Committee and reports directly to the committee.

Ms. Ferris provided input and made recommendations to the Compensation Committee regarding executive compensation levels for executive officers. In addition, Ms. Williams, Chief People Officer, coordinated with the Compensation Committee’s Chair and Meridian in preparing the Compensation Committee’s meeting agendas and materials. Although our Compensation Committee considered the recommendations of Ms. Ferris with regard to our executive officers, our Compensation Committee exercises its discretion when making compensation decisions and may modify the recommendations. Ms. Ferris did not make recommendations to our Compensation Committee with respect to her own compensation.

While our Compensation Committee carefully considers the information provided by, and the recommendations of, Meridian and the individuals who participate in the compensation process, the Compensation Committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

INDEPENDENCE OF THE COMPENSATION CONSULTANT

The Compensation Committee approves Meridian’s fee structure and terms of engagement.

Meridian only provided compensation advisory services to the Compensation Committee in 2023 and did not provide any other services unrelated to executive or director compensation.

The Compensation Committee has considered and assessed relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the independent compensation consultant that provided services in 2023. Based on this review, the Compensation Committee determined that there are no conflicts of interest raised by the work performed by Meridian.

2024 Proxy Statement 62

COMPENSATION ELEMENTS

COMPONENTS OF 2023 TOTAL COMPENSATION AND PAY MIX

We compensate our executives primarily through a mix of base salary, annual cash incentives, and long-term equity-based incentives. We also maintain employee benefit plans for our employees and executive officers. Some executive officers, including our named executive officers, may also receive limited additional benefits. The compensation earned by our other named executive officers in 2023 consisted of the following:

Compensation component	Purpose of the compensation component

Base salary	Salary provides a level of assured, regularly paid, cash compensation that is designed to be competitive and reasonable.

Annual cash incentive

Performance-based annual cash incentives designed to motivate our named executive officers to achieve or exceed our in-year plan and help to attract and retain key executives.

Performance measures and their weighting for the 2023 annual cash incentive program were: a revenue metric (25%), an EBITDA metric (30%), a cash flow metric (10%), Future Forward cash savings (25%) and Net Promoter Score (10%).

Time-based restricted stock units (“RSUs”)	Time-based restricted stock units help to tie our named executive officers’ long-term financial interests to the Company’s stock price performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

Performance stock units (“PSUs”)

Performance stock units motivate our named executive officers to achieve results in selected metrics that drive the Company’s financial performance and help tie our named executive officers’ long-term financial interests to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

The 2023 PSU awards use relative TSR against the S&P 500 Index as the sole performance measure.

Premium-Priced Stock Options

Premium-Priced stock options granted in 2023 included exercises prices set at a premium of 15%, 25% and 30% above the value of a share of our common stock on the date of grant.

The Premium-Priced stock options, which vest in equal, annual installments over three years, enhance the link between pay and performance, since the executives only realize value if the Company’s stock price increases above the premium exercise price, helping to tie our named executive officers’ long-term financial interest to the long-term financial interests of our shareholders.

63 FIS GLOBAL

Approximately 71% of Ms. Ferris’ 2023 target compensation and 63% (on average) of our continuing named executive officers’ 2023 target compensation was based on performance-based cash and performance-based equity incentives that are tied to our financial performance, stock price growth and TSR.

2024 Proxy Statement 64

2023 TOTAL COMPENSATION

The allocation of our named executive officers’ compensation among the various compensation elements from year to year is not formulaic. Instead, it reflects our Compensation Committee’s business judgment regarding the best allocation of compensation based on a number of objective and subjective factors, including marketplace data provided by our Compensation Committee’s independent compensation consultant; the challenges facing FIS in the industry and market environment; an assessment of each executive’s level of responsibility; the individual skills, experience and contribution of each executive; and the ability of each executive to impact company-wide performance and create long-term shareholder value. In recent years the Compensation Committee has also considered the stage the Company has reached in achieving its strategic transformation and the allocation and design features that it considers best suited to continue to advance that transformation.

COMPENSATION PROCESS

BASE SALARY

Although the emphasis of our compensation program is on performance-based, at-risk pay, we provide our named executive officers with base salaries that are intended to provide a level of regularly paid, cash compensation that is competitive and reasonable. Our Compensation Committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our Compensation Committee considers the peer group and market compensation data provided by the Committee’s independent compensation consultant, as well as qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.

Mses. Tsai and Williams received an increase in their base salaries in 2023 due to the expansion of their roles and market adjustments.

Named executive officer	2022 Base Salary	2023 Base Salary	Increase

Stephanie L. Ferris	$1,000,000	$1,000,000	0%

James Kehoe	N/A	$975,000	N	/A

Ido Gileadi	$625,000	$625,000	0%

Caroline Tsai	$575,000	$630,000	9.6%

L. Denise Williams(1)	$575,000	$600,000	4.3%

Erik D. Hoag(2)	$600,000	$600,000	0%

(1)	Ms. Williams’ salary increase was effective July 1, 2023.

(2)

Upon his promotion to Chief Financial Officer on November 4, 2022, Mr. Hoag’s salary was increased to $600,000. Mr. Hoag left the position of Chief Financial Officer of the Company, effective August 21, 2023, in connection with the Company’s appointment of James Kehoe as Chief Financial Officer, but continued to be employed by the Company as a non-executive officer thereafter, at the same base salary rate.

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ANNUAL CASH INCENTIVE

We award annual cash incentives based upon the achievement of pre-defined business and financial objectives that are established in the first quarter of the performance year. The annual cash incentive program plays an important role in our approach to total compensation. It is designed to motivate participants to improve the Company’s performance for a fiscal year, and it requires that we achieve pre-established annual financial performance goals based on audited financial results before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives is important to executing our business strategy, strengthening our products and solutions, improving customer satisfaction, gaining new customers and delivering long-term value to shareholders. In addition, the annual cash incentive program is designed to help to attract and retain a highly qualified management team and to maintain a market-competitive compensation program.

In the first quarter of each fiscal year, our Compensation Committee approves the fiscal year performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and threshold performance. When establishing target annual cash incentive opportunities for each named executive officer, our Compensation Committee considers the peer group and market compensation data provided by the Committee’s independent compensation consultant. In addition, the Compensation Committee sets target annual cash incentive opportunities at a level intended to be significant enough to focus our named executive officers on attaining key goals that are aligned with and support our strategic business objectives, which in turn drive growth in shareholder value.

No annual incentive payments are due to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level of 200% of the named executive officer’s target annual incentive. In addition, the financial performance measures under the program are derived from our annual audited financial statements included in our Form 10-K. Annual incentive program payments are only made after completion of the audit and approval by our Compensation Committee. Finally, in order to allow the Committee flexibility to consider other factors it deems relevant, the Committee retains the authority to exercise negative discretion to reduce payouts under the annual incentive program as it deems appropriate.

Ms. Tsai received an increase in her target incentive opportunity in 2023 due to the expansion of her role and market adjustments.

Named executive officer	2022 Target performance-based annual cash incentive(1)	2023 Target performance-based annual cash incentive(1)

Stephanie L. Ferris	200%	200%

James Kehoe	N/A	150%

Ido Gileadi	130%	130%

Caroline Tsai	120%	130%

L. Denise Williams	120%	120%

Erik D. Hoag(2)	125%	125%

(1)	Target annual incentives in these columns are expressed as a percentage of base salary earned during the year.

(2)	Upon his promotion to Chief Financial Officer on November 4, 2022, Mr. Hoag’s target performance-based annual cash incentive was increased to 125%. Mr. Hoag left the position of Chief Financial Officer of the Company, effective August 21, 2023, in connection with the Company’s appointment of James Kehoe as Chief Financial Officer, but continued to be employed by the Company as a non-executive officer thereafter with the same target cash incentive opportunity.

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GOALS AND RESULTS

The Compensation Committee selected five performance measures for awarding 2023 annual cash incentives. Three were financial metrics (a revenue metric, an EBITDA metric and a cash flow metric) and two were measures tied to our operating performance (Future Forward cash savings and Net Promoter Score).

The three financial performance metrics selected for the 2023 annual cash incentive program were based on Revenue, Adjusted EBITDA and Free Cash Flow, respectively, which are key measures in evaluating the financial performance of our business, and which can have a significant impact on our share price and the investment community’s future expectations. The calculation of these three incentive metrics is described below. All three financial performance metrics were set at the beginning of 2023 as part of our annual budget process and were based on annual guidance communicated to the investment community. The levels of Revenue and Adjusted EBITDA in our annual budget that were used to determine the target levels of performance for the revenue metric and the EBITDA metric, respectively, took into account the Company’s actual performance in 2022 and the significant expected revenue decline in 2023 for the Worldpay business and the Corporate and Other segment, and were consistent with the 2023 guidance that the Company communicated to investors at that time. The target levels also took into account the Company’s ongoing transformation designed to enhance sustainability of growth and shareholder value creation. The Compensation Committee elected to replace Adjusted EPS (the third metric used in the 2022 annual cash incentive program) with the cash flow metric in 2023 because it was already using one profitability metric (i.e., the EBITDA metric) and believed it was important to incentivize management to focus on cash generation from operations in that stage of the Company’s strategic transformation, in order to facilitate capital allocation decisions that enhance long-term value creation.

The operating performance goals were also established at the beginning of the year and used a balanced scorecard that was directly tied to the strategic benefits the Company hoped to achieve from the Future Forward program. The goal for Future Forward cash savings was for FIS on a consolidated basis including the Worldpay business.

The performance measures were designed with significant rigor and with a goal to drive outstanding operational performance by our management team and employees. The target levels of performance that the Compensation Committee selected for the 2023 annual incentive program were consistent with our annual budget, business plan and our investor guidance, as well as our long-term financial plan and our strategic objectives.

The Compensation Committee believes that the performance measures used for our annual incentives, together with the equity-based incentives and stock ownership levels applicable to our named executive officers, provide a high level of objectivity and transparency and a good balance that focuses our named executive officers on achieving short-term goals while not encouraging behavior that could be detrimental to delivering sustainable, long-term value. When establishing the performance measures and goals for the 2023 annual incentive awards, the Compensation Committee considered the following key factors:

•	Consistency among the 2023 performance targets and the 2023 business plan;

•	The 2023 financial performance targets, as compared to the 2022 financial performance targets and 2022 actual performance including the factors described above;

•	Alignment of the 2023 financial performance targets with our guidance to investors as described above;

•	Impact of macro-economic factors on performance targets; and

•	The significant challenge presented to reach the target goals and the extraordinary achievement required to earn a maximum payout.

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In the following table, we explain how we calculated the financial performance measures and why we use them.

Performance measure	How calculated	Reason for use

Revenue Metric

Based on GAAP revenue of $9,821 million, as reported in the Annual Report on Form 10-K, as well as revenue from discontinued operations of $4,859 million, as disclosed in Note 3 to the consolidated financial statements in the Annual Report on Form 10-K, adjusted for the impact of foreign currency exchange rates.

This metric is an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and solutions.

EBITDA Metric	Total Company Adjusted EBITDA as disclosed in our earnings release for the fourth quarter of 2023 furnished on Form 8-K on February 26, 2024, adjusted for foreign currency exchange rates. Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, and depreciation and amortization, and excludes certain costs and other transactions that management deems non-operational in nature, or that otherwise improve the comparability of operating results across reporting periods by their exclusion.	This metric reflects our operating strength and efficiency. It also reflects our ability to convert our revenue into operating profits for shareholders.

Cash Flow Metric

Free cash flow as disclosed in our earnings release for the fourth quarter of 2023 furnished on Form 8-K on February 26, 2024, less cash paid for acquisition, integration and other expenses. The cash flow metric used reflects net cash provided by operating activities, adjusted for the net change in settlement assets and obligations less capital expenditures.

This metric provides further information about the ability of our business to generate cash.

For 2023, the Compensation Committee set the relative weight of the revenue metric, the EBITDA metric and the cash flow metric at 25%, 30% and 10%, respectively, to reflect the importance of each metric to the Company at that particular stage in executing its strategic transformation. As described in the preceding table, the financial performance metrics used for the annual incentive program reflect adjustments from the corresponding publicly reported results to eliminate financial impacts of certain costs and transactions deemed non-operational in nature, so that our named executive officers’ compensation is not impacted, negatively or positively, by events that do not reflect the underlying operating performance of the business. In 2023, the following adjustments to the reported results for the revenue metric, the EBITDA metric and the cash flow metric (reflected in millions) were made:

	2023 Reported Results (including results from discontinued operations)	Foreign Exchange	Acquisition, Integration and Other Payments	2023 Adjusted Results for Annual Incentive Program Metrics

Revenue	$14,680	$(109)	$0	$14,571

Adjusted EBITDA	$6,154	$(56)	$0	$6,098

Free Cash Flow	$3,556	$0	$(494)	$3,062

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No annual incentive payments were due with respect to a particular performance metric if the pre-established, threshold level of performance was not met. Each performance metric was evaluated independently of the others, and a failure to attain the threshold level for any particular performance metric would not preclude an annual incentive payment with respect to any other performance metrics for which the threshold level of performance was attained. In addition, the Compensation Committee retained full discretion to reduce or withhold the 2023 annual incentives for all named executive officers, regardless of the results for the designated metrics. If the target level performance goals are attained, our named executive officers are eligible to earn an annual incentive award payment equal to their annual incentive target opportunity. For all goals other than Future Forward cash savings, if only the threshold performance goal is attained, 50% of the target opportunity is eligible to be earned, and for Future Forward cash savings, zero percent of the target opportunity is eligible to be earned if the target performance goal is not attained. For all goals, if the maximum performance goal is attained or exceeded, the payout is capped at 200% of the target opportunity. For performance between the threshold and target levels (except in the case of Future Forward cash savings, for which there is no payout for performance that is less than the target level), or between the target and maximum levels, the percentage of the target award earned is linearly interpolated. Payments are capped at the maximum performance payout level.

The table below lists the performance goals and results for 2023.

		Performance goal ($ in millions)

	Weight	Threshold	Target	Maximum	Results ($ in millions)	Payout factor	Weighted Payout factor

Revenue Metric	25%	$13,728	$14,450	$14,739	$14,571	142%	35.5%

EBITDA Metric	30%	$5,795	$6,100	$6,222	$6,098	100%	29.9%

Cash Flow Metric	10%	$2,406	$2,673	$2,807	$3,062	200%	20.0%

Future Forward Cash Savings(1)	25%	—	$500 saved	$500 saved plus $1,000 run-rate savings	>$500 saved plus >$1,000 run-rate savings	200%	50.0%

Net Promoter Score		Balanced scorecard for goals and results				75%	7.5%
	10%

Combined Payout Factor	—	—	—	—	—		142.9%

(1)

The Future Forward cash savings threshold, target and maximum performance levels were set in January 2023 and included operational expense savings, reduced capital expenditures and the reduction or elimination of acquisition, integration and transformation-related expenses. The threshold, target and maximum amounts and the 2023 results reported in this table are for FIS on a consolidated basis including the Worldpay business.

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The Compensation Committee determined the total annual incentive award payment for each named executive officer based on the Company’s performance as compared to each of the applicable performance measures described above following the filing of the Company’s audited financial statements in our Annual Report on Form 10-K.

LONG-TERM EQUITY INCENTIVES

In 2023, the Company continued using an annual equity grant mix for executive officers that included a mix of PSUs, RSUs and premium-priced stock options. The equity grants all contain a three-year vesting period; the PSUs cliff-vest (based on performance) at the end of the performance period and the RSUs and stock options each vest ratably in three equal annual installments. The stock options and RSUs made up 39% and 35% of the total annual grant, respectively, for each named executive officer who received an annual equity award (Mr. Kehoe did not receive an annual equity award but received a grant of RSUs when he joined FIS, related to the equity he forfeited from his prior employer). The PSUs accounted for 26% of the total annual grant for each named executive officer who received an annual equity award. In addition, as described in our 2023 Proxy Statement, in recognition of the significance of the Company’s enterprise transformation program and plans for a tax-free spin-off of the Worldpay business (which later became a sale of a 55% ownership interest in Worldpay), the Compensation Committee approved a supplemental performance-based long-term incentive award of $3,000,000 for Ms. Ferris, granted at the same time as the 2023 annual long-term incentive awards. This award consisted of $1,200,000 of PSUs and $1,800,000 of premium-priced stock options, each having the same terms as the PSUs and premium-priced stock options included in the annual long-term incentive award. Including this supplemental grant, Ms. Ferris’ total 2023 long-term incentive award was made up of 43.2% premium-priced stock options, 28% RSUs and 28.8% PSUs.

We use this grant framework to align with our peer group and the growing trend in long-term incentive grants of adopting three-year goals for performance-based equity to differentiate the performance vesting measures from the Company’s annual performance-based cash incentive program and to more efficiently utilize the shares in our shareholder approved equity plan.

2023 Annual Long Term Incentive Awards(1)

Name	RSU	PSUs	Premium-Priced Stock Options	Total LTI Granted

Stephanie L. Ferris(2)	$4,200,000	$3,120,000	$4,680,000	$12,000,000

James Kehoe(3)	—	—	—	—

Ido Gileadi(3)	—	—	—	—

Caroline Tsai	$1,575,000	$1,170,000	$1,755,000	$4,500,000

L. Denise Williams	$1,575,000	$1,170,000	$1,755,000	$4,500,000

Erik D. Hoag	$1,050,000	$780,000	$1,170,000	$3,000,000

(1)	Reflects grant values approved by the Compensation Committee which differs from the ASC 718 values reported in the Executive Compensation tables.
(2)

As described in our 2023 Proxy Statement, in recognition of the significance of the Company’s enterprise transformation program and plans for a tax-free spin-off of the Worldpay business (which later became a sale of a 55% ownership interest in Worldpay), the Compensation Committee approved a supplemental long-term incentive award of $3,000,000 for Ms. Ferris, granted at the same time as the 2023 annual long-term incentive awards. This award consisted of $1,200,000 of PSUs and $1,800,000 of premium-priced stock options, each having the same terms as the PSUs and premium-priced stock options included in the annual long-term incentive award.

(3)	Mr. Kehoe and Mr. Gileadi did not receive a 2023 annual long-term incentive award. Upon his hire, Mr. Kehoe received a buyout replacement RSU award with grant value of $10,000,000.

We intend for our long-term equity incentives to:

•

Tie named executive officers’ long-term financial interests to the Company’s performance and to the long-term financial interests of shareholders, further aligning the interests of our named executive officers with the interests of shareholders;

2024 Proxy Statement 70

•

Enhance the link between creating shareholder value and long-term incentive compensation, as the executive realizes value from options only to the extent the value of our stock increases above the exercise price (which in 2023 was set at 15%, 25% and 30% above the stock price on the date of the option grant);

•	Retain the named executive officers; and

•	Maintain market-competitive levels of total compensation.

Further details concerning the equity-based awards granted in 2023 to our named executive officers are provided in the 2023 Grants of Plan-Based Awards table and the 2023 Outstanding Equity Awards at Fiscal Year-End table and the related footnotes.

PSU grants made in 2023

For PSU grants made in 2023, the performance vesting element is based 100% on TSR performance relative to the S&P 500 index using a 3-year cumulative performance period. This metric was selected to ensure the strongest alignment with the shareholder experience and long-term value creation, particularly in the first year of FIS’ transformation, and in consideration of the broader mix of performance metrics within the Company’s executive compensation program. The performance vesting target goal was 100% at the 55th percentile, with a threshold of 50% at the 30th percentile, and a maximum of 200% at 90th or greater percentile.

For performance between the threshold and the target level goals, and between the target and the maximum level goals, the percentage of the target award that is earned is linearly interpolated. Following the satisfaction of the performance vesting element, the PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

Additionally, we introduced a cap on payouts such that, if absolute TSR for the 3 year period is negative, payments would be capped at no more than target.

PSU grants made in 2022 and 2021

For PSU grants made in 2022 and 2021, the performance vesting element is based on pre-determined three-year targets for annual organic revenue growth and annual margin expansion, along with a TSR modifier that compares the Company’s TSR performance to the S&P 500 index each calendar year (i.e., 2021, 2022 and 2023 (for the awards granted in 2021); or 2022, 2023 and 2024 (for the awards granted in 2022)). The PSUs’ performance vesting is based 50% on the Company’s annual organic revenue growth and 50% on the Company’s annual margin expansion.

Performance measure(1)	How calculated	Reason for use

Annual Organic Revenue Growth	The percentage increase of GAAP Revenue as reported in the Company’s current-period Annual Report on Form 10-K, as well as revenue from discontinued operations excluding the impact of fluctuations in foreign currency exchange rates and revenues from our non-strategic businesses in our Corporate and Other Segment, compared to a revenue base for the prior period which is adjusted for the impact of acquisitions and divestitures.	Annual Organic Revenue Growth is a key metric that measures how the Company is executing in growing its current business and generating new business. This metric is viewed as especially important when combined with margin expansion and is widely followed by shareholders.

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Performance measure	How calculated	Reason for use

Annual Margin Expansion	The percentage increase of Adjusted EBITDA divided by GAAP Revenue, both as reported in the Company’s Annual Report on Form 10-K and including discontinued operations. Adjusted EBITDA is defined as net earnings (loss) before net interest expense, net other income (expense), income tax provision (benefit), equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs and other transactions that management deems non-operational in nature as well as the impact of the non-strategic businesses in our Corporate and Other segment.	Annual Margin Expansion is a key metric used to monitor costs and determine the efficiency and scalability of the business as revenue grows. Combined with Organic Revenue Growth, these factors support growth of the fundamental business in a cost-focused manner. Annual Margin Expansion is also widely followed by shareholders.

(1)	The calculation of these measures for compensation purposes involves adjustments to the similarly named measures that the Company reports in its quarterly earnings materials.

The growth targets for annual organic revenue growth and annual margin expansion are set as of the grant date for a three-year period and are measured each year based on the Company’s year-end results as described in the Company’s audited financial statements in our Annual Report on Form 10-K. The actual annual organic revenue growth and annual margin expansion measurement results at the end of each year are measured against the three-year growth rate targets determined as of the grant date. The year-end results for actual annual organic revenue growth and annual margin expansion results each year during the three-year period will become the starting point for determining actual annual organic revenue growth and annual margin expansion during the subsequent year.

Based on the annual organic revenue growth and annual margin expansion in each year, 1/3rd of the PSUs may satisfy the performance vesting element and be earned between 0% and 200% of the target grant amount in each year, but remain subject to a time-based cliff vesting requirement. The performance vesting target goal was 100% with a threshold of 50% and a maximum of 200%.

Earned PSUs are also subject to the following annual TSR modifier:

Relative TSR Percentile Rank:	<25th percentile of S&P 500	≥25th percentile to <75th percentile of S&P 500	≥75th percentile of S&P 500

Modifier:	(15%)	No Change	15%

For performance between the threshold and the maximum level goals, the percentage of the target award that is determined to satisfy the performance vesting element is linearly interpolated. Following the satisfaction of the performance vesting element, the PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

In early 2024, following the completion of the Worldpay sale, we modified the performance criteria for the 2024 performance year under the outstanding 2022 PSUs to match the performance criteria for the 2024 performance year

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included in the PSUs granted in 2024, since the prior criteria were established when FIS still owned Worldpay and were no longer appropriate following the sale. The performance criteria for the 2024 performance period are tied to the achievement of internal financial and operational outcomes.

Premium-Priced Stock Options

In 2023, the stock options were awarded as a premium-priced stock option. These stock option awards align our named executive officers’ interests with those of our shareholders by providing a continued financial incentive to maximize long-term value for our shareholders and by encouraging our named executive officers to continue in our employment for the long-term. The options were granted with exercise prices at 15%, 25% and 30% above the closing price on February 28, 2023. Therefore, the stock options are performance based, as they only have value if the Company’s stock price increases above each premium exercise price. The options have a seven-year term and vest ratably on an annual basis over a three-year period from the anniversary date of the grant.

We do not engage in “backdating” or re-pricing of stock options, as our stock plan prohibits these practices. When we determine grant sizes, we attribute a target value to the options based on the fair value of the options in accordance with GAAP. We do not attempt to time the granting of these annual awards to any internal or external events. Stock options issued under our 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”) (as described below) or 2022 Omnibus Incentive Plan (the “2022 Omnibus Plan”) are subject to a double trigger change-in-control acceleration provision in the event they are assumed or replaced with substantially equivalent awards in connection with a change-in-control.

Restricted Stock Units

The RSUs are subject to a time-based vesting requirement, whereby each grant vests on an annual ratable basis over a three-year period from the anniversary date of the grant. Dividends are not paid on RSUs unless and until the stock vests.

2023 PSUs – ACCRUAL BASED ON 2023 PERFORMANCE

The PSUs granted in 2023 use a single three-year performance period. Based on the Company’s TSR compared to the S&P 500 Index in 2023, the first year of the performance period, the PSUs were tracking to be earned at 0% as of December 31, 2023.

2022 PSUs – ACCRUAL BASED ON 2023 PERFORMANCE

For the PSUs granted in 2022, 1/3rd of the award was eligible to be earned in 2023 based on the achievement of the annual organic revenue growth (50% of the eligible tranche) and annual margin expansion (50% of the eligible tranche) performance metrics. Based on the Company’s financial performance in 2023, (i) 50% of the eligible tranche failed to satisfy the threshold level for the annual organic revenue growth performance vesting element, which resulted in vesting of 0% of the target grant amount associated with 2023 performance and (ii) 50% of the eligible tranche failed to satisfy the threshold level for the annual margin expansion performance vesting element, which resulted in 0% vesting of the target grant amount associated with 2023 performance. As a result, the combined weighted performance achievement of the PSUs for the 2023 performance year was 0% of target. The relative TSR modifier would have further reduced any PSUs earned by 15% to reflect our TSR performance that fell below the 25th percentile relative to the S&P 500 index. As a result,

PSUs for the 2023 performance period that represent 1/3rd of the total target opportunity for the 2022-2024 performance

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period were earned at 0% of target. Any earned 2022 PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

		Performance goal

	Weight	Threshold	Target	Maximum	Adjusted results	Payout factor

Annual Organic Revenue Growth	50%	5%	6%	7%	2.0%	0%

Annual Margin Expansion	50%	.0%	.25%	.50%	(1.1%)	0%

Year Two Performance Vesting (% of Target)	—	50%	100%	200%	—	0%

Year Two Relative TSR Modifier	—	—	—	—	—	(15%)

Year Two Performance Shares Earned(1)	—	—	—	—	—	0%

(1)	Shares satisfying the performance vesting requirement, but remain subject to time-based vesting requirement through February 28, 2025.

2021 PSUs – ACCRUAL BASED ON 2023 PERFORMANCE

For the PSUs granted in 2021, 1/3rd of the award was eligible to be earned in 2023 based on the achievement of the annual organic revenue growth (50% of the eligible tranche) and annual margin expansion (50% of the eligible tranche) performance metrics. Based on the Company’s financial performance in 2023, (i) 50% of the eligible tranche failed to satisfy the threshold level for the annual organic revenue growth performance vesting element, which resulted in vesting of 0% of the target grant amount associated with 2023 performance and (ii) 50% of the eligible tranche failed to satisfy the threshold level for the annual margin expansion performance vesting element, which resulted in 0% vesting of the target grant amount associated with 2023 performance. The relative TSR modifier would have further reduced any PSUs earned by 15% to reflect our TSR performance that fell below the 25th percentile relative to the S&P 500 index. As a result, the combined weighted performance achievement of the PSUs for the 2023 performance year was 0% of target. As a result, PSUs for the 2023 performance period that represent 1/3rd of the total target opportunity for the 2021-2023 performance period were earned at 0% of target.

		Performance goal

	Weight	Threshold	Target	Maximum	Adjusted results	Payout factor

Annual Organic Revenue Growth	50%	5%	8%	10%	2.0%	0%

Annual Margin Expansion	50%	.25%	.5%	1.0%	(1.1%)	0%

Year Three Performance Vesting (% of Target)	—	50%	100%	200%	—	0%

Year Three Relative TSR Modifier	—	—	—	—	—	(15%)

Year Three Performance Shares Earned	—	—	—	—	—	0%

One-third of the 2021 PSUs were earned at 170% based on results for the 2021 performance year, one-third were earned at 33% based on results for the 2022 performance year, and one-third were earned at 0% based on results for the 2023

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performance year, resulting in a total of 68% of the overall target number of shares being earned. Based on our stock price performance from the grant date to the December 31, 2023, the last day of the performance period, the aggregate value of the 2021 PSUs that were earned equaled approximately 29% of the initial target value at the grant date. Any earned 2021 PSUs remain subject to a time-based cliff vesting requirement, which will be satisfied on the third anniversary of the grant date.

STOCK OWNERSHIP GUIDELINES

We have formal stock ownership guidelines for all corporate executive officers, including our named executive officers, and members of our Board, to require these individuals to hold a multiple of their base salary (or annual retainer in the case of our directors) in our common stock. Our Board approved new stock ownership guidelines with more stringent ownership requirements beginning in 2021 and updated stock ownership guidelines in January 2023. Under the updated stock ownership guidelines only fully vested shares and shares that have been deferred under our Board equity deferral plan, but would have otherwise vested, are counted toward meeting the stock ownership guidelines. In addition, executive officers must hold 50% of all equity awards from the date of vesting until such time as the officer’s total equity holdings satisfy the stock ownership guidelines. Each new corporate executive officer and director has four years to meet the guidelines.

The guidelines are as follows:

Position	Minimum Aggregate Stock Ownership Target

Chief Executive Officer and President	10x base salary

Chief Financial Officer	3x base salary

All Other Corporate Executive Officers	2x base salary

Members of the Board	5x annual cash retainer

Each of our executive officers met the stock ownership guidelines as of December 31, 2023 or were in the four-year transition period to satisfy the stock ownership guidelines.

HEDGING AND PLEDGING POLICY

Our Board previously adopted a hedging and pledging policy that prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct, or pledging them as collateral for loans. This policy prohibits directors and executive officers from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation, or held directly or indirectly by the executive officer or director. The Board adopted this policy in order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk taking. No FIS shares held by our current directors and executive officers have been hedged or pledged.

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CLAWBACK POLICY

Our Compensation Committee previously adopted a policy to recover cash and equity incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, including an act of fraud or willful misconduct that caused the need for an accounting restatement, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. In addition to this policy, our annual incentive plan gives our Compensation Committee complete discretion to reduce or eliminate annual incentives that have not yet been paid. There were no clawbacks made in 2023.

In 2023, the Company adopted a clawback policy that complies with the final NYSE rules issued in 2023 to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

INSIDER TRADING POLICY

Our Board previously adopted an insider trading policy which established quarterly trading windows during which restricted insiders, including Company directors, executive officers and certain employees can trade in FIS securities. In 2022, the Board updated the policy to shorten the quarterly trading windows during which restricted insiders may trade in FIS securities.

EQUITY GRANT PROCEDURES

We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We generally grant annual equity awards to our executives in the first quarter of each year during our open trading window following the release of our prior year results. We generally grant annual equity awards to our non-employee directors following the annual meeting.

401(k) PLAN

We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% (highly compensated employees are limited to 15%) of their eligible compensation, but not more than statutory limits (generally $22,500 in 2023). We contribute an amount equal to 50% of each participant’s voluntary contributions under the plan, up to a maximum of 6% of eligible compensation (up to $9,900 in 2023) for each participant. Participants may direct the trustee to invest funds in any investment option available under the plan. A participant may receive the value of his or her vested account balance upon termination of employment. FIS stock is not an investment option available under the plan. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions occurs on a pro rata basis over an employee’s first three years of employment with the Company. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

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QUALIFIED RETIREMENT EQUITY PROGRAM

In 2021, the Company established a Qualified Retirement Equity Program (the “Program”) to facilitate an orderly succession for long-tenured employees across all levels of the Company, including increased notice periods, and to reduce the ability for qualifying retirees to compete against the Company or solicit FIS employees after termination. The Program is a benefit available to holders of Company equity awards and participants in the ESPP who, in each case, satisfy certain eligibility and notice requirements. Effective January 30, 2024, the Company amended and restated the Program. As amended, the Program provides for (i) pro rata vesting of certain qualifying unvested equity awards and continued receipt of the Company ESPP match under the ESPP following retirement for participants who meet certain eligibility requirements. and (ii) continued vesting of certain qualifying unvested equity awards and continued receipt of the Company ESPP match under the ESPP following retirement for participants who meet more rigorous eligibility requirements.

Under the Program as amended, upon providing the proper advance written notice of their intent to retire, a pro rata portion (based on the portion of the vesting period worked) of an eligible participant’s eligible unvested equity awards will not be forfeited upon a Qualified Early Retirement, but will vest in accordance with the terms of their respective grant agreements, contingent upon continued compliance with the restrictive covenants in the grant agreements and execution of a release of claims. Similarly, upon providing the proper advance written notice of their intent to retire, eligible participants in the ESPP who meet the criteria for a Qualified Early Retirement will continue to vest and receive the quarterly Company ESPP match under the ESPP following a Qualified Early Retirement for all ESPP contributions previously made by the eligible participant in the final 12-month period of the participant’s employment.

A “Qualified Early Retirement” means an employee who has accumulated a minimum of 65 points based upon age plus years of service (one point per year, measured in whole years). Generally, the minimum age for a Qualified Early Retirement is 55 years old, and the minimum years of service is 5 years.

Under the Program as amended, upon providing the proper advance written notice of their intent to retire, an eligible participant’s eligible unvested equity awards will not be forfeited upon a Qualified Full Retirement, but will continue to vest in accordance with the terms of their respective grant agreements, contingent upon continued compliance with the restrictive covenants in the grant agreements and execution of a release of claims. Similarly, upon providing the proper advance written notice of their intent to retire, eligible participants in the ESPP who meet the criteria for a Qualified Full Retirement will continue to vest and receive the quarterly Company ESPP match under the ESPP following a Qualified Full Retirement for all ESPP contributions previously made by the eligible participant in the final 12-month period of the participant’s employment. A “Qualified Full Retirement” means an employee who has accumulated a minimum of 75 points based upon age plus years of service (one point per year, measured in whole years). Generally, the minimum age for a Qualified Full Retirement is 60 years old, and the minimum years of service is 15 years.

DEFERRED COMPENSATION PLAN

We provide our U.S. based named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a non-qualified deferred compensation plan. Participants may elect to defer up to 65% of their base salary and 75% of bonuses and/or commissions on a pre-tax basis. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the 2023 Nonqualified Deferred Compensation table and accompanying narrative.

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EMPLOYEE STOCK PURCHASE PLAN

We currently sponsor the Fidelity National Information Services, Inc. Employee Stock Purchase Plan, through which our employees can purchase shares of our common stock on an after-tax basis through payroll deductions and through matching employer contributions. Participants may elect to contribute between 3% and 15% of their salary into the ESPP through payroll deduction. In the month following the end of each calendar quarter in 2023, we made a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. During 2023, matching contributions were equal to 25% of employee contributions made during the year-ago quarter. Effective for employee contributions from April 2023, the corresponding matching contribution that will be credited in the month following the end of the next-year calendar quarter will be equal to 20%. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market with no discount.

HEALTH AND WELFARE BENEFITS

We sponsor various broad-based health and welfare benefit plans for our employees.

Our named executive officers participate in the same benefit plans as our other employees. All employees in the United States, including our named executive officers, are eligible to participate in our health and welfare plans, as well as our 401(k) plan and ESPP.

OTHER BENEFITS

We provide limited special benefits to our named executive officers. In general, the benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executives from certain business risks and potential threats. For safety and efficiency purposes in 2023, certain of our named executive officers received personal use of the corporate air transportation. Further detail regarding executive perquisites in 2023 can be found in the 2023 Summary Compensation Table under the column All Other Compensation and the related footnote.

POST-TERMINATION COMPENSATION AND BENEFITS

We have entered into employment agreements with each of our named executive officers. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in certain termination events. Descriptions of the material terms of all of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee
Gary L. Lauer (Chair)
Mark D. Benjamin
Jeffrey A. Goldstein
Kenneth T. Lamneck
James B. Stallings, Jr.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding the cash and non-cash compensation earned by and awarded to our named executive officers in 2023 and, to the extent required by SEC disclosure rules, in 2022 and 2021.

2023 SUMMARY COMPENSATION TABLE

Name and Principal PositionFiscal YearSalary ($)(1)Bonus ($)(2)Stock Awards ($)(3)Option Awards ($)(4)Non-Equity Incentive Plan Compensation Earnings ($)(5)Change in Pension Value andNonqualified Deferred Compensation Earnings ($)All Other Compensation ($)(6)Total ($)Stephanie L. Ferris Chief Executive Officer and President20231,000,0009,005,3476,479,9982,858,00092,44719,435,7922022783,33312,922,0171,999,990125,52415,830,8642021230,6825,589,0011,500,005543,8777,8767,871,441 James Kehoe Corporate Executive Vice President and Chief Financial Officer(7)2023355,4591,700,0009,999,986 761,53035,58612,852,571 Ido GileadiCorporate Executive Vice President and Chief Operating Officer2023625,000565,0001,161,06317,7122,368,7752022625,0006,503,525900,00715,8888,044,420Caroline TsaiCorporate Executive Vice President and Chief Legal & Corporate Affairs Officer2023630,000250,0002,876,4551,755,0081,170,35110,8176,692,6312022527,0832,500,0003,905,643937,504149,0898,019,319L. Denise WilliamsCorporate Executive Vice President and Chief People Officer2023587,5002,876,4551,755,0081,007,6219,9006,236,4832022556,250800,0004,064,680562,4949,8675,993,291Erik D. HoagFormer Corporate Executive Vice President and Chief Financial Officer(8)2023600,0001,917,6391,169,9921,071,750 38,938 4,798,319 2022 491,667 3,612,984 499,992 0 4,604,643

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan, ESPP or non-qualified deferred compensation plans.

(2)

For 2023, (i) the amount for Ms. Tsai reflects the Committee’s upward adjustment of Ms. Tsai’s payment under the 2023 annual incentive program in recognition of her added responsibilities and achievements in leading the sale of Worldpay, (ii) the amount for Mr. Kehoe reflects the one-time replacement sign-on cash bonus of $1,200,000 and relocation bonus of $500,000 and (iii) the amount for Mr. Gileadi reflects a bonus for project work that he led and the Compensation Committee’s recognition of his contributions to the Future Forward initiative.

(3)

Amounts represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 18 to the Company’s consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2024. Stock awards in 2023 consisted of performance-based restricted stock units and time-based restricted stock units. Aggregate grant date fair value for performance stock units is based on target performance, which was the probable outcome of the performance conditions as of the grant date. The aggregate grant date fair value of the performance stock unit grants assuming the maximum performance level would be: $9,610,745 for Ms. Ferris, $2,602,914 for Ms. Tsai, $2,602,914 for Ms. Williams, and $1,735,323 for Mr. Hoag.

(4)

Amounts represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 18 to the Company’s consolidated financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2024.

(5)

Amounts represent the annual incentive award payment earned for 2023 at 142.9% of target. The amount for Mr. Kehoe represents a prorated annual incentive payment for 2023. For additional information on the 2023 annual incentive program and individual awards, see the 2023 Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

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(6)	The following table contains a breakdown of the compensation and benefits included in the All Other Compensation column above:

	Stephanie L. Ferris ($)	James Kehoe ($)	Ido Gileadi ($)	Caroline Tsai ($)	L. Denise Williams ($)	Erik D. Hoag ($)

401(k) Matching Contributions	9,900	1,350	9,900	9,900	9,900	9,900

ESPP Matching Contributions	—	—	7,812	—	—	18,438

Relocation Benefit (a)	—	34,236	—	—	—	—

Spousal Travel to Corporate Event	2,037	—	—	—	—	—

Personal Corporate Airplane Use (b)	80,240	—	—	917	—	—

Financial Planning (c)	—	—	—	—	—	10,600

Total	92,177	35,586	17,712	10,817	9,900	38,938

(a)

Amount represents expenses related to the relocation to our Company’s headquarters for Mr. Kehoe pursuant to the terms of his employment agreement and the Company’s relocation policy. Amounts are subject to repayment in full should Mr. Kehoe voluntarily terminate prior to the 12-month anniversary of his relocation, and declines by 25% per quarter during the second year following his relocation.

(b)	Amounts represent the aggregate incremental cost based upon the average hourly variable costs of operating the airplane during 2023.

(c)	Amount represents the cost of financial planning services. Financial Planning services were discontinued for Mr. Hoag in 2023.

(7)	Mr. Kehoe was appointed to Corporate Executive Vice President and Chief Financial Officer on August 21, 2023.

(8)	Mr. Gileadi ceased serving as Chief Operating Officer on December 31, 2023 and remained an employee until February 29, 2024.

(9)

Mr. Hoag left the position of Chief Financial Officer of the Company effective August 21, 2023 in connection with the Company’s appointment of James Kehoe as Chief Financial Officer but continued to be employed by the Company as a non-executive officer thereafter.

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2023 GRANTS OF PLAN-BASED AWARDS

(a) Name(b) Grant Date/PlanEstimated Future Payouts Under Non-Equity Incentive Plan Awards(1)Estimated Future Payouts Under Equity Incentive Plan Awards(2)(i) All Other Stock Awards: Number of Securities Underlying Stock Units (#)(3)(j) Exercise or Base Price of Option Awards ($/sh)(4)(k) Grant Date Fair Value of Stock and Option Awards ($)(5)(c) Threshold ($)(d) Target ($)(e) Maximum ($)(f) Threshold (#)(g) Target (#)(h) Maximum (#)(k) Exercise or Base Price of Option Awards($/sh)(l) Closing Price on Grant Date($/sh)Stephanie L. Ferris02/28/202334,08668,171136,3424,805,37402/28/202366,2774,199,97302/28/2023149,06872.8863.372,159,99502/28/2023166,53879.2163.372,159,99802/28/2023175,75382.3863.372,160,004Annual Incentive1,000,0002,000,0004,000,000James Kehoe08/24/2023180,8979,999,986.16Annual Incentive506,2501,012,5002,025,000Ido GileadiAnnual Incentive135,417812,5001,625,000Caroline Tsai02/28/20239,23218,46336,9261,301,45702/28/202324,8541,574,99802/28/202340,37372.8863.37585,00502/28/202345,10479.2163.37584,99902/28/202347,60082.3863.37585,004Annual Incentive136,500819,0001,638,000L. Denise Williams02/28/20239,23218,46336,9261,301,45702/28/202324,8541,574,99802/28/202340,37372.8863.37585,00502/28/202345,10479.2163.37584,99902/28/202347,60082.3863.37585,004Annual Incentive120,000720,0001,440,000Erik D. Hoag02/28/20236,15512,30924,618867,66102/28/202316,5691,049,97802/28/202326,91572.8863.37389,99802/28/202330,06979.2163.37389,99502/28/202331,73382.3863.37389,999Annual Incentive125,000750,0001,500,000

(1)

With respect to the annual incentives, the amounts shown in column (c) reflect the minimum payment level, which is 5% of the target amount shown in column (d) further weighted based on plan metrics, and the amounts shown in column (e) represent the maximum payout, which is 200% of the amount in column (d). The actual non-equity incentive bonuses target for Mr. Kehoe in 2023 was prorated based on the time he was serving as Chief Financial Officer.

(2)

The amounts shown in column (f) reflect the threshold number of performance-based restricted stock units, which is 50% of the target amount shown in column (g), which is the amount granted to each named executive officer under the 2022 Omnibus Plan on February 28, 2023 (Monte Carlo grant date fair value of $70.49 per share),

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and the amounts shown in column (h) represent the maximum payout, which is 200% of the amount in column (g). Any February 28, 2023 performance-based restricted stock units earned vest in full after three years based on the Company’s relative TSR performance against the S&P 500 for the three year performance period.

(3)

The amounts shown in column (i) reflect the number of time-based restricted stock units granted to each named executive officer under the 2022 Omnibus Plan on February 28, 2023 (grant date fair value is $63.37 per share). The shares vest ratably over three years.

(4)

The amounts shown in column (j) reflect the number of premium-priced stock options granted to each named executive officer under the 2022 Omnibus Plan on February 28, 2023. The shares vest ratably over three years.

(5)

The amounts shown in column (m) represent the aggregate of the grant date fair value of each award computed in accordance with FASB ASC Topic 718, assuming no forfeitures, and are based upon the following per share grant date fair values: February 28, 2023 performance stock units ($70.49), February 28, 2023 time-based restricted stock units ($63.37), February 28, 2023 premium price stock option awards with an exercise base price of $72.88, $79.21 and $82.38 ($14.49, $12.97 and $12.29, respectively).

NARRATIVE DISCUSSION FOR SUMMARY COMPENSATION TABLE

AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with a limited number of our senior executives, including our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section. The following descriptions are based on the terms of the agreements as of December 31, 2023, except for Messrs. Gileadi and Hoag whose recent arrangements are also described.

Stephanie L. Ferris

We entered into a three-year employment agreement with Ms. Ferris, dated October 17, 2022, to serve as our President and Chief Executive Officer with an expected effective date of January 1, 2023 (later amended to be effective December 16, 2022), with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Ms. Ferris’ annual base salary for 2023 was $1,000,000 and her annual bonus target was 200% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. Ms. Ferris is entitled to receive annual equity grants (if made to executive officers of the Company in the ordinary course of business and approved by the Compensation Committee) with a minimum fair value of $12,000,000. In addition to cash and equity compensation, Ms. Ferris and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Ferris’ prior employment agreement with the Company also provided for relocation assistance, including a $30,000 allowance for miscellaneous incidental relocation expenses, reimbursement of temporary living expenses up to $20,000, reimbursements of customary closing expenses for a new home purchase, and reimbursements for certain other shipping and storage expenses. However, if Ms. Ferris voluntarily terminated her employment other than for good reason during 2023, Ms. Ferris would have been required to repay a certain percentage (ranging from 25% to 100%, depending on the date of termination) of all relocation assistance payments, allowances and reimbursements. This contingent repayment obligation expired on January 1, 2024. In addition, Ms. Ferris’ employment agreement contains provisions related to the payment of benefits upon certain termination events.

James Kehoe

We entered into a three-year employment agreement with Mr. Kehoe, effective July 20, 2023, to serve as our Executive Vice President and Chief Financial Officer, with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Mr. Kehoe’s annual base salary for 2023 was $975,000 and his annual bonus target was 150% of base salary, with higher or lower amounts payable

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depending on performance relative to targeted results (except that for 2023, his annual bonus would be at least equal to a prorated portion of his target bonus based on the percentage of the year he was employed by us). Shortly after joining FIS, Mr. Kehoe received a one-time grant of RSUs with a grant date fair value of $10,000,000 to replace the value of outstanding equity awards that he forfeited upon leaving his previous employer. Mr. Kehoe is entitled to receive annual equity grants (if made to executive officers of the Company in the ordinary course of business and approved by the Compensation Committee) with a minimum fair value of $6,000,000. Pursuant to his employment agreement, Mr. Kehoe received a one-time cash signing bonus of $1,200,000 and a cash relocation bonus (contingent upon his relocation to Jacksonville) of $500,000, plus reimbursement of his relocation expenses. However, if Mr. Kehoe voluntarily terminates his employment other than for good reason within 24 months following his employment commencement date, Mr. Kehoe must repay a pro rata amount of the signing bonus and relocation bonus based on the percentage of time he was not employed by the Company in the first 24 months of the employment term. In addition to cash and equity compensation, Mr. Kehoe and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Kehoe’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Ido Gileadi

We entered into a two-year employment agreement with Mr. Gileadi, effective December 16, 2013, to serve as our Executive Vice President and Chief Information Officer, with a provision for automatic annual extensions after the initial two-year term unless either party provides timely notice that the term should not be extended. On October 7, 2020, Mr. Gileadi was promoted to Executive Vice President and Chief Operating Officer of FIS. Mr. Gileadi’s annual base salary for 2023 was $625,000 and his annual bonus target was 130% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Gileadi and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Gileadi’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Mr. Gileadi ceased to serve as Chief Operating Officer effective December 31, 2023 and his employment with FIS terminated on February 29, 2024. Mr. Gileadi received certain severance payments and benefits in connection with his termination as described below. On February 19, 2024, through a limited liability company controlled by him, Mr. Gileadi entered into a Limited Consulting Services Engagement Agreement with the Company (the “Consulting Agreement”), pursuant to which Mr. Gileadi will provide advisory services to FIS LLC from March 1, 2024 through December 31, 2024, unless the Consulting Agreement is earlier terminated by either party or renewed by the mutual written agreement between the parties. Under the Consulting Agreement, Mr. Gileadi will be paid a monthly fixed fee of $49,000 based on an average of 18 days of service per month and a one-time payment of $1,500,000 that was paid in March 2024. In addition, Mr. Gileadi will receive (i) an additional one-time payment of $1,500,000 to be paid in January 2025 if no notice of termination has been provided by either party to the other party prior to September 30, 2024, or (ii) a payment in an amount equal to $500,000 pro-rated to reflect the number of full calendar months worked under the Consulting Agreement if either party provides the other party a notice of termination (whether for convenience or for “cause”) prior to September 30, 2024. Mr. Gileadi’s services under the Consulting Agreement will include supporting and providing guidance on technology and technology procurement in connection with the Worldpay divestiture, centralization of banking and payment operations, and EBITDA improvement initiatives, as well as other ad-hoc short-term support.

Caroline Tsai

We entered into a three-year employment agreement with Ms. Tsai, effective February 7, 2022, to serve as our Executive Vice President and Chief Legal Officer, with a provision for automatic annual extensions after the initial two-year period unless

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either party provides timely notice that the term should not be extended. Under the terms of the agreement, Ms. Tsai’s annual base salary for 2023 was $630,000 and her annual bonus target was 130% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. Ms. Tsai and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Tsai’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

L. Denise Williams

We entered into a three-year employment agreement with Ms. Williams, effective February 1, 2018, to serve as our Executive Vice President and Chief People Officer, with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Ms. Williams’ annual base salary for 2023 was $575,000 through June 30, 2023 and was increased to $600,000 effective July 1, 2023, and her annual bonus target was 120% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Ms. Williams and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Williams’ employment agreement contains provisions related to the payment of benefits upon certain termination events.

Erik D. Hoag

We entered into a two-year employment agreement with Mr. Hoag, effective June 1, 2015, to serve as our Senior Vice President and Segment Chief Financial Officer, with a provision for automatic annual extensions after the initial two-year term unless either party provides timely notice that the term should not be extended. Mr. Hoag’s annual base salary for 2023 was $600,000 and his annual bonus target was 125% of base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Hoag and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Hoag’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Mr. Hoag left the position of Chief Financial Officer of the Company effective August 21, 2023 in connection with the Company’s appointment of James Kehoe as Chief Financial Officer, but he continued to be employed by FIS as a non-executive officer.

On February 19, 2024, Mr. Hoag and the Company entered into a Second Amendment to Employment Agreement (the “Amendment”), pursuant to which Mr. Hoag will continue to remain an employee of the Company responsible for managing the separation of, and the Company’s continuing relationship with, the Worldpay business from January 1, 2024 through June 30, 2025, unless Mr. Hoag provides to the Company written notice of his intent to terminate (“Written Notice”) in the 10-day window prior to December 31, 2024, in which case his employment will terminate on February 15, 2025 (such term, the “Transition Service Period”). Under the Amendment, upon the expiration of the Transition Service Period on June 30, 2025, Mr. Hoag and the Company may agree that Mr. Hoag will continue to be employed beyond June 30, 2025 on an at-will basis in another full-time role on such terms and conditions as agreed at such time. During the Transition Service Period, Mr. Hoag will be paid an annual base salary of $600,000 and be eligible to receive a performance-based annual cash incentive with a target amount equal to 125% of his base salary subject to the terms and conditions of the Company’s annual incentive plan. Mr. Hoag will continue to be eligible to participate in, and receive future equity grants under, the 2022 Omnibus Plan in accordance with the Company’s grant practices and to participate in the Company benefit plans available to other full-time employees. Mr. Hoag’s services during the Transition Service Period will include managing the Company’s 45% equity interest in the Worldpay business. Mr. Hoag was appointed as

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Chief Integration Officer of the Company, effective February 20, 2024. The Amendment also provides that the Company will reimburse Mr. Hoag for reasonable out-of-pocket attorneys’ fees incurred by him in connection with negotiation of the Amendment up to $10,000 in the aggregate. Mr. Hoag’s amended employment agreement contains provisions related to the payment of benefits upon certain termination events.

ANNUAL INCENTIVE AWARDS, BONUS PROGRAMS AND LONG-TERM EQUITY INCENTIVE AWARDS

In 2023, our named executive officers received annual cash incentive awards. In addition, our named executive officers received grants of performance stock units, time-based restricted stock units and premium-priced stock options in 2023. More information about the annual cash and long-term equity incentives can be found in the Compensation Discussion and Analysis section.

OTHER PLANS AND BENEFITS

More information about these programs can be found in the Compensation Discussion and Analysis section. We also provide our named executive officers with limited special benefits and perquisites, as discussed in the Compensation Discussion and Analysis section and in the 2023 Summary Compensation Table under the column All Other Compensation and the related footnote.

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2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options, stock that has not vested and other equity incentive plan awards for each named executive officer outstanding as of December 31, 2023:

(a) Name Grant Date Number of Securities Underlying Unexercised Options (#) Exercisable Number of Securities Underlying Unexercised Options (#)Unexercisable(1) Option Exercise Price ($) Option Expiration Date Number of Shares or Units of Stock That Have Not Vested (2) Value of time-based awards (3) Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested or distributed ($)(8) Stephanie L. Ferris 09/03/2021 - 58,230 125.39 09/03/2028 27,403 $1,646,098 -(5) - 02/28/2022 32,020 64,041 95.23 02/28/2029 22,328 $1,341,243 15,402(6) $925,198 02/28/2022 - - - - 7,586 $455,691 10,502(6) $630,855 02/28/2023 - 149,068 72.88 02/28/2030 66,277 $3,981,259 68,171(7) $4,095,032 02/28/2023 - 166,538 79.21 02/28/2030 - - - - 02/28/2023 - 175,753 82.38 02/28/2030 - - - - James Kehoe 08/24/2023 180,897 $10,866,483 - - Ido Gileadi 03/29/2018 6,243 - 96.30 03/29/2025 - - - - 03/29/2019 10,422 - 113.10 03/29/2026 - - - - 03/29/2020 14,225 - 120.10 03/29/2027 - - - - 03/29/2020 1,976 - 120.10 03/29/2027 - - - - 11/02/2020 9,619 - 123.97 11/02/2027 - - - - 03/29/2021 17,123 8,562 143.97 03/29/2028 9,156 $550,001 -(5) - 03/29/2021 3,995 1,998 143.97 03/29/2028 2,136 $128,310 -(5) - 02/28/2022 14,409 28,819 95.23 02/28/2029 10,048 $603,583 6,931(6) $416,345 02/28/2022 - - - - 4,552 $273,439 6,301(6) $378,501 Caroline Tsai 02/28/2022 15,009 30,020 95.23 02/28/2029 10,467 $628,753 7,220(6) $433,705 02/28/2023 - 40,373 72.88 02/28/2030 24,854 $1,492,980 18,463(7) $1,109,072 02/28/2023 - 45,104 79.21 02/28/2030 - - - - 02/28/2023 - 47,600 82.38 02/28/2030 - - - - L. Denise Williams 03/29/2017 20,366 - 80.03 03/29/2024 - - - - 03/29/2018 12,484 - 96.30 03/29/2025 - - - - 03/29/2019 11,725 - 113.10 03/29/2026 - - - - 03/29/2020 13,039 - 120.10 03/29/2027 - - - - 03/29/2020 1304 - 120.10 03/29/2027 - - - - 03/29/2021 9,988 4,995 143.97 03/29/2028 5,341 $320,834 -(5) - 03/29/2021 3,082 1,541 143.97 03/29/2028 1,647 $98,935 -(5) - 02/28/2022 9,005 18,012 95.23 02/28/2029 6,279 $377,180 4,332(6) $260,223 02/28/2022 - - - - 2,844 $170,839 3,939(6) $236,616 02/28/2023 - 40,373 72.88 02/28/2030 24,854 $1,492,980 18,463(7) $1,109,072 02/28/2023 - 45,104 79.21 02/28/2030 - - - - 02/28/2023 - 47,600 82.38 02/28/2030 - - - - Erik D. Hoag 03/29/2017 11,783 - 80.03 03/29/2024 - - - - 03/29/2018 7,022 - 96.30 03/29/2025 - - - - 03/29/2019 5,862 - 113.10 03/29/2026 - - - - 03/29/2020 5,927 - 120.10 03/29/2027 - - - - 03/29/2020 5,927 - 120.10 03/29/2027 - - - - 03/29/2021 2,996 1,499 143.97 03/29/2028 1,602 $96,232 -(5) - 02/28/2022 8,005 16,010 95.23 02/28/2029 5,582 $335,311 3,851(6) $231,330 02/28/2022 - - - - 2,529 $151,917 3,501(6) $210,305 02/28/2023 - 26,915 72.88 02/28/2030 16,569 $995,300 12,309(7) $739,402 $1,109,072 02/28/2023 - 30,069 79.21 02/28/2030 02/28/2023 - 31,733 82.38 02/28/2030

87 FIS GLOBAL

(1)

The stock options granted on March 29, 2021, February 28, 2022 and February 28, 2023 vest ratably over a three-year period on each anniversary date of the grant. The Stock Options granted to Ms. Ferris on September 3, 2021 vest in full after three years.

(2)

The restricted stock units granted on March 29, 2021, February 28, 2022 and February 28, 2023 vest ratably over a three-year period on each anniversary date of the grant. The restricted stock award units granted to Ms. Ferris on September 3, 2021 vest in full after three years. The restricted stock award units granted to Mr. Kehoe on August 24, 2023 vest ratably over a two-year period on each anniversary date of the grant. With respects to grants on March 29, 2021 (September 3, 2021 for Ms. Ferris), this number includes both the restricted stock units and 170% of the target number performance stock units for the first one-year performance period which ended December 31, 2021 and 33.29% of the target number performance stock units for the second one-year performance period which ended December 31, 2022. With respects to grants on February 28, 2022, this number includes both the restricted stock units and 72.25% of the target number performance stock units for the first one-year performance period which ended December 31, 2022. The performance stock units remain subject to a time-based vesting requirement and will vest in full on the third anniversary date of the grant.

(3)

Market value of unvested time-based restricted stock units or earned unvested performance stock units based on a closing price of $60.07 for a stock of our common stock on the New York Stock Exchange on December 29, 2023.

(4)

The performance stock units granted on March 29, 2021 (September 3, 2021 for Ms. Ferris) vest in full after three years based on the Company’s annual organic revenue growth and annual margin expansion as modified by the company relative TSR performance against the S&P 500 each calendar year (i.e., 2021, 2022 and 2023). The performance stock units granted on February 28, 2022 vest in full after three years based on the Company’s annual organic revenue growth and annual margin expansion as modified by the company relative TSR performance against the S&P 500 each calendar year (i.e., 2022, 2023 and 2024). The performance stock units granted on February 28, 2023 vesting in full after three year based on the Company’s relative TSR performance against the S&P 500 during the three year performance period (2023-2025).

(5)	Represents 0% of target performance stock units for the performance year 2023 granted on March 29, 2021 (September 3, 2021 for Ms. Ferris).

(6)	Represents 100% of target performance stock units for the performance year 2024 granted on February 28, 2022.

(7)	Represents 100% of target performance stock units granted on February 28, 2023.

(8)	Market value of unvested performance stock units is based on a closing price of $60.07 for a share of our common stock on the New York Stock Exchange on December 29, 2023.

2023 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning each exercise of stock options, stock appreciation rights and similar instruments and each vesting of stock, including restricted stock, restricted stock units, performance stock units and similar instruments, during the fiscal year ended December 31, 2023, for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Stephanie L. Ferris	—	—	5,600	354,872

James Kehoe	—	—	—	—

Ido Gileadi	—	—	5,383	306,998

Caroline Tsai	—	—	2,625	166,346

L. Denise Williams	—	—	3,307	188,954

Erik D. Hoag	5,658	5,432	10,525	558,382

2024 Proxy Statement 88

2023 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to the named executive officers’ accounts under our nonqualified deferred compensation plans as of December 31, 2023:

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Stephanie L. Ferris	—	—	—	—	—	—

James Kehoe	—	—	—	—	—	—

Ido Gileadi	—	—	—	—	—	—

Caroline Tsai	—	—	—	—	—	—

L. Denise Williams	Deferred Comp Plan	—	—	32,152	—	235,544

Erik D. Hoag	—	—	—	—	—	—

(1)	The amount for Ms. Williams reflects the change in executive holdings in 2023 under the FIS Deferred Compensation Plans.

THE DEFERRED COMPENSATION PLAN

Our U.S. named executive officers are eligible to participate in the Company’s Deferred Compensation Plan, which is a nonqualified elective deferred compensation plan. For 2023, the named executive officers could elect to defer up to 65% of their base salary and 75% for bonuses and/or commissions on a pre-tax basis. Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant and may be changed on any business day.

An individual may elect, in accordance with the terms of the Company’s Deferred Compensation Plan, either a lump-sum withdrawal or installment payments over 5, 10 or 15 years to be paid upon retirement, which generally means separation of employment after reaching age sixty. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. If elected, an individual will receive a lump-sum payment upon a separation from service during the twenty-four month period following a change in control. An individual may also elect to receive a lump sum payment upon a change in control. Account balances at the time of first valuation following termination less than the limit under Section 402(g) of the Internal Revenue Code, which was $22,500 in 2023, will be distributed in a lump sum. Participants can elect to receive in-service distributions if they establish a special account under the plan and specify a future date on which that benefit is to be paid. These payments would equal the value of the account as of the January 31 following the plan year designated by the participant, and would be paid within two and one-half months following the end of that plan year. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

89 FIS GLOBAL

Plan participation continues until all benefits under the plan have been paid.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section are what would be due under our named executive officers’ employment agreements and our compensation and benefit plans and agreements if employment had terminated or a change in control had occurred on December 31, 2023. The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment or change in control and the value of accelerated vesting of stock-based awards would depend on the value of the underlying stock.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our U.S. salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. These plans are discussed in the Compensation Discussion and Analysis section and the Nonqualified Deferred Compensation table and accompanying narratives. Mr. Gileadi and Ms. Williams are eligible and would have received benefits under the Qualified Retirement Equity Program in the event of retirement during 2023 with an estimated value of $2,350,179 and $4,066,679, respectively.

POTENTIAL PAYMENTS UNDER EMPLOYMENT AGREEMENTS

As discussed previously, we have entered into employment agreements with each of our named executive officers. The employment agreements contain provisions for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits our named executive officers would receive in connection with various employment termination scenarios under their agreements in effect on December 31, 2023. For Mr. Hoag, whose employment agreement was amended in February 2024, the following also includes a summary of the relevant provisions as amended although they were not in effect as of December 31, 2023.

If a named executive officer’s employment is terminated for any reason, we will pay any earned but unpaid base salary, any expense reimbursement payments owed, any accrued but unused vacation pay, and any earned but unpaid annual bonus payments relating to the prior year (with subjective goals being treated as achieved at no less than target in the case of Ms. Ferris), which we refer to as “accrued obligations.” In the case of Ms. Ferris, Mr. Kehoe, Ms. Tsai and Ms. Williams, any accrued but unused vacation pay also constitute accrued obligations that we will pay if they are terminated for any reason.

2024 Proxy Statement 90

If a named executive officer’s employment is terminated by us for any reason other than for cause or due to the executive’s death or disability, or if the executive terminates his or her employment for good reason, then the executive is entitled to receive:

•

In the case of all named executive officers, a prorated annual bonus based on the date of termination and the actual bonus that would have been earned in the year of termination had the executive still been employed; provided that, for Ms. Ferris, any subjective bonus criteria will be treated as being achieved at no less than target;

•

In the case of Mses. Ferris, Tsai and Williams and Messrs. Kehoe and Hoag, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) target annual bonus opportunity in the year in which the termination of employment occurs; provided that, with respect to Ms. Ferris, if such termination or resignation occurs in connection with a change of control, such lump sum payment shall equal 300% of such sum;

○

On February 19, 2024, Mr. Hoag and the Company entered into a Second Amendment to Employment Agreement as described more in detail on page 85. Pursuant to Mr. Hoag’s employment agreement as amended, if, during the Transition Service Period (as defined therein and described on page 85), Mr. Hoag’s employment is terminated by the Company for any reason other than for “cause,” due to his death or disability or by Mr. Hoag for “good reason,” Mr. Hoag’s lump-sum amount will be calculated as 200% of the sum of his annual base salary in August 2023 and the target annual bonus in 2023;

•	In the case of Mr. Gileadi, a lump sum payment equal to the sum of his (1) annual base salary and (2) target annual bonus opportunity in the year in which the termination of employment occurs;

•

In the case of Ms. Ferris, (1) with respect to grants made before the end of 2025, vesting and/or payment of all equity awards on the dates specified in the applicable grant agreements and, with respect to any performance-vested awards, subject to the satisfaction of the applicable performance criteria and (2) with respect to grants made after 2025, vesting and/or payment of all equity awards solely to the extent provided in the applicable award agreements governing such awards, provided that, in the event of a termination or resignation in connection with a change of control, all equity awards granted shall become immediately and fully vested as of the later of the date of termination or the date of the change of control;

•

In the case of Messrs. Kehoe, Hoag and Gileadi and Mses. Tsai and Williams, vesting and/or payment of all equity awards in accordance with the terms of and on the dates specified in the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period), subject to and contingent upon the executive’s continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and the employment agreement;

•

In the case of Mses. Ferris, Tsai and Williams and Messrs. Kehoe and Hoag, COBRA or equivalent coverage (so long as the executive pays the premiums) for a period of eighteen months or, if earlier, until the executive becomes eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of twenty-four monthly COBRA premium payments in the case of Ms. Ferris and eighteen monthly COBRA premium payments in the case of Mr. Kehoe, Mr. Hoag, Ms. Tsai and Ms. Williams; and

•

If Ms. Ferris or Mr. Kehoe receives a notice from us of our intention not to extend her or his employment term, Ms. Ferris or Mr. Kehoe, as applicable, may elect to terminate her or his employment at any time following the four-month anniversary of such notice and upon such termination, shall receive the same benefits described above as if such termination were a termination by us without cause.

91 FIS GLOBAL

If employment terminates due to death or disability, in the case of all named executive officers the following would be provided, except as noted below:

•	Any accrued obligations;

•	A prorated annual bonus based on the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined;

•	The unpaid portion of the executive’s annual base salary for the remainder of the employment term; and

•

In the case of Mses. Ferris, Tsai and Williams and Mr. Kehoe, vesting and/or payment of all equity awards on the dates specified in the applicable grant agreements and, with respect to any performance-vested awards, subject to the satisfaction of the applicable performance criteria and in the case of Mses. Tsai and Williams, subject to and contingent upon the executive’s continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and the employment agreement.

In the case of Mr. Hoag, pursuant to his employment agreement as amended in February 2024, if employment terminates upon the expiration of the Transition Service Period (an “Expiration of Transition Service Period”), or if Mr. Hoag continues to be employed following the expiration of the Transition Service Period and such employment is terminated for any reason thereafter (other than by the Company for “cause”):

•

Mr. Hoag will be entitled to (i) an amount equal to a pro-rated target annual bonus for the year of termination, (ii) a lump sum amount representing the sum of (x) 200% of the sum of his annual base salary in August 2023 and the target annual bonus in 2023 and (y) an amount representing 18 months’ medical and dental COBRA premiums based on the level of coverage in effect as of August 2023, and (iii) vesting of outstanding equity awards in accordance with the vesting terms and dates specified in the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period), subject to and contingent upon Mr. Hoag’s continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and the employment agreement.

•

If such termination occurs upon an Expiration of Transition Service Period, Mr. Hoag will also be entitled to the actual annual bonus earned for 2024 (only if such bonus has not been already paid prior to such termination) and a pro-rated actual annual bonus that would have been earned by him in 2025, in each case, based upon attainment of performance objectives established by Company.

Under each of the employment agreements (other than Mr. Hoag’s employment agreement as amended in February 2024), “cause” generally means the executive’s:

•	Persistent (and in the case of Mses. Ferris and Williams and Mr. Kehoe, knowing) failure to perform duties consistent with a commercially reasonable standard of care;

•	Willful neglect of duties;

•	Conviction of, or pleading nolo contendere to, criminal (or, for certain executives, other illegal) activities involving dishonesty or moral turpitude;

•	Material breach of the employment agreement, or material breach of our business policies, accounting practices or standards of ethics;

•	Impeding or failing to materially cooperate (in the case of Mses. Ferris and Williams and Mr. Kehoe, intentionally) with an investigation authorized by our Board; or

2024 Proxy Statement 92

•

In the case of Mses. Ferris, Tsai and Williams, in all scenarios above other than conviction of a criminal or illegal activity, in order to qualify as a termination for cause, we must provide notice of the termination within 90 days of the initial existence of the “cause” event, and the executive has 30 days to cure the event.

Under Mr. Hoag’s employment agreement as amended in February 2024, “cause” is defined as:

•	Conviction of, or pleading nolo contendere to, a felony involving dishonesty or moral turpitude;

•	Act or acts of fraud, embezzlement or misappropriation against the Company; or

•

Material breach of Mr. Hoag’s employment agreement; provided, however, that with respect to the “cause” event described in this bullet or the preceding bullet, Mr. Hoag will be given an opportunity to cure.

The employment agreements generally define “good reason” as:

•	A material diminution in the executive’s annual base salary or annual bonus opportunity;

•	Our material breach of any of our obligations under the employment agreement;

•

In the case of Ms. Ferris, (1) a material reduction in the executive’s duties, responsibilities, authority or reporting lines (including (x) any requirement by us that the executive report to anyone other than the Board, (y) the executive ceasing to be Chief Executive Officer of a public company or (z) if we do not renominate the executive to the Board) and (2) any person other than Gary A. Norcross becomes Executive Chairman of the Company;

•

In the case of Mr. Kehoe, a material reduction in the executive’s duties, responsibilities, authority or reporting lines (including the executive ceasing to be Chief Financial Officer of a public company);

•	In the case of Ms. Williams, a material reduction in the executive’s duties, responsibilities, or authority as they exist on the effective date of her employment agreement;

•	In the case of Mses. Ferris and Williams and Messrs. Kehoe, Hoag and Gileadi, a relocation of the executive’s principal place of employment outside of the Jacksonville, Florida metropolitan area;

•	In the case of Mr. Hoag and Ms. Williams, a demotion in the executive’s title to any level below Senior Vice President for Mr. Hoag and Executive Vice President for Ms. Williams; or

•

In the case of Mses. Ferris, Tsai and Williams and Mr. Kehoe, our giving notice of our intent not to renew their respective employment agreement within two years following a change in control (as defined in the 2022 Omnibus Plan) for Ms. Ferris and one year of a change in control for Mses. Tsai and Williams and Mr. Kehoe.

To qualify as a “good reason” termination, the executive must provide notice of the termination within 90 days of the initial existence of the “good reason” event. We have 30 days to cure the event.

Each executive’s employment agreement provides that, if payments or benefits to be provided to the executive in connection with his or her termination of employment would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to reduce any payments or benefits to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. The agreements do not provide for any excise tax gross-up payments.

93 FIS GLOBAL

The employment agreements provide us and our shareholders with important protections and rights, including the following:

Exception/Protections

Severance benefits under the agreements are conditioned upon the executive’s execution of a full release of FIS and related parties, thus limiting our exposure to lawsuits from the executive;

During the executive’s employment with us and in the one-year period following termination of employment, the executive is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor; and

During employment and at all times thereafter the executive shall maintain the confidentiality of our confidential information and trade secrets.

POTENTIAL PAYMENTS UNDER STOCK PLANS

In addition to the post-termination rights and obligations provided in the employment agreements, our 2008 Omnibus Plan provides for the potential acceleration of vesting and, if applicable, payment of equity awards in connection with a change in control. Under the 2008 Omnibus Plan, for equity awards granted prior to October 22, 2020, outstanding options become immediately exercisable and any restrictions imposed on restricted stock and restricted stock units, including vesting restrictions, lapse upon a change in control. PSUs will be deemed earned at the target level upon a change in control with respect to the open performance periods. In 2020, we amended the 2008 Omnibus Plan to adopt a double trigger change-in-control acceleration provision for the equity awards granted after October 22, 2020 that are assumed or replaced with a substantially equivalent award in connection with a change-in-control, instead of single trigger accelerated vesting. The 2022 Omnibus Plan also has a similar double trigger change-in-control acceleration provision.

For purposes of the 2008 Omnibus Plan and the 2022 Omnibus Plan, the term “change in control” means the occurrence of any of the following events:

•

An acquisition by an individual, entity or group of 25% or more of our voting power, excluding certain acquisitions including pursuant to a transaction where conditions described in clause (i), (ii) and (iii) in the bullet below are satisfied;

•

Consummation of a reorganization, merger, consolidation or sale of all or substantially all of our assets, which we refer to as a “business combination” of FIS, unless, immediately following such business combination, (i) the persons who were the beneficial owners of our voting stock immediately prior to the business combination beneficially own more than 50% of our then outstanding shares, (ii) no person, entity or group beneficially owns 25% or more of the then outstanding shares of common stock of the entity resulting from that business combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from the business combination were members of our incumbent board;

•

During any period of two consecutive years, the individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; or

•	Our shareholders approve a plan or proposal for the liquidation or dissolution of FIS.

2024 Proxy Statement 94

ESTIMATED PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT

The severance amounts do not include a prorated 2023 annual incentive, since such named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred. Any cash severance payments would be paid in a lump sum following the termination of employment.

For a termination of employment by us without cause or a termination by the executive for good reason as of December 31, 2023, the following payments would be made under these named executive officers’ employment agreements:

Name	Stephanie L. Ferris(1)	James Kehoe	Caroline Tsai	L. Denise Williams	Erik D. Hoag

Payment	$8,913,229	$5,677,952	$4,362,337	$3,660,075	$3,815,736

(1)	Ms. Ferris is entitled to a payment of $11,913,229 following a termination or resignation in connection with a change of control.

In connection with Mr. Gileadi’s ceasing to serve as Chief Operating Officer on December 31, 2023 and following his termination of employment on February 29, 2024, Mr. Gileadi was paid the amount payable upon a termination without cause of $2,598,563.

Upon a termination of these executives’ employment due to death or disability as of December 31, 2023, the following payments would have been made:

Name	Stephanie L. Ferris	James Kehoe	Caroline Tsai	L. Denise Williams	Erik D. Hoag

Payment upon death	$2,000,000	$1,462,500	$819,000	$720,000	$1,100,000

Payment upon disability	$3,810,897	$4,021,875	$1,513,615	$770,000	$1,100,000

ESTIMATED EQUITY VALUES

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table, the named executive officers had outstanding unvested stock options (“Stock Options”), performance stock units, and restricted stock unit awards (collectively, the “Stock Awards”) as of December 31, 2023.

The following estimates are based on a stock price of $60.07 per share, which was the closing price of our common stock on December 29, 2023. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock unit amounts were determined by multiplying the number of shares that would vest by $60.07.

95 FIS GLOBAL

The estimated value of the Stock Options held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executives for good reason, a termination due to death or disability, or a change in control would be as follows:

Name	Stephanie L. Ferris	James Kehoe	Caroline Tsai	L. Denise Williams	Erik D. Hoag

Payment	—	—	—	—	—

(1)

As of December 29, 2023, the Company’s price per share was $60.07, which is below the exercise price of all unvested options. Therefore, there is no current value reflected for the vesting of these Stock Options.

The estimated value of Stock Awards held by the named executive officers that would vest upon or in connection with termination by the Company of each executive’s employment without cause or by the executives for good reason, a termination due to death or disability, or a change in control would be as follows:

Name	Stephanie L. Ferris	James Kehoe	Caroline Tsai	L. Denise Williams	Erik D. Hoag

Payment	$13,075,377	$10,866,483	$3,664,510	$4,066,679	$2,759,796

In connection with Mr. Gileadi’s ceasing to serve as Chief Operating Officer on December 31, 2023, Mr. Gileadi became entitled to have his outstanding equity awards accorded the treatment due upon a termination without cause, i.e., vesting and/or payment of such awards in accordance with the terms of and on the dates specified in the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period), subject to and contingent upon his compliance with the non-competition and non-solicitation covenants in the respective grant agreements and his employment agreement. The total estimated value of such equity awards was $2,350,179 as of December 31, 2023.

COMPENSATION RISK ASSESSMENT

As part of the annual compensation risk assessment, the Company reviewed the various design elements of the Company’s 2023 compensation programs to determine whether any of its aspects encourage excessive or inappropriate risk-taking. The scope of this review included aspects of executive compensation, as well as consideration of the items of our compensation policies and practices that affect all employees. Meridian assisted with this assessment. Such evaluation concluded that the Company’s 2023 compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We identified the median employee using our employee population as of October 1, 2023. To identify the median employee, we applied our consistently applied compensation measure across the identified populations. Our consistently applied compensation measure is the compensation provided to employees that is considered taxable wages in the country in which the employee is employed, and this definition was applied consistently within each country for the fiscal year 2023.

2024 Proxy Statement 96

We then calculated the median employee’s compensation for the fiscal year 2023 in the same manner as the named executive officers in the 2023 Summary Compensation Table.

For fiscal year 2023, our median employee compensation was $43,839. The total compensation of Ms. Ferris, our chief executive officer, as reported in the Total column of the 2023 Summary Compensation Table was $19,435,522. The ratio of the annual total compensation of our CEO to that of our median employee is approximately 443:1.

Our CEO pay ratio is influenced by the countries in which we have employees. Of our employee population on the measurement date, a substantial portion of our employees are in locations where wages are significantly lower than other locations in which we operate, including the United States where our executive offices are located.

97 FIS GLOBAL

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
the following table sets forth information regarding the Company’s performance and the “compensation actually paid” (or CAP) to our NEOs as calculated in accordance with SEC disclosure rules. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with its financial and operational performance, refer to the Compensation Discussion and Analysis section.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(b)(1) (1)	Summary Compensation Table Total for PEO(b)(2) (2)	Compensation Actually Paid to PEO(c)(1) (3)	Compensation Actually Paid to PEO(c)(2) (4)	Average Summary Compensation Table Total for Non-PEO NEOs(d)	Average Compensation Actually Paid to Non-PEO NEOs(e) (9)	Total Shareholder Return(f) (10)	Peer Group Total Shareholder Return(g) (11)	Net Income (in millions(h) (12)	Revenue Metric Used for 2023 Annual Incentive Program (in millions) (i) (13)

2023 (5)	n/a	$19,435,522	n/a	$15,649,373	$6,589,756	$5,887,811	$46.83	$118.51	($6,654)	$14,571

2022 (6)	$45,321,374	$15,830,864	$19,650,428	$4,772,653	$8,545,905	$3,155,213	$51.00	$100.28	($16,720)	$14,816

2021 (7)	$25,023,771	n/a	($110,502)	n/a	$10,257,289	$2,697,248	$80.26	$120.19	$417	$13,843

2020 (8)	$17,905,009	n/a	$16,684,741	n/a	$16,506,772	$14,866,206	$102.76	$124.60	$158	$12,591
(1)
Gary A.
Norcross departed the Company as CEO effective December 16, 2022.
(2) Reflects compensation amounts reported in the 2023 and 2022 Summary Compensation Table for Ms. Ferris, our current CEO effective December 16, 2022.
(3) “Compensation Actually Paid” to Mr. Norcross in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (b)(1) of the table above, adjusted as set forth in the table below as determined in accordance with the applicable SEC rules.
(4) “Compensation Actually Paid” to Ms. Ferris in 2023 and 2022, reflects the amount set forth in column (b)(2) of the table above, adjusted as set forth in the table below as determined in accordance with the applicable SEC rules.

Year	2020	2021	2022	2022	2023

PEO	Gary A. Norcross	Gary A. Norcross	Gary A. Norcross	Stephanie L. Ferris	Stephanie L. Ferris

Summary Compensation Table (SCT) Total ($)	17,905,009	25,023,771	45,321,374	15,830,864	19,435,522

Deduct: Amounts Reported under the “Stock Awards” Column in the SCT ($)	(12,385,502)	(14,339,482)	(30,599,876)	(12,922,017)	(9,005,347)

Deduct: Amounts Reported under the “Option Awards” Column in the SCT ($)	(3,749,992)	(4,250,002)	—	(1,999,990)	(6,479,998)

Increase: Fair Value of Awards Granted during the year that remain Outstanding and Unvested as of year-end ($)	19,776,819	13,333,489	—	7,191,400	14,036,961

Increase: Fair Value of Awards Granted during the year that Vested during the year ($)	—	—	14,537,377	—	—

Increase/deduct: Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of year-end ($)	1,083,491	(13,943,099)	—	(1,765,254)	(975,079)

Increase/deduct: Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year ($)	(5,609,821)	439,855	(9,231,661)	—	(55,507)

Deduct: Fair Value of Awards Granted Prior to year that were Forfeited during year ($)	(335,263)	(6,375,034)	(376,786)	(1,562,349)	(1,307,179)

Compensation Actually Paid ($)	16,684,741	(110,502)	19,650,428	4,772,653	15,649,373
Categories with no values are excluded from the table above, which include: deduction for change in the actuarial present values, increase for service cost for pension plans, increase for prior service cost for pension plans, increase based upon incremental fair value of awards modified during the covered year, and increase based on dividends or other earnings paid during year prior to the vesting date of an award.
The fair value of the stock options was determined using the Black-Scholes option pricing model. Adjustments have been made using stock option fair values as of each measurement date using the stock price, term, volatility, dividend yield, and risk-free rate as of the measurement date. The fair value of performance stock units with market condition was determined
using the Monte Carlo model, and is based on (i) actual achievement of performance conditions for performance period

2024 Proxy Statement 98

completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. The fair value of the performance stock units without market condition was determined using the stock price at each measurement date and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. For the fair value of time-vested restricted stock units grant date fair values are based on stock price as of each measurement date. The fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.
(5) 2023 reflects the average compensation information for Ms. Tsai, Ms. Williams, Messrs. Gileadi, Hoag and Kehoe.
(6) 2022 reflects the average compensation information for Ms. Tsai, Ms. Williams, Messrs. Gileadi, Hoag and Woodall.
(7) 2021 reflects the average compensation information for Ms. Ferris, Messrs. Boyd, Lowthers, Ramji and Woodall.
(8) 2020 reflects the average compensation information for Ms. Ferris, Messrs. Boyd, Heimbouch, Lowthers, Ramji, and Woodall.
(9) “Average Compensation Actually Paid” to the
Non-PEO
NEOs listed above in each of 2023, 2022, 2021 and 2020 reflects the average amount set forth in column (d) of the table above, adjusted as set forth in the table below as determined in accordance with the applicable SEC rules.

Year	2020 Average	2021 Average	2022 Average	2023 Average

Non-PEO NEOs	(8)	(7)	(6)	(5)

SCT Total ($)	16,506,772	10,257,289	8,545,905	6,589,756

Deduct: Amounts Reported under the “Stock Awards” Column in the SCT ($)	(3,801,637)	(3,948,192)	(5,423,849)	(3,534,107)

Deduct: Amounts Reported under the “Option Awards” Column in the SCT ($)	(917,720)	(1,138,876)	(829,998)	(936,002)

Increase: Fair Value of Awards Granted during the year that remain Outstanding and Unvested as of year-end ($)	4,504,649	3,761,408	2,868,422	4,422,045

Increase: Fair Value of Awards Granted during the year that Vested during year ($)	991,118	—	126,369	—

Increase/deduct: Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of year-end ($)	149,092	(3,579,308)	(540,179)	(220,778)

Increase/deduct: Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year ($)	364,656	(15,284)	(598,284)	(82,400)

Deduct: Fair Value of Awards Granted Prior to year that were Forfeited during year ($)	(2,930,723)	(2,639,788)	(993,174)	(350,703)

Compensation Actually Paid ($)	14,866,206	2,697,248	3,155,213	5,887,811
Categories with no values are excluded from the table above, which include: deduction for change in the actuarial present values, increase for service cost for pension plans, increase for prior service cost for pension plans, increase based upon incremental fair value of awards modified during year, and increase based on dividends or other earnings paid during year prior to the vesting date of an award.
The fair value of the stock options was determined using the Black-Scholes option pricing model. Adjustments have been made using stock option fair values as of each measurement date using the stock price, term, volatility, dividend yield, and risk-free rate as of the measurement date. The fair value of performance stock units with market condition was determined using the Monte Carlo model, and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. The fair value of the performance stock units without market condition was determined using stock price at each measurement date and is based on (i) actual achievement of performance conditions for performance period completed or (ii) probable outcome of performance conditions as of each measurement date for performance periods not completed. For the fair value of time-vested restricted stock units grant date fair values are based on stock price as of each measurement date. Fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.
(10) For the relevant fiscal year, represents the cumulative TSR of FIS for the measurement periods beginning on December 31, 2019 and ending on December 31 of each year 2023, 2022, 2021 and 2020, respectively, assuming the value of the investment in our common stock including reinvestment of dividends was $100.
(11) For the relevant fiscal year, represents the cumulative TSR of the S&P Supercap Data Processing & Outsourced Services Index (the same industry index we use for purposes of the comparative total shareholder return graph in our Annual Report on Form 10-K for the year ended December 31, 2023) including reinvestment of dividends.
In our 2023 Proxy Statement, we calculated the cumulative peer group total shareholder
return using our benchmarking peer group, which included the following companies: Adobe, Inc., American Express Company, Automatic Data Processing, Inc., Broadridge Financial Solutions, Inc., Cognizant Technology Corporation, Discover Financial Services, DXC Technology Co., Fiserv, Inc., Global Payments Inc., Intuit Inc., Mastercard Incorporated, Nasdaq, Inc., PayPal Holdings, Inc., salesforce.com, Inc., SS&C Technologies, Inc., Square, Inc., Visa Inc., and VMware, Inc. We decided to change from using our benchmarking peer group to an industry index because the industry index and TSR performance are more readily available, and because using the industry index avoids the need to recalculate prior years’ results when a change is made to the benchmarking peer group, thereby improving comparability of results between years. If we had continued using the same benchmarking peer group, the cumulative peer group TSR, assuming $100 invested in such peer group
including reinvestment of dividends, would have been $138.15 for 2020, $146.05 for 2021, $110.85 for 2022 and $149.36 for 2023.
(12) Reflects “Net Income” in the companies Consolidated Income Statements included in the Company’s Annual Reports on Form
10-K
for each of the years ended December 31, 2023, 2022, 2021 and 2020.
(13) Company-selected Measure is the revenue metric used for the 2023 annual incentive program, which is based on GAAP revenue as well as revenue from discontinued operations, adjusted for the impact of foreign currency exchange rates. This metric is an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and solutions.

99 FIS GLOBAL

2024 Proxy Statement 100

Compensation Actually Paid vs. FIS Revenue Metric Used for 2023 Annual Incentive Program
Compensation Actually Paid (in millions)
$25
$20
$15
$10
$5
$0
-$5
FIS Revenue Metric Used for 2023 Annual Incentive Program (in millions)
$15,000
$14,500
$14,000
$13,500
$13,000
$12,500
$12,000
$11,500
$11,000
$16.7
$14.9
-$0.1
$2.7
$19.7
$4.8
$3.2
$15.6
$5.9
2020
2021
2022
2023
PEO #1
PEO #2
Avg. NEO
Revenue Metric

101 FIS GLOBAL

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the named executive officers for 2023.

Performance measure	How calculated	Reason for use

Revenue metric used for 2023 annual cash incentive program	Please see pages 67-69	Please see pages 67-69

EBITDA metric used for 2023 annual cash incentive program	Please see pages 67-69	Please see pages 67-69

Annual Organic Revenue Growth
The percentage increase of GAAP Revenue as reported in the Company’s current-period Annual Report on Form 10-K, as well as revenue from discontinued operations, excluding the impact of fluctuations in foreign currency exchange rates and revenues from our non-strategic businesses in our Corporate and Other Segment, compared to a revenue base for the prior period which is adjusted for the impact of acquisitions and divestitures.
Annual Organic Revenue Growth is a key metric that measures how the business is executing in growing its current business and generating new business.

2024 Proxy Statement 102

Performance measure	How calculated	Reason for use

Annual Margin Expansion
The percentage increase of Adjusted EBITDA divided by GAAP Revenue, both as reported in the Company’s Annual Report on
Form 10-K
and including discontinued operations. Adjusted EBITDA is defined as net earnings (loss) before net interest expense, net other income (expense), income tax provision (benefit), equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs and other transactions that management deems non-operational
in nature as well as the impact of the
non-strategic
businesses in our Corporate and Other segment.

Annual Margin Expansion is a key metric used to monitor costs and determine the efficiency and scalability of the business as revenue grows. Combined with Organic Revenue Growth, these factors ensure growth of the fundamental business in a cost-focused manner. Annual Margin Expansion is widely followed by shareholders.

Cash flow metric used for 2023 annual cash incentive program	Please see pages 67-69	Please see pages 67-69

103 FIS GLOBAL

Proposal 3 Ratification of Independent Registered Public Accounting Firm The Board recommends that the shareholders vote FOR the ratification of KPMG LLP as the Companys independent registered public accounting firm for 2024.

RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP (“KPMG”) to our shareholders for ratification. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

In choosing our independent registered public accounting firm, our Audit Committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on “Auditor Independence,” including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants.

Representatives of KPMG are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee engaged KPMG to audit the consolidated financial statements of the Company for the 2023 fiscal year. For services rendered to us during or in connection with our fiscal years ended December 31, 2023 and 2022, we were billed the following fees by KPMG:

	2023	2022

Audit Fees	$21,535,579	$17,269,854

Audit-Related Fees	$268,521	$310,388

Tax Fees	$471,522	$1,697,750

All Other Fees	$288,455	$1,468,985

Audit fees. Audit fees consisted of fees for the audits, registration statements and other filings related to the Company’s 2023 and 2022 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out-of-pocket expenses incurred.

Audit-related fees. Audit-related fees in 2023 and 2022 consisted primarily of fees for various assurance reports.

Tax fees. Tax fees in 2023 and 2022 consisted principally of fees for tax compliance, tax planning and tax advice.

All other fees. Other non-audit permitted services associated with various initiatives by the Company.

105 FIS GLOBAL

APPROVAL OF ACCOUNTANTS’ SERVICES

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures for pre-approving work performed by KPMG. Specifically, the Audit Committee has pre-approved the use of KPMG for specific types of services subject to maximum amounts set by the committee. Additionally, specific pre-approval authority is delegated to our Audit Committee chair, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our Audit Committee chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Any other services are required to be pre-approved by the Audit Committee.

2024 Proxy Statement 106

The purpose of the Audit Committee of the Board of Directors is primarily to provide independent review and oversight of the Company’s accounting and financial reporting processes, financial statements, internal controls over financial reporting, audit processes and financial results of the Company’s operations. As set forth in the written charter of the Audit Committee, management of the Company is responsible for the preparation and fair presentation of FIS’ financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process and adopting procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations.

KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, is responsible for auditing FIS’ annual financial statements and expressing an opinion as to whether the statements are fairly stated in all material respects in conformity with U.S. generally accepted accounting principles and performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). KPMG is also responsible for expressing an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In performing our oversight function, the Audit Committee reviewed and discussed with management and KPMG the audited financial statements of FIS as of and for the year ended December 31, 2023. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FIS and its subsidiaries in conformity with U.S. generally accepted accounting principles. The Committee has also discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB and the Securities and Exchange Commission.

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.

Finally, we discussed with FIS’ internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG during each Audit Committee meeting. Our discussions with them included the results of their examinations, their evaluations of FIS’ internal controls and the overall quality of FIS’ financial reporting.

Management was present during the regular quarterly discussions with KPMG. In addition, the Audit Committee meets regularly with KPMG in executive session.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements referred to above be included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2023, and that KPMG be appointed the independent registered public accounting firm for FIS for 2024.

Audit Committee
Brian T. Shea (Chair)
Ellen R. Alemany
Lisa A. Hook
Kenneth T. Lamneck
Louise M. Parent

107 FIS GLOBAL

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter calls for our Audit Committee to review and approve all transactions to which we are a party and in which any director and/or executive officer of ours has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company). The Audit Committee makes these decisions based on its consideration of all relevant factors. The review shall be before the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the Audit Committee may recommend a course of action to be taken. The provision of our Audit Committee charter described above is in addition to and does not supersede any other applicable Company policies or procedures, including our Code of Conduct. Since January 1, 2023, there have been no transactions, or currently proposed transactions, between the Company and related persons that required review by the Audit Committee or that required disclosure in this proxy statement.

2024 Proxy Statement 108

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC, other publicly available information or information available to us. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of our common stock as of April 8, 2024:

Name	Number of shares beneficially owned	Percent of class

The Vanguard Group(1)	69,379,555	11.71%

BlackRock, Inc.(2)	58,561,851	10.2%

Dodge & Cox(3)	37,620,210	6.3%

(1)

According to a Schedule 13G/A filed on February 12, 2024, The Vanguard Group, Inc., a Pennsylvania corporation, 100 Vanguard Blvd., Malvern, PA 19355, has sole power to vote 0 shares, sole power to dispose or direct disposition of 66,718,548 shares, shared power to vote 768,581 shares, and shared power to dispose of 2,661,007 shares.

(2)

According to a Schedule 13G/A filed on March 7, 2024, BlackRock, Inc., a Delaware corporation, 50 Hudson Yards, New York, New York 10001, has sole power to vote 54,168,745 shares and sole power to dispose or direct the disposition of 58,561,851 shares.

(3)

According to a Schedule 13G/A filed on February 13, 2024, Dodge & Cox, a California corporation, 555 California Street, 40th Floor, San Francisco, CA 94104, has sole power to vote 35,262,910 shares, sole power to dispose or direct disposition of 37,620,210 shares, shared power to vote 0 shares, and shared power to dispose of 0 shares.

109 FIS GLOBAL

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding beneficial ownership of our common stock as of April 8, 2024 by:

•	each director and nominee for director;
•	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC; and
•	all of our current executive officers and directors as a group.

The information is not necessarily indicative of beneficial ownership for any other purpose.

Name	Number of shares owned(1)	Number of options(2)	Total	Percent of total outstanding

Lee Adrean	15,623	0	15,623	*

Ellen R. Alemany(3)	48,078	0	48,078	*

Mark D. Benjamin	4,869	0	4,869	*

Vijay D’Silva	8,729	0	8,729	*

Stephanie L. Ferris	103,573	227,825	331,398	*

Ido Gileadi(4)	61,388	102,981	164,369	*

Jeffrey A. Goldstein	8,277	0	8,277	*

Erik D. Hoag(5)	26,568	74,814	101,382	*

Lisa A. Hook	7,897	0	7,897	*

James Kehoe	0	0	0	*

Kenneth T. Lamneck(6)	8,765	0	8,765	*

Gary L. Lauer	14,515	0	14,515	*

Louise M. Parent	8,326	5,023	13,349	*

Brian T. Shea(7)	9,757	0	9,757	*

James B. Stallings Jr.	21,585	0	21,585	*

Caroline Tsai	10,141	74,376	84,517	*

L. Denise Williams	40,705	120,526	161,231	*

Directors and Officers (19 persons)(8)	439,325	675,116	1,114,441	*
*	Represents less than 1% of our common stock.
(1)

Includes time-based restricted stock units (RSUs) granted in 2023 that vest within 60 days after April 8, 2024. Does not include RSUs deferred under the director deferral plan for each director as follows: 2,139 shares for Ms. Alemany, 11,232 shares for Mr. Goldstein, 9,004 shares for Ms. Hook, 9,004 shares for Mr. Lauer, 7,547 shares for Ms. Parent and 9,004 shares for Mr. Shea.

(2)	Represents shares that are subject to stock options that are exercisable on April 8, 2024 or become exercisable within 60 days after April 8, 2024.
(3)	Included in the amount are 44,224 shares held in trust.
(4)

Mr. Gileadi ceased serving as Chief Operating Officer on December 31, 2023 and remained an employee until February 29, 2024, but is listed pursuant to the rules of the SEC related to named executive officers.

(5)

Mr. Hoag left the position of Chief Financial Officer of the Company effective August 21, 2023 in connection with the Company’s appointment of James Kehoe as Chief Financial Officer but continued to be employed by the Company as a non-executive officer, but is listed pursuant to the rules of the SEC related to named executive officers.

(6)	Included in the amount are 2,246 shares held in trust.
(7)	Included in this amount are 1,050 shares held in custodial accounts for children.
(8)

None of the shares held by the current Directors and Officers have been pledged. Officers include current Executive Officers who are listed pursuant to the rules of the SEC relating to named executive officers.

2024 Proxy Statement 110

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2023 about our common stock that may be issued under our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)

Equity compensation plans approved by security holders	10,560,825		$96.65	23,679,888

Equity compensation plan not approved by security holders	3,814,004	(4)	$108.81	0

Total	14,374,829		$100.20	23,679,888

(1)	Reflects the following outstanding equity-based awards:

•	8,409,158 stock options;
•	3,744,603 restricted stock units; and
•	2,221,068 performance stock units.

(2)	Weighted-average exercise price excludes restricted stock, restricted stock units, performance shares and performance stock units, as they do not have exercise prices.

(3)

As of December 31, 2023, in addition to being available for issuance pursuant to the exercise of options, warrants or rights, the 23,679,888 shares under the Fidelity National Information Services, Inc. 2022 Omnibus Incentive Plan, which we refer to as the 2022 Omnibus Plan, were also available for issuance in the form of restricted stock, restricted stock units, performance shares, performance stock units, or other stock-based awards.

(4)

Includes 2,205,311 outstanding stock options, restricted stock units and target performance stock units that were granted with respect to shares that were added to the Company’s existing omnibus incentive plan in connection with the SunGard acquisition in 2015 and 1,608,693 outstanding stock options, restricted stock units and target performance stock units that were granted with respect to shares that were added to the Company’s existing omnibus incentive plan in connection with the Worldpay acquisition in 2019. In accordance with New York Stock Exchange rules, no shareholder approval was required for the listing of these shares. No further shares that were assumed from the SunGard and Worldpay plans are available to grant.

111 FIS GLOBAL

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the SEC. The Company is required to report in this proxy statement any failure of its directors and executive officers to file by the relevant due date any reports required to be filed pursuant to Section 16 during fiscal year 2023. To the Company’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2023, no director or executive officer of FIS failed to file reports required by Section 16(a) on a timely basis, except for one late Form 4 filing for Jeffrey E. Stiefler, a former director, filed in February 2023 to report Mr. Stiefler’s purchase of shares as part of a concurrent and coordinated open market purchase of shares made by members of the FIS Board of Directors.

Shareholder Nominations for Board Membership and Other Proposals

A shareholder wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2025 must comply with Section 1.12 (Shareholder Proposals and Nominations) or Section 2.12 (Proxy Access) of our Bylaws. Section 1.12 requires notice to FIS no later than December 28, 2024, accompanied by the information required by Section 1.12. Section 2.12(b) requires notice to FIS no earlier than November 28, 2024, and no later than December 28, 2024, accompanied by the information required by Section 2.12. If the date of the Annual Meeting of Shareholders to be held in 2025 is changed to a date more than 30 days earlier or later than June 5, 2025, shareholders wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2025 must comply with the notice deadlines as calculated in Section 1.12(d) and 2.12(b).

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended. Such notice must be provided to the Corporate Secretary of the Company at 347 Riverside Avenue, Jacksonville, Florida 32202, no earlier than November 28, 2024, and no later than December 28, 2024, assuming that the 2024 Annual Meeting of Shareholders is held on schedule.

Any other proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2025 pursuant to Rule 14a-8 must be received by the Company no later than December 28, 2024. Any proposal that a shareholder wishes to bring before the 2025 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 28, 2024. All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s Bylaws, which require, among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to the Corporate Secretary of the Company at 347 Riverside Avenue, Jacksonville, Florida 32202. The persons designated by us as proxies in connection with the Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

2024 Proxy Statement 112

SHAREHOLDER RECOMMENDATIONS FOR BOARD MEMBERSHIP

The Board of Directors has adopted a policy with respect to the consideration of director candidates recommended by shareholders. A candidate submission from a shareholder will be considered at any time if the following information is submitted to the Corporate Secretary of the Company:

•	The recommending shareholder’s name and address, together with the number of shares, length of period held and proof of ownership;

•	Name, age and address of candidate;

•	Detailed resume of candidate, including education, occupation, employment and other current commitments;

•	Description of arrangements or understandings between the recommending shareholder and the candidate;

•	Statement describing the candidate’s reasons for seeking election to the Board and documenting the candidate’s satisfaction of qualifications articulated by the Board;

•	A signed statement from the candidate, confirming willingness to serve and lack of conflict of interest with the Company; and

•

If the recommending shareholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination.

The Corporate Secretary will promptly forward complying nominee recommendation submissions to the Chair of the Corporate Governance, Nominating and Sustainability Committee. The Corporate Governance, Nominating and Sustainability Committee will apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources.

In addition, nominations of individuals for election to our Board at any meeting of shareholders at which directors are to be elected may be made by any of our shareholders entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 1.12 or Section 2.12 of our Bylaws. Section 2.12, adopted by our Board in January 2017, sets the Proxy Access rights of our shareholders. It provides that a shareholder, or a group of up to twenty (20) shareholders, who have held at least 3% of the total outstanding shares of the Company continuously for three years or more may nominate and include in our proxy materials up to the greater of two (2) directors or twenty percent (20%) of the current Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Section 2.12. For information regarding the deadlines for submitting nomination notices pursuant to Section 1.12 or Section 2.12 of our Bylaws, see “Shareholder Nominations for Board Membership and Other Proposals” on page 112 of this proxy statement.

113 FIS GLOBAL

Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

Available Information

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (except for certain exhibits thereto), including our audited financial statements, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Information Services, Inc., 347 Riverside Avenue, Jacksonville, Florida 32202, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing us for our expenses in supplying any exhibit.

2024 Proxy Statement 114

Frequently Asked Questions

Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to ensure that your shares will be represented.

Why did I receive these materials?

We are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials, which include this proxy statement, a proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2023, because you were a shareholder of the Company at the close of business on April 8, 2024 (the “record date”); therefore, you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting and the voting process, as well as information about the Company’s directors and executive officers.

Why did I receive a one-page notice (the “E-Proxy Notice’’) in the mail regarding the Internet availability of proxy materials, instead of a full printed set of proxy materials?

As permitted by SEC rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we generally furnish proxy materials via the Internet. Unless you have previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) and will not receive a printed copy of the proxy materials or the annual report to stockholders, unless you specifically request them. The E-Proxy Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders, online.

Instructions for requesting printed proxy materials are included in the E-Proxy Notice. E-Proxy Notices are distributed by mail, unless you previously signed up to receive your proxy materials electronically, in which case it will be sent to the last email address you provided to us. If you previously notified us of your election to receive all proxy materials in printed format, then we will send you a full set of printed proxy materials, including our annual report to stockholders, rather than an E-Proxy Notice. E-Proxy Notices or full sets of printed proxy materials will be distributed on or about April 26, 2024.

If you previously elected to receive your proxy materials in printed format, but would like to receive an E-Proxy Notice and use the Internet to access proxy materials in the future, please visit www.proxyvote.com and click on “Delivery Settings.” This would significantly reduce our printing and postage costs and eliminate bulky paper documents from your personal files.

WHO IS ENTITLED TO VOTE?

All record holders of FIS common stock as of the close of business on April 8, 2024, are entitled to vote. On that day, 561,512,663 shares were issued, outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

115 FIS GLOBAL

WHAT SHARES ARE COVERED BY THE PROXY CARD?

The proxy card covers all shares held by you of record, that is, all shares registered in your name.

WHAT IF I AM A BENEFICIAL HOLDER RATHER THAN AN OWNER OF RECORD?

If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

HOW DO I VOTE?

1.	In person at the annual meeting. All shareholders of record may vote in person at the annual meeting by bringing the enclosed proxy card and proof of identification; or

2.	By proxy. There are three ways to vote by proxy:

a.	by internet, using a unique password printed on your proxy card and following the instructions on the proxy card;

b.	by mail, using the enclosed proxy card and return envelope; or

c.	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting, please vote by proxy to ensure that your shares will be represented.

WHAT DOES IT MEAN TO VOTE BY PROXY?

It means that you authorize someone else to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Chief Financial Officer and Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the Board for such proposal.

WHAT HAPPENS IF OTHER MATTERS ARE RAISED AT THE MEETING?

Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in the corporate Bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

2024 Proxy Statement 116

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If you submit your proxy and later wish to revoke it, you may do so by doing one of the following:

(i)	giving written notice to the Corporate Secretary prior to the annual meeting;

(ii)	timely submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or

(iii)	casting a ballot in person at the annual meeting.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

The following votes must be received:

For Proposal No. 1, regarding the election of directors, to be elected, each of the director nominees named in this proxy statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for election or re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a

“holdover” director. However, pursuant to FIS’ Majority Voting Policy, in that situation, our Corporate Governance, Nominating and Sustainability Committee would promptly make a recommendation to the Board about whether to accept or reject the resignation of the “holdover” director and the Board would then take action on the recommendation no later than 180 days following the date of the election.

For Proposal No. 2, regarding a non-binding advisory vote on the compensation paid to our named executive officers, under Georgia law, the action will be approved (on a non-binding advisory basis) if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

For Proposal No. 3, regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, under Georgia law the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

WHAT CONSTITUTES A QUORUM?

A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented either in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

WHAT ARE BROKER NON-VOTES AND WHAT EFFECT WILL THEY HAVE?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees

117 FIS GLOBAL

may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the independent registered public accounting firm (Proposal No. 3). On non-routine matters, such as Proposals No. 1 and 2, nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” Accordingly, with respect to Proposals No. 1 and 2, broker non-votes will not affect the outcome of the vote. Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

WHAT EFFECT DOES AN ABSTENTION HAVE?

With respect to each proposal, abstentions will not be included in vote totals and will not affect the outcome of the vote.

WHO PAYS THE COST OF SOLICITING PROXIES?

The Company pays the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, email or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson LLC to assist in the solicitation of proxies for an estimated fee of $19,000, plus reimbursement of expenses.

WHAT IF I SHARE A HOUSEHOLD WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or proxy statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 43006, Providence, RI 02940-3006; or by telephone: (800) 568-3476). If you participate in householding and wish to receive a separate copy of the 2023 Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or proxy statements, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the Annual Report to shareholders, or proxy statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

The Annual Report is also available on the Investor Relations page of our website at www.fisglobal.com or on the SEC’s website at www.sec.gov/edgar. The content on our website does not constitute a part of this proxy statement.

2024 Proxy Statement 118

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the sale of a majority stake in the Merchant Solutions business or any agreements or arrangements entered into in connection with such transaction, the expected financial and operational results of the Company, and expectations regarding the Company’s business or organization after the separation of Worldpay. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or outlook, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•

changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified or expanded international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

•

the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;

•	the risks of doing business internationally;

•

the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•

the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•

the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

•

the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

119 FIS GLOBAL

•	failures to adapt our solutions to changes in technology or in the marketplace;

•

internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•

the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the risk that partners and third parties may fail to satisfy their legal obligations to us;

•	risks associated with managing pension cost, cybersecurity issues, IT outages and data privacy;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•

risks associated with the expected benefits and costs of the separation of the Worldpay Merchant Solutions business, including the risk that the expected benefits of the transaction or any contingent purchase price will not be realized within the expected timeframe, in full or at all, or that dis-synergies may be greater than anticipated;

•

the risk that the costs of restructuring transactions and other costs incurred in connection with the separation of the Worldpay business will exceed our estimates or otherwise adversely affect our business or operations;

•	the impact of the separation of Worldpay on our businesses, including the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties;

•	the risk that the earnings from our minority stake in the Worldpay business will be less than we anticipate;

•	the risk that policies and resulting actions of the current administration in the U.S. may result in additional regulations and executive orders, as well as additional regulatory and tax costs;

•

competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by bad actors; and

•

other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, in our quarterly reports on Form 10-Q, in our current reports on Form 8-K and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

2024 Proxy Statement 120

888.323.0310

moreinformation@fisglobal.com

www.fisglobal.com

©2024 FIS FIS® and any associated brand names/logos are the

trademarks of FIS and/or its affiliates. All other trademarks are the property of their respective owners.

FIDELITY NATIONAL INFORMATION SERVICES, INC. 347 RIVERSIDE AVENUE JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V47416-P04718 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

The Board of Directors recommends you vote FOR the election of each director nominee in proposal 1.

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Lee Adrean	☐	☐	☐

1b. Mark D. Benjamin	☐	☐	☐

1c. Stephanie L. Ferris	☐	☐	☐

1d. Jeffrey A. Goldstein	☐	☐	☐

1e. Lisa A. Hook	☐	☐	☐

1f. Kenneth T. Lamneck	☐	☐	☐

1g. Gary L. Lauer	☐	☐	☐

1h. James B. Stallings, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2 and 3.	For	Against	Abstain

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V47417-P04718

FIDELITY NATIONAL INFORMATION SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2024

The undersigned hereby appoints Stephanie L. Ferris, James Kehoe and Gerald W. Clanton, and each of them, as Proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Information Services, Inc. held of record by the undersigned as of April 8, 2024 at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time at 347 Riverside Avenue, Jacksonville, FL 32202 on June 5, 2024, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side